Exhibit 10.1
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with the Securities and Exchange Commission.
Asterisks denote omissions.

LOAN AGREEMENT
Dated as of December 4, 2017
between
LEXICON PHARMACEUTICALS, INC.
(as Borrower),
the GUARANTOR SUBSIDIARIES from time to time party hereto,
(as Guarantors),
BIOPHARMA CREDIT PLC
(as Collateral Agent and a Lender)
and
BIOPHARMA CREDIT INVESTMENTS IV SUB LP
(as a Lender)

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

TABLE OF CONTENTS
1.    ACCOUNTING AND OTHER TERMS    1

2.    LOANS AND TERMS OF PAYMENT    1
2.1    Promise to Pay    1
2.2    Term Loans    1
2.3    Payment of Interest on the Credit Extensions    3
2.4    Expenses    4
2.5    Requirements of Law; Increased Costs    4
2.6    Taxes; Withholding, etc.    5
2.7    Additional Consideration    8
2.8    Evidence of Debt; Register; Lender’s Books and Records; Term Loan
Notes    8

3.    CONDITIONS OF TERM LOANS    9
3.1    Conditions Precedent to Effective Date    9
3.2    Conditions Precedent to Tranche A Loan and Tranche B Loan    10
3.3    Additional Conditions Precedent to Term Loans    11
3.4    Covenant to Deliver    12
3.5    Procedures for Borrowing    12

4.    REPRESENTATIONS AND WARRANTIES    12
4.1    Due Organization, Power and Authority    12
4.2    Equity Interests    13
4.3    Authorization; No Conflict; Material Contracts    13
4.4    Government Consents; Third Party Consents    14
4.5    Binding Obligation    14
4.6    Collateral    14
4.7    Adverse Proceedings, Compliance with Laws    18
4.8    Exchange Act Documents; Financial Statements; Financial
Condition; No Material Adverse Change; Books and Records    19
4.9    Solvency    19
4.10    Payment of Taxes    20
4.11    Environmental Matters    20
4.12    Regulatory Compliance    20
4.13    Margin Stock    21
4.14    Subsidiaries    21
4.15    Employee Matters    21
4.16    Use of Proceeds    21
4.17    Full Disclosure    22
4.18    FCPA; Patriot Act; OFAC    22
4.19    Insurance Contracts    23
4.20    Health Care Matters    23
4.21    Regulatory Approvals    25
4.22    Supply and Manufacturing    26

i

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4.23    Additional Representations and Warranties    27

5.    AFFIRMATIVE COVENANTS    27
5.1    Maintenance of Existence    27
5.2    Financial Statements, Reports, Certificates    28
5.3    Inventory; Maintenance of Properties    31
5.4    Taxes    31
5.5    Insurance    31
5.6    Operating Accounts    31
5.7    Compliance with Laws    32
5.8    Protection of Intellectual Property Rights    32
5.9    Books and Records    33
5.10    Access to Collateral; Audits    33
5.11    Use of Proceeds    34
5.12    Environmental Disclosure    34
5.13    Further Assurances    35
5.14    Additional Collateral; Guarantors    35
5.15    Formation or Acquisition of Subsidiaries    36
5.16    Post-Closing Requirements    36

6.    NEGATIVE COVENANTS    37
6.1    Dispositions    37
6.2    Fundamental Changes    37
6.3    Mergers, Liquidations or Dissolutions    38
6.4    Indebtedness    39
6.5    Encumbrance    39
6.6    No Further Negative Pledges; Negative Pledge    39
6.7    Maintenance of Collateral Accounts    41
6.8    Distributions; Investments    41
6.9    Restrictions on Subsidiary Distributions    43
6.10    Transactions with Affiliates    45
6.11    Subordinated Debt; Existing Notes    46
6.12    Amendments or Waivers of Organizational Documents    46
6.13    Fiscal Year    46
6.14    Compliance    46
6.15    Compliance with Anti-Terrorism Laws    47
6.16    Amendments or Waivers of Current Company IP Agreements and
Material Contracts    47

7.    EVENTS OF DEFAULT    48
7.1    Payment Default    48
7.2    Covenant Default    48
7.3    Material Adverse Change    48
7.4    Insolvency    48
7.5    Other Agreements    49

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7.6    Judgments; Attachment; Levy; Restraint on Business    49
7.7    Misrepresentations    50
7.8    Loan Documents; Collateral    50
7.9    Subordinated Debt    50
7.10    Change of Control    50
7.11    ERISA Event    50

8.    RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT    50
8.1    Rights and Remedies    50
8.2    Application of Payments and Proceeds Upon Default    52
8.3    Protective Advances    52
8.4    Power of Attorney    52
8.5    Collateral Agent’s Liability for Collateral    53
8.6    No Waiver; Remedies Cumulative    53
8.7    Demand Waiver; Makewhole Amount; Prepayment Premium    53

9.    NOTICES.    54

10.    CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER    56

11.    GENERAL PROVISIONS    56
11.1    Successors and Assigns    56
11.2    Indemnification; Costs and Expenses    57
11.3    Severability of Provisions    58
11.4    Correction of Loan Documents    58
11.5    Amendments in Writing; Integration    59
11.6    Counterparts    59
11.7    Survival    59
11.8    Confidentiality    59
11.9    Right of Set-Off    60
11.10    Marshalling; Payments Set Aside    60
11.11    Electronic Execution of Documents    60
11.12    Captions    61
11.13    Construction of Agreement    61
11.14    Third Parties    61
11.15    No Advisory or Fiduciary Duty    61

12.    COLLATERAL AGENT    62
12.1    Appointment and Authority    62
12.2    Rights as a Lender    62
12.3    Exculpatory Provisions    62
12.4    Reliance by Collateral Agent    63
12.5    Delegation of Duties    63
12.6    Resignation of Collateral Agent    63
12.7    Non-Reliance on Collateral Agent and Other Lenders    64

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12.8    Collateral and Guaranty Matters    64
12.9    Reimbursement by Lenders    65
12.10    Notices and Items to Lenders    66

13.    DEFINITIONS    66
13.1    Definitions    66

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LOAN AGREEMENT
THIS LOAN AGREEMENT (this “Agreement”), dated as of December 4, 2017 by and among LEXICON PHARMACEUTICALS, INC. (f/k/a Lexicon Genetics Incorporated), a Delaware corporation (as “Borrower”), the GUARANTOR SUBSIDIARIES from time to time party hereto, as Guarantors, BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales (as “Collateral Agent” and a “Lender”) and BIOPHARMA CREDIT INVESTMENTS IV SUB LP, a Cayman Islands limited partnership (as a “Lender”), provides the terms on which each Lender shall make, and Borrower shall repay, the Credit Extensions (as hereinafter defined). The parties hereto agree as follows:
1.ACCOUNTING AND OTHER TERMS
Except as otherwise expressly provided herein, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in conformity with Applicable Accounting Standards. Calculations and determinations must be made following Applicable Accounting Standards. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by Borrower (including any change in Applicable Accounting Standards that would require leases that would be classified as operating leases under Applicable Accounting Standards on the Effective Date to be reclassified as capital leases) shall be given effect for purposes of measuring compliance with any provision of Section 6 unless Borrower and the Collateral Agent agree to modify such provisions of Section 6 to reflect such changes in Applicable Accounting Standards and such provisions are so modified, in which case all financial statements, Compliance Certificates and similar documents provided hereunder shall, solely with respect to the first delivery after such change, be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in Applicable Accounting Standards. Capitalized terms defined in this Agreement shall have the meanings set forth in Section 13, unless otherwise indicated herein.
2.LOANS AND TERMS OF PAYMENT
2.1    Promise to Pay.
Borrower hereby unconditionally promises to pay Lenders, the outstanding principal amount of the Term Loans advanced to Borrower by Lenders and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.
2.2    Term Loans.
(a)Availability. Subject to the terms and conditions of this Agreement (including Sections 3.1, 3.2, 3.3 and 3.5, as applicable):
(i)Tranche A Loan. Each Lender severally agrees to make a term loan to Borrower on the Tranche A Closing Date (collectively, the “Tranche A Loan”) in a principal amount equal to such Lender’s Tranche A Commitment; and

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(ii)Tranche B Loan. At Borrower’s option, each Lender severally agrees to make a term loan to Borrower on the Tranche B Closing Date (collectively, the “Tranche B Loan”) in a principal amount equal to such Lender’s Tranche B Commitment.
No portion of a Term Loan may be re-borrowed once repaid.
(b)Repayment. The Term Loans, including all unpaid principal thereunder, are due and payable in full on the Term Loan Maturity Date. The Term Loans may be prepaid only in accordance with Section 2.2(c), except as provided in Section 8.1.
(c)Prepayment of Term Loans.
(i)Borrower shall have the option, at any time after the Tranche A Closing Date, to prepay, in whole and not in part, the Term Loans advanced by Lenders under this Agreement, provided that (A) Borrower shall provide written notice to the Collateral Agent of its election (which shall be irrevocable unless (i) the written notice with respect to such prepayment states that such prepayment is conditioned upon the consummation of a particular transaction or set of transactions and such transaction or transactions are not consummated or are otherwise delayed or (ii) the Collateral Agent otherwise consents in writing) to prepay all of the Term Loans, which such notice shall include the amount of the Tranche A Loan and the amount of the Tranche B Loan to be prepaid, at least five (5) Business Days prior to such prepayment and (B) such prepayment shall be accompanied by any and all accrued and unpaid interest on the principal amount to be prepaid to the date of prepayment and any amounts payable pursuant to Section 2.2(e) or Section 2.2(f) (as applicable) and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents. The Collateral Agent will promptly notify each Lender of its receipt of each such notice, and the amount of such Lender’s Applicable Percentage of such prepayment.
(ii)Upon a Change of Control, Borrower shall promptly, and in any event no later than ten (10) days after the consummation of such Change of Control, notify the Collateral Agent in writing of the occurrence of a Change of Control, which notice shall include reasonable detail as to the nature, timing and other circumstances of such Change of Control (such notice, a “Change of Control Notice”). Borrower shall prepay the Term Loans in full, no later than ten (10) Business Days after delivery to Lender of the Change of Control Notice, in an amount equal to (A) the sum of all unpaid principal and any and all accrued and unpaid interest with respect to the Term Loans, and (B) such prepayment shall be accompanied by any amounts payable pursuant to Section 2.2(e) or Section 2.2(f) (as applicable) and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents. The Collateral Agent will promptly notify each Lender of its receipt of the Change of Control Notice, and the amount of such Lender’s Applicable Percentage of such prepayment.
(iii)Upon a non-ordinary course Transfer permitted under Section 6.1(f) with respect to which any Credit Party receives net cash proceeds, individually or when aggregated with any other such Transfers, in excess of $10,000,000, Borrower shall promptly

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, and in any event no later than ten (10) days after the consummation of such Transfer, notify the Collateral Agent in writing of the occurrence of such Transfer, which notice shall include reasonable detail as to the nature, timing and other circumstances of such Transfer (such notice, a “Non-Ordinary Course Transfer Notice”). Borrower shall prepay the Term Loans, in whole or in part, no later than ten (10) Business Days after delivery to the Collateral Agent of the Non-Ordinary Course Transfer Notice, in an amount equal to the sum of all net cash proceeds of such Transfer or Transfers (as the case may be); provided that such net cash proceeds shall be applied to any amounts payable pursuant to Section 2.2(e) or Section 2.2(f) (as applicable) and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents in accordance with clause (d) below. The Collateral Agent will promptly notify each Lender of its receipt of a Non-Ordinary Course Transfer Notice, and the amount of such Lender’s Applicable Percentage of such prepayment.
(d)Prepayment Application. Any prepayment of the Term Loans pursuant to Section 2.2(c) (together with the accompanying Makewhole Amount or Prepayment Premium that is payable pursuant to Section 2.2(e) or Section 2.2(f), as applicable) shall be paid to Lenders in accordance with their respective Applicable Percentages for application to the Obligations in the following order: (i) first, to due and unpaid Lender Expenses, (ii) second, to accrued and unpaid interest at the Default Rate (as applicable), (iii) third, to accrued and unpaid interest at the non-Default Rate, (iv) fourth, to the Prepayment Premium, if applicable, (v) fifth, to the Makewhole Amount, if applicable, (vi) sixth, to the outstanding principal amount of the Term Loans being prepaid and (vii) seventh, to any remaining Obligations then due and payable under this Agreement. For the avoidance of doubt, to the extent there is any surplus after Payment in Full, such surplus shall be retained by Borrower (or returned by the Lenders to the Borrower, as the case may be) and shall not be payable hereunder, and to the extent such prepayment is not sufficient for Payment in Full, any deficiency shall continue to constitute Obligations hereunder.
(e)Makewhole Amount. Any prepayment of the Term Loans by Borrower (i) pursuant to Section 2.2(c) or (ii) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a) occurring prior to the 36th-month anniversary of the Tranche A Closing Date shall, in any such case, be accompanied by payment of an amount equal to the Makewhole Amount.
(f)Prepayment Premium. Any prepayment of the Term Loans by Borrower (i) pursuant to Section 2.2(c) or (ii) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a) shall, in any such case, be accompanied by payment of an amount equal to the Prepayment Premium.
2.3    Payment of Interest on the Credit Extensions.
(a)    Interest Rate.
(i)Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a per annum rate (which rate shall be fixed for the duration

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of each Term Loan) equal to nine percent (9.00%) per annum, which interest shall be payable quarterly in arrears in accordance with this Section 2.3.
(ii)Interest shall accrue on each Term Loan commencing on, and including, the day on which such Term Loan is made, and shall not accrue on such Term Loan, or any portion thereof, for the day on which such Term Loan or such portion is paid.
(b)    Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default (and without notice to Borrower or demand by the Collateral Agent or any Lender for payment thereof), the Obligations shall bear interest at a rate per annum which is [**] percentage points ([**]%) above the rate that is otherwise applicable thereto (the “Default Rate”), and such interest shall be payable entirely in cash on demand of the Collateral Agent or any Lender. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Collateral Agent or any Lender.
(c)    360-Day Year. Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed.
(d)    Payments. Except as otherwise expressly provided herein, all payments of the Term Loans by Borrower hereunder shall be made to such bank account of each Lender as such Lender (or the Collateral Agent on its behalf) may designate by notice from time to time to Borrower on the dates and at the times specified herein. Interest is payable quarterly on each Payment Date. Payments of principal or interest received after 2:00 p.m. on any Payment Date are considered received at the opening of business on the next Business Day. When any payment is due on a Payment Date that falls on a day that is not a Business Day, such payment is due on the next Business Day thereafter and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.
2.4    Expenses. Borrower shall pay to each Lender and the Collateral Agent, as applicable, all of such Person’s Lender Expenses incurred through and after the Effective Date as provided in Section 3.2) and otherwise promptly, and in no event later than ten (10) Business Days after receipt of a written demand therefor by such Lender or the Collateral Agent (with, in a case of a demand by any Lender, a copy of such demand to the Collateral Agent) setting forth in reasonable detail such Person’s Lender Expenses.
2.5    Requirements of Law; Increased Costs. In the event that any applicable Change in Law:
(a)    does or shall subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or the Term Loans made hereunder (except, in each case, Indemnified Taxes, Taxes described in clause (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes);

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(b)    does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any Lender; or
(c)    does or shall impose on any Lender any other condition (other than Taxes); and the result of any of the foregoing is to increase the cost to such Lender (as determined by such Lender in good faith using calculation methods customary in the industry) of making, renewing or maintaining the Term Loans or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender, then, in any such case, Borrower shall promptly pay to the applicable Lender, upon its receipt of the certificate described below, any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable or rate of return as reasonably determined by such Lender with respect to this Agreement or the Term Loans made hereunder. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.5, it shall promptly notify Borrower in writing of the event by reason of which it has become so entitled (with a copy of such notice to the Collateral Agent), and a certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by such Lender to Borrower (with a copy of such certificate to the Collateral Agent) shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and Payment in Full. Failure or delay on the part of any Lender to demand compensation for any increased costs, reduction in amounts received or receivable, or reduction in return on capital under this Section 2.5 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be under any obligation to compensate such Lender under this Section 2.5 with respect to any such amounts arising in any period for which notice is not delivered within 180 days; provided, however, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period.
2.6    Taxes; Withholding, etc.
(a)    All sums payable by any Credit Party hereunder and under the other Loan Documents shall (except to the extent required by Requirements of Law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority. In addition, Borrower agrees to pay, and shall indemnify and hold each Lender harmless from, Other Taxes in accordance with clause (b) below and if paid by Borrower directly to such Governmental Authority, Borrower shall furnish to each Lender (as applicable, with a copy to the Collateral Agent) the original or certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to the Lenders promptly following the date of such payment.
(b)    If any Credit Party or any other Person is required by Requirements of Law to make any deduction or withholding on account of any Tax from any sum paid or payable by any Credit Party to any Lender under any of the Loan Documents: (i) Borrower shall notify such Lender in writing (with a copy to the Collateral Agent) of any such requirement or change in any such

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requirement promptly after Borrower becomes aware of it; (ii) Borrower shall make any such withholding or deduction; (iii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Lender, as the case may be) on behalf of and in the name of such Lender in accordance with applicable Law; (iv) if the Tax is an Indemnified Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment of Indemnified Tax is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any deductions for Indemnified Taxes applicable to additional sums payable under this Section 2.6(b)), such Lender receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment of Indemnified Tax been required or made; and (v) as soon as practicable Borrower shall deliver to such Lender (with a copy to the Collateral Agent) evidence reasonably satisfactory to such Lender of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other Governmental Authority. Borrower shall indemnify each Lender for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6(b)) paid by such Lender and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Any indemnification payment pursuant to this Section 2.6 shall be made to the applicable Lender within thirty (30) days from written demand therefor.
(c)    If any Lender is organized under the laws of the United States of America or any state thereof, such Lender shall deliver to Borrower two (2) properly completed and duly executed copies of Internal Revenue Service Form W-9. If any Lender is not a “United States person” (as such term is defined in Section 7701(a)(30) of the IRC) for U.S. federal income Tax purposes, such Lender shall deliver, and shall cause each applicable assignee thereof to deliver, to Borrower, on or prior to, the Tranche A Closing Date and, the date on which a Lender Transfer occurs, as applicable, and at such other times as may be necessary in the determination of Borrower (in the reasonable exercise of its discretion), two (2) properly completed and duly executed copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (along with Form W-9, W-8BEN-E or W-8BEN for each beneficial owner that will receive, directly or indirectly, a payment of principal, interest, fees or other amounts payable under any of the Loan Documents), or any successor forms, and such other documentation required under the IRC and reasonably requested by Borrower to establish the appropriate amount of any deduction or withholding of United States federal Tax, if any, with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents, including any such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA. If any Lender is required to deliver any forms, statements, certificates or other evidence with respect to United States federal Tax or backup withholding matters pursuant to this Section 2.6(c), such Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time, change in circumstances or law, or additional guidance by a Governmental Authority renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, to promptly deliver to Borrower two (2) new original copies of Internal Revenue Service Form W-8BEN, W-8BEN-E W-8ECI, W-9 or W-8IMY (along with Internal Revenue Service Forms W-9, W-8BEN-E or

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W-8BEN for each beneficial owner for whom it expects to receive a payment), or any successor form, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the IRC and reasonably requested by Borrower to confirm or establish the extent to which such Lender is or is not subject to deduction, backup withholding or withholding of United States federal Tax with respect to payments to such Lender under the Loan Documents, or notify Borrower of its inability under Requirements of Law to deliver any such forms, certificates or other evidence. If any Lender is claiming an exemption from United States withholding Tax pursuant to the “portfolio interest exemption”, it shall provide Borrower with the applicable Internal Revenue Service Form W-8 and a certificate as reasonably requested by Borrower certifying such Lender’s entitlement thereto. Borrower shall not be required to pay any additional amount to any Lender under Section 2.6(b)(iii) if such Lender shall have failed (1) to timely deliver to Borrower the forms, certificates or other evidence referred to in this Section 2.6(c) (each of which shall be complete, accurate and duly executed), or (2) to notify Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided that, if such Lender shall have satisfied the requirements of the first sentence or the second sentence of this Section 2.6(c), as applicable, on the Tranche A Closing Date (or on the date such Lender initially acquires an interest in a Term Loan), nothing in this last sentence of this Section 2.6(c) shall relieve Borrower of its obligations to pay the applicable Lender any additional amounts pursuant to this Section 2.6 in the event that, solely as a result of any change in any Requirements of Law or any change in the interpretation, administration or application thereof by any applicable Governmental Authority, such Lender is no longer legally entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein and in the forms, certificates or other evidence initially provided by such Lender.
(d)    If any party hereto determines that it has received a refund of any Taxes or a credit or offset for any Taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the indemnifying party an amount equal to such refund, credit or offset (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (d) in the event that such indemnified party is required to repay, credit or offset such refund to such Governmental Authority and the requirement to repay such refund to such Governmental Authority is not due to the indemnified party’s failure to timely provide complete and accurate Internal Revenue Service forms and other documentation required pursuant to Section 2.6(c) or Section 2.8. Notwithstanding anything to the contrary in this clause (d), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (d) if the payment of such amount would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This clause (d) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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2.7    Additional Consideration. As additional consideration for the obligation to make the Term Loans and the making of one or both of the Term Loans, (a) on the Tranche A Closing Date, Borrower shall pay to each Lender an amount equal to such Lender’s Applicable Percentage of [**] Dollars ($[**]), and (ii) on the Tranche B Closing Date, Borrower shall pay to each Lender an amount equal to such Lender’s Applicable Percentage of [**] Dollars ($[**]) (collectively, the “Additional Consideration”). The Additional Consideration shall be fully earned when paid and shall not be refundable for any reason whatsoever, and such Additional Consideration shall be treated as original issue discount for U.S. federal income tax purposes.
2.8    Evidence of Debt; Register; Lender’s Books and Records; Term Loan Notes.
(a)    Lenders’ Evidence of Debt; Register. Notwithstanding anything herein to the contrary, Borrower hereby designates the Collateral Agent to serve as Borrower’s agent solely for purposes of maintaining at all times at the Collateral Agent’s principal office a “book entry system” as described in IRC Treasury Regulation Section 5f.103-1(c)(1)(ii) that identifies each beneficial owner that is entitled to a payment of principal and stated interest on the Term Loans (the “Register”) so that each Term Loan is at all times in “registered form” as described in IRC Treasury Regulations Section 5f.103-1(c). The Collateral Agent is hereby authorized by Borrower to record in the manual or data processing records of the Collateral Agent, the date and amount of each advance and the amount of the outstanding Obligations and the date and amount of each repayment of principal and each payment of interest or otherwise on account of the Obligations. Absent manifest error, such records of the Collateral Agent shall be conclusive as to the outstanding principal amount of the total outstanding Obligations, and the payment of interest, principal and other sums due hereunder; provided, however, that the failure of the Collateral Agent to make any such record entry with respect to any payment shall not limit or otherwise affect the obligations of Borrower under the Loan Documents. Each Term Loan: (i) shall, pursuant to this clause (a), be also registered as to both principal and any stated interest with Borrower or its agent, and (ii) may be transferred by any Lender only by (1) surrender of the Note(s) issued to such Lender and either (x) the reissuance by Borrower of such Note(s) to the new Lender or (y) the issuance by Borrower of one or more new Note(s) to the new Lender, or (2) confirmation with Borrower that the right to the principal and stated interest on such Term Loan is maintained through the book entry system kept by the Collateral Agent. Each Lender, severally and not jointly, represents that any interest that may become due and owing under this Agreement qualifies for the portfolio interest exception from withholding on interest payments pursuant to IRC Sections 871(h) and 881(c).
(b)    Term Loan Notes. Borrower shall execute and deliver to each Lender (or, if applicable, to any Person who is an assignee of such Lender pursuant to Section 11.1 hereof) to evidence such Lender’s Term Loan(s) (i) on the Tranche A Closing Date, the Tranche A Note, and (ii) on the Tranche B Closing Date (if any), the Tranche B Note. Upon Payment in Full, the Notes shall be deemed cancelled and of no further force and effect and shall be promptly returned to Borrower or otherwise destroyed by Lenders; provided that, if either the Tranche A Note or the Tranche B Note is repaid in full prior to Payment in Full, this sentence shall only apply to such Note repaid.

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3.CONDITIONS OF TERM LOANS
3.1    Conditions Precedent to Effective Date. Each Lender’s obligation to advance its Applicable Percentage of the Tranche A Loan is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions:
(a)The Collateral Agent shall have received:
(i)copies of the Loan Documents (including the Disclosure Letter and the Collateral Documents but excluding any Control Agreements or bailee waivers, as applicable, described in Schedule 5.16 of the Disclosure Letter) executed and delivered by each applicable Credit Party, as applicable;
(ii)(x) true, correct and complete copies of the Operating Documents of each of the Credit Parties, and (y) a Secretary’s Certificate, dated the Effective Date, certifying that the foregoing copies are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to the Collateral Agent) and attaching Borrowing Resolutions with respect to the Loan Documents and the Term Loans for each Credit Party, in form and substance reasonably satisfactory to the Collateral Agent;
(iii)the Perfection Certificate for Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Collateral Agent;
(iv)a good standing certificate for each Credit Party, certified by the Secretary of State (or the equivalent thereof) of the State of incorporation (or formation if applicable) of such Credit Party as of a date no earlier than thirty (30) days prior to the Tranche A Closing Date;
(v)an opinion of Vinson & Elkins LLP, counsel to Borrower, addressed to the Collateral Agent and each Lender, in form and substance reasonably satisfactory to the Collateral Agent;
(vi)evidence that the insurance policies required by Section 5.5 hereof are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of the Collateral Agent for the benefit of Lenders and the other Secured Parties (such evidence to be in form and substance reasonably satisfactory to the Collateral Agent, it being understood that “under written contract” or similar general endorsements shall be reasonably satisfactory to the Collateral Agent);
(vii)all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”);

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(viii)a certificate of the Executive Vice President, Corporate and Administrative Affairs and Chief Financial Officer of Borrower, substantially in the form of Exhibit D attached hereto, attesting that, as of the Effective Date, after giving effect to the transactions occurring on such date, including the incurrence of Indebtedness under the Tranche A Note, that Borrower and its Subsidiaries, on a consolidated basis, are Solvent;
(ix)a certificate, dated the Effective Date and signed by a Responsible Officer of Borrower, confirming satisfaction of the conditions precedent set forth in this Section 3.1 (such certificate to be in form and substance reasonably satisfactory to the Collateral Agent);
(x)a certificate, dated the Effective Date and signed by a Responsible Officer of Borrower, confirming there is no litigation, public or private, or administrative proceeding, governmental investigation or other legal or regulatory development, pending or, to the Knowledge of Borrower, threatened, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 4.7 of the Disclosure Letter (such certificate to be in form and substance reasonably satisfactory to the Collateral Agent); and
(xi)(i) the audited consolidated financial statements and the related audited consolidated statements of operations, cash flows and changes in equity of Borrower and its Subsidiaries as at December 31, 2016; (ii) the unaudited consolidated balance sheets and the related unaudited consolidated statements of operations, cash flows and changes in equity of Borrower and its Subsidiaries as of the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017; and (iii) for the interim period from the most recent audited period to the Effective Date, the unaudited consolidated balance sheets (including the notes thereto) for each monthly period completed at least thirty (30) days prior to the Effective Date; provided, however, that the filing of the required financial statements on Form 10-K and Form 10-Q with, and in accordance with the requirements of the SEC by Borrower will constitute receipt by Lender of the financial statements described in clauses (i) and (ii) above.
(b)each Credit Party shall have obtained all Governmental Approvals and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Collateral Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired; and
3.2    Conditions Precedent to Tranche A Loan and Tranche B Loan. Each Lender’s obligation to advance its Applicable Percentage of the Tranche A Loan and Tranche B Loan, as

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applicable, is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof) of the following conditions:
(a)    The Collateral Agent shall have received:
(i)The Tranche A Note or Tranche B Note, executed by Borrower, as applicable;
(ii)a Payment/Advance Form in accordance with Section 3.5, delivered (A) at least two (2) Business Days before the Tranche A Closing Date (or such shorter period as may be agreed to by the Collateral Agent) and (B) at least twenty (20) Business Days’ before the Tranche B Closing Date, as applicable;
(iii)solely as a condition to the Tranche B Closing Date: (A) a certificate, dated the Tranche B Closing Date and signed by a Responsible Officer of Borrower, confirming that there is no litigation, public or private, or administrative proceeding, governmental investigation or other legal or regulatory development pending or, to the Knowledge of Borrower, threatened, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 4.7 of the Disclosure Letter (such certificate to be in form and substance reasonably satisfactory to the Collateral Agent); (B) Borrowing Resolutions with respect to the Tranche B Loans for Borrower, in form and substance reasonably satisfactory to the Collateral Agent; and (C) a certificate, dated the Tranche B Closing Date and signed by a Responsible Officer of Borrower, confirming satisfaction of the conditions precedent set forth in this Section 3.2 and Section 3.3 (such certificate to be in form and substance reasonably satisfactory to the Collateral Agent);
(iv)an update to the Disclosure Letter dated as of the Tranche A Closing Date or Tranche B Closing Date, as applicable, if and to the extent any update thereto is necessary; provided that, in no event, may the Disclosure Letter be updated in a manner that would constitute a Default under Section 4 or an Event of Default under Section 7.7 but for such update; and
(b)    Lender Expenses and other fees then due as specified in Section 2.4 hereof shall have been paid to the extent invoiced at least one (1) Business Day prior to the Tranche A Closing Date and Tranche B Closing Date, as applicable.
3.3    Additional Conditions Precedent to Term Loans. The obligation of each Lender to advance its Applicable Percentage of each Term Loan is subject to the following additional conditions precedent:
(a)    the representations and warranties made by the Credit Parties in Section 4 of this Agreement and in the other Loan Documents shall be true and correct in all material respects, unless any such representation or warranty is stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,”

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“Material Adverse Change,” or similar language shall be true and correct in all respects, in each case, on the date on which each Term Loan is made (both with and without giving effect to such Term Loan) or as of such earlier date, as applicable; and
(b)    there shall not have occurred (i) any Material Adverse Change or (ii) any Default or Event of Default.
3.4    Covenant to Deliver. Borrower and each other Credit Party agrees to deliver to the Collateral Agent each item required to be delivered to the Collateral Agent under this Agreement as a condition precedent to any Credit Extension; provided, however, that any such items set forth on Schedule 5.16 of the Disclosure Letter shall be delivered to the Collateral Agent in the manner and within the time period prescribed therefor on such schedule. Borrower and each other Credit Party expressly agrees that a Credit Extension made prior to the receipt by the Collateral Agent of any such item shall not constitute a waiver by the Collateral Agent or any Lender of the Credit Parties’ obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in the Collateral Agent’s sole discretion.
3.5    Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of each Term Loan set forth in this Agreement, to obtain any Term Loan, Borrower shall deliver to the Collateral Agent by electronic mail or facsimile a completed Payment/Advance Form in the form of Exhibit A hereto for such Term Loan executed by a Responsible Officer of Borrower, or his or her designee.
4.REPRESENTATIONS AND WARRANTIES
In order to induce each Lender and the Collateral Agent to enter into this Agreement and for Lenders to make the Credit Extensions to be made on the Tranche A Closing Date and, if applicable, the Tranche B Closing Date, each of Borrower and each other Credit Party, jointly and severally, represents and warrants to each Lender and the Collateral Agent that the following statements are true and correct as of the Effective Date and on the date on which each Term Loan is made (both with and without giving effect to the Term Loan):
4.1    Due Organization, Power and Authority. Each Credit Party and each of its Subsidiaries (a) is duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation, organization or formation identified on Schedule 4.1 of the most recently updated as required hereunder of (i) the Disclosure Letter and (ii) any Perfection Certificate updated in accordance with Section 4.6(a), (b) has all requisite power and authority to (i) own, lease, license and operate its assets and properties and to carry on its business as currently conducted and (ii) execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder and otherwise carry out the transactions contemplated thereby, (c) is duly qualified and, where applicable, in good standing under the laws of each jurisdiction where its ownership, lease, license or operation of assets or properties or the conduct of its business requires such qualification, and (d) has all requisite Governmental Approvals to operate its business as currently conducted; except for clause (a) (other than with respect to Borrower and any other Credit Party), (b)(i) or (c) or (d) above, to the extent that any failure to be

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in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
4.2    Equity Interests. All of the outstanding Equity Interests (other than Excluded Equity Interests) in Borrower and each of its Subsidiaries have been duly authorized and validly issued, are fully paid and, in the case of Equity Interests (other than Excluded Equity Interests) representing corporate interests, are non-assessable and, on the Tranche A Closing Date, all Equity Interests (other than Excluded Equity Interests) owned directly or indirectly by Borrower or any other Credit Party are owned free and clear of all Liens except for Permitted Liens. As of the Tranche A Closing Date, Schedule 4.2 of the Disclosure Letter identifies each Person, the Equity Interests (other than Excluded Equity Interests) of which are required to be pledged on the Tranche A Closing Date pursuant to the Collateral Documents, and except as set forth on Schedule 4.2 of the Disclosure Letter, there is no existing option, warrant, call, right, commitment or other agreement to which Borrower or any of its Subsidiaries is a party requiring, and there is no membership interest or other Equity Interests (other than Excluded Equity Interests) of Borrower or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by such Person of any additional Equity Interests (other than Excluded Equity Interests).
4.3    Authorization; No Conflict; Material Contracts. Except as set forth on Schedule 4.3(a) of the Disclosure Letter, the execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Credit Party’s Operating Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Material Contract or (B) any material order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its properties or assets are subject, (iii) result in the creation of any Lien (other than under the Loan Documents) or (iv) violate any material Requirements of Law, except, in the cases of clauses (b)(ii) and (b)(iv) above, to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. After giving effect to the consummation of the transactions contemplated by this Agreement, except as described on Schedule 4.3(b) of the Disclosure Letter, each Material Contract is a valid and binding obligation of the applicable Credit Party or its Subsidiaries and, to the Knowledge of each Credit Party or any of its Subsidiaries, each other party thereto, and is in full force and effect, and neither the applicable Credit Party or Subsidiary nor, to the Knowledge of each Credit Party or any of its Subsidiaries, any other party thereto is in breach thereof or default thereunder that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as set forth on Schedule 4.3(b) of the Disclosure Letter, no Credit Party or any of its Subsidiaries has received any written notice from any party thereto asserting or, to the Knowledge of each Credit Party or any of its Subsidiaries threatening to assert, the cancellation, termination or invalidation of any Material Contract.

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4.4    Government Consents; Third Party Consents. No Governmental Approval or other approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document, or for the consummation of the transactions contemplated hereby or thereby, (b) the grant by any Credit Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Credit Parties to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
4.5    Binding Obligation. Each Loan Document has been duly executed and delivered by each Credit Party that is a party thereto and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity.
4.6    Collateral. In connection with this Agreement, each Credit Party has delivered to the Collateral Agent a completed certificate signed by such Credit Party (the “Perfection Certificate”), and:
(a)with respect to each Credit Party and each of its Subsidiaries, (i) its exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) it is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth its organizational identification number or accurately states that it has none; (iv) the Perfection Certificate accurately sets forth its place of business, or, if more than one, its chief executive office as well as its mailing address (if different than its chief executive office); (v) it (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction other than as set forth in the Perfection Certificate; and (vi) all other information set forth on the Perfection Certificate pertaining to it and each of its Subsidiaries is accurate and complete (it being understood and agreed that each Credit Party may from time to time update certain information in its Perfection Certificate after the Effective Date to reflect any subsequent changes). If any Credit Party is not now a Registered Organization but later becomes one, it shall promptly notify the Collateral Agent of such occurrence and provide the Collateral Agent with such Credit Party’s organizational identification number. The Collateral Agent hereby agrees that the Perfection Certificate shall be updated or deemed to be updated to reflect information provided in any notice delivered by any Credit Party to the Collateral Agent pursuant to

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Section 6.2(b); provided that any such update to the Perfection Certificate shall not relieve any Credit Party of any other Obligation under this Agreement.
(b)(i) each Credit Party has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder or under any Collateral Document, free and clear of any and all Liens except Permitted Liens, (ii) each Credit Party has no deposit accounts, securities accounts, commodity accounts or other investment accounts other than the deposit accounts, securities accounts, commodity accounts or other investment accounts described in the Perfection Certificate delivered to Lender in connection herewith, or of which such Credit Party has given the Collateral Agent written notice and taken such actions (unless such account is an Excluded Account) as are necessary to give the Collateral Agent, in favor and for the benefit of Lenders and the other Secured Parties, a perfected security interest therein (and upon delivery of such notice and taking such action, the Perfection Certificate will be deemed to be updated with the information contained in such notice), and (iii) Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 6.2(c). None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 6.2(c).
(c)All Inventory of each Credit Party and each of its Subsidiaries of any Product is in all material respects of good and marketable quality, free from material defects.
(d)A true, correct and complete list of all pending, registered or issued Patents, Copyrights and Trademarks, relating to the manufacture, use, sale or supply of Products and which, as of the Effective Date, are owned by or exclusively licensed to any Credit Party or any of its Subsidiaries or that any Credit Party or any of its Subsidiaries has the right to acquire or license (the “Current Company IP”), including the name/title, current owner, registration or application number, and registration or application date (and such other information as reasonably requested by Lender, if any) is set forth on Schedule 4.6(d) of the Disclosure Letter. Except as set forth on Schedule 4.6(d) of the Disclosure Letter, (i) to the Knowledge of Borrower, each item of Current Company IP which is owned by any Credit Party or any of its Subsidiaries is valid and subsisting and no such Intellectual Property has lapsed, expired, been cancelled or become abandoned and (ii) to the Knowledge of Borrower, each such item of Current Company IP which is licensed by any Credit Party or any of its Subsidiaries from another Person is valid and subsisting and has not been denied, rejected or invalidated, lapsed, expired, been cancelled or become abandoned. To the Knowledge of Borrower, there are no published patents, patent applications, articles or prior art references that would reasonably be expected to materially adversely affect the validity or enforceability of any of the Patents within the Current Company IP. Except as set forth on Schedule 4.6(d) of the Disclosure Letter, each Person who has or has had any ownership rights in or to any Current Company IP or any trade secrets owned by any Credit Party or any of its Subsidiaries, including each inventor named on the Patents within such Current Company IP filed by any Credit Party or any of its Subsidiaries, has executed an agreement assigning his, her or its entire right, title and interest in and to such Current Company IP and such trade secrets, and the inventions, improvements, ideas, discoveries, writings, works of authorship, information and other intellectual property embodied, described or claimed therein, to the stated owner thereof and, to the

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Knowledge of Borrower, no such Person has any contractual or other obligation that would preclude or conflict with such assignment or the exploitation of any Product or entitle such Person to ongoing payments.
(e)Except for the Permitted Licenses: (i) each Credit Party or any of its Subsidiaries possesses sole, exclusive and valid title to the Current Company IP for which it is listed as the owner on Schedule 4.6(d) of the Disclosure Letter; and (ii) there are no Liens on or to any Current Company IP, other than Permitted Liens.
(f)There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the Current Company IP which is owned by or exclusively licensed to any Credit Party or any of its Subsidiaries, nor, to the Knowledge of Borrower have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired, in each case, other than as could not reasonably be expected to result in a Material Adverse Change. To the Knowledge of Borrower, there are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace for any of the Current Company IP which is not owned by or exclusively licensed to any Credit Party or any of its Subsidiaries, nor, to the Knowledge of Borrower, have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired, in each case other than as could not reasonably be excepted to result in a Material Adverse Change.
(g)Schedule 4.6(g) of the Disclosure Letter sets forth a true, correct and complete list of all material agreements pursuant to which any Credit Party or any of its Subsidiaries has the legal right to exploit Current Company IP that is owned by another Person for the manufacture, use, sale or supply of any Product (the “Current Company IP Agreements”). There are no unpaid fees or royalties under any Current Company IP Agreement that have become due, or are expected to become overdue, as of the Effective Date. Each Current Company IP Agreement is in full force and effect and, to the Knowledge of Borrower, is legal, valid, binding, and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. No Credit Party is in breach of or default under any Current Company IP Agreement to which it is a party and, to the Knowledge of Borrower, no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination, non-renewal, revision, or amendment of any of the Current Company IP Agreements, including the execution, delivery and performance of this Agreement and the other Loan Documents.
(h)No payments by any Credit Party or any of its Subsidiaries are due to any other Person in respect of the Current Company IP, other than pursuant to the Current Company IP Agreements, the Permitted Licenses and those fees payable to patent offices in connection with the prosecution and maintenance of the Current Company IP and associated attorney fees.
(i)No Credit Party or any of its Subsidiaries has undertaken or omitted to undertake any acts, and, to the Knowledge of Borrower, no circumstance or grounds exist that would invalidate, reduce or eliminate, in whole or in part, (i) the enforceability or scope of any Current Company IP, or (ii) in the case of Current Company IP owned or exclusively licensed by any Credit Party or any of its Subsidiaries other than with respect to Permitted Liens and except as set forth

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on Schedule 4.6(i) of the Disclosure Letter, such Credit Party’s or Subsidiary’s entitlement to exclusively own or license and exploit the Current Company IP.
(j)Except as set forth on Schedule 4.7 of the Disclosure Letter or advised pursuant to Section 5.2(b), there is no pending, decided or settled opposition, interference proceeding, reissue proceeding, reexamination proceeding, inter-partes review proceeding, post-grant review proceeding, cancellation proceeding, injunction, lawsuit, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim, in each case alleged in writing to any Credit Party or any of its Subsidiaries (collectively referred to hereinafter as “Specified Disputes”), nor, to the Knowledge of Borrower, has any such Specified Dispute been threatened in writing, in each case challenging the legality, validity, enforceability or ownership of any Current Company IP. Except as noted on Schedule 4.6(j) of the Disclosure Letter, to the Knowledge of Borrower, there is no patent or patent application of any third party that could potentially interfere with a Patent within the Current Company IP.
(k)Except as noted on Schedule 4.6(k) of the Disclosure Letter or for Restricted Licenses entered into in compliance with Section 5.8(b), no Credit Party or any of its Subsidiaries is a party to, nor is it bound by, any Restricted License.
(l)Except as noted on Schedule 4.6(l) of the Disclosure Letter, any and all Products made, used or sold under the Patents within the Current Company IP have been marked with the proper patent notice.
(m)In each case where a Patent within the Current Company IP is held by any Credit Party or any of its Subsidiaries by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all similar offices and agencies anywhere in the world in which foreign counterparts are registered or issued.
(n)There are no material pending or, to the Knowledge of Borrower, threatened (in writing) claims against any Credit Party or any of its Subsidiaries alleging (i) that any of the operation of the business or any activity by any Credit Party or any of its Subsidiaries, or manufacture, sale, offer for sale, importation, or use of any Product infringes or violates (or in the past infringed or violated) the rights of others in or to any Intellectual Property (“Third Party IP”) or constitutes a misappropriation of (or in the past constituted a misappropriation of) any subject matter of any Third Party IP or that any of the Current Company IP is invalid or unenforceable, or (ii) that any Current Company IP is invalid or unenforceable.
(o)To the Knowledge of Borrower, neither the operation of the business or any activity by any Credit Party or any of its Subsidiaries, nor the manufacture, use, importation, offer for sale or sale of any Product, infringes or violates (or in the past infringed or violated) any Third Party IP (including any Patent within the Third Party IP) or constitutes a misappropriation of (or in the past constituted a misappropriation of) any subject matter of any Third Party IP, except as could not reasonably be expected to result in a Material Adverse Change.

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(p)Except as noted on Schedule 4.6(p) of the Disclosure Letter, no Credit Party or any of its Subsidiaries has entered into any agreement to indemnify any other Person against any claim of infringement or misappropriation of any Intellectual Property, except as could not reasonably be expected to result in a Material Adverse Change.
(q)Except as noted on Schedule 4.6(q) of the Disclosure Letter, there are no settlements, covenants not to sue, consents, judgments, or orders or similar obligations that: (i) restrict the rights of any Credit Party or any of its Subsidiaries to use any Company IP, (ii) restrict the business of any Credit Party or any of its Subsidiaries, in order to accommodate a third party’s Intellectual Property, or (iii) permit third parties to use any Company IP.
(r)To the Knowledge of Borrower, (i) there is no, nor has there been any, material infringement or violation by any Person of any of the Company IP or the rights therein or thereto of any Credit Party or any of its Subsidiaries, and (ii) there is no, nor has there been any, material misappropriation by any Person of any of the Company IP or the subject matter thereof.
(s)Each Credit Party each of and its Subsidiaries has taken all commercially reasonable security measures to protect the confidentiality and value of all trade secrets owned by such Credit Party or Subsidiary used or held for use by such Credit Party or Subsidiary in the business of such Credit Party or Subsidiary.
(t)Each Credit Party and each of its Subsidiaries, in connection with any collection or use of personally identifiable information, uses commercially reasonably efforts to comply with all applicable statutes and regulations in all relevant jurisdictions and its publicly available privacy policy (if any) relating to the collection, storage, use and onward transfer of all personally identifiable information collected by such Credit Party or Subsidiary or by third parties having authorized access to databases or other records of such Credit Party or Subsidiary.
(u)Each Credit Party and each of its Subsidiaries has security measures in place to protect information relating to its customers (“Customer Data”) under its and its service providers’ possession or control from unauthorized access; and, to the Knowledge of Borrower, each Credit Party’s, each of its Subsidiaries’ and each of its service providers’ hardware, software, encryption, systems, policies and procedures are sufficient to protect the security and confidentiality of all Customer Data, except to the extent that any failure to have such security measures in place could not reasonably be expected to result in a Material Adverse Change. No Credit Party or any of its Subsidiaries, or, to the Knowledge of Borrower, any of its service providers, has suffered any material breach in security that has permitted any unauthorized access to Customer Data.
4.7    Adverse Proceedings, Compliance with Laws. Except as set forth on Schedule 4.7 of the Disclosure Letter or advised pursuant to Section 5.2(b), there are no Adverse Proceedings pending or, to the Knowledge of Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Credit Party or any of its Subsidiaries or against any of their respective assets or properties or revenues that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. Neither any Credit Party nor any of its Subsidiaries (a) is in violation of any Requirements of Law (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result

Confidential materials omitted and filed separately
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Asterisks denote omissions.

in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, orders, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
4.8    Exchange Act Documents; Financial Statements; Financial Condition; No Material Adverse Change; Books and Records.
(a)    The documents filed by Borrower with the SEC pursuant to the Exchange Act since January 1, 2017 (the “Exchange Act Documents”), when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b)    The financial statements (including the related notes thereto) of Borrower and its Subsidiaries included in the Exchange Act Documents comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial condition of Borrower and such Subsidiaries and their consolidated results of operations as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with Applicable Accounting Standards applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes, and any supporting schedules included in the Exchange Act Documents present fairly the information required to be stated therein. The other financial information included in the Exchange Act Documents has been derived from the accounting records of Borrower and its Subsidiaries and presents fairly the information shown thereby.
(c)    Since December 31, 2016, there shall not have occurred or failed to occur any change or event that has had or could reasonably be expected to have, either alone or in conjunction with any other change(s), event(s) or failure(s), a Material Adverse Change, except as otherwise disclosed in the Exchange Act Documents.
(d)    The Books of Borrower and each of its Subsidiaries in existence immediately prior to the Effective Date contain full, true and correct entries of all dealings and transactions in relation to its business and activities in conformity with Applicable Accounting Standards and all Requirements of Law.
4.9    Solvency. Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Confidential materials omitted and filed separately
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Asterisks denote omissions.

4.10    Payment of Taxes. All U.S. federal income Tax returns and other material Tax returns and reports (or extensions thereof) of each Credit Party and each of its Subsidiaries required to be filed by any of them have been timely filed and are correct in all material respects, and all material Taxes which are due and payable by any Credit Party or any of its Subsidiaries or upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except where the validity or amount thereof is being contested in good faith by appropriate proceedings; provided that (a) the applicable Credit Party has set aside on its books adequate reserves therefor in conformity with Applicable Accounting Standards and (b) the failure to pay such Taxes, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. No Credit Party knows of any material proposed Tax deficiency or assessment against it or any of its Subsidiaries which is not being actively contested by it or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with Applicable Accounting Standards shall have been made or provided therefor. No material claim has been made by a Tax authority in writing in a jurisdiction where any Credit Party does not pay Taxes or file Tax returns that such Credit Party is subject to Taxes assessed by such jurisdiction.
4.11    Environmental Matters. Neither any Credit Party nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. Neither any Credit Party nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to the Knowledge of Borrower, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against any Credit Party or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. Compliance by any Credit Party or any of its Subsidiaries with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change. No event or condition has occurred or is occurring with respect to any Credit Party or any of its Subsidiaries relating to (i) any Environmental Law, (ii) any past or present Release of Hazardous Materials, or (iii) any past or present Hazardous Materials Activity which, in the case of each of clause (i), (ii) or (iii), individually or together with any other such event or condition, has resulted in, or could reasonably be expected to result in, a Material Adverse Change.
4.12    Regulatory Compliance. No Credit Party is or is required to be an “investment company”, and no Credit Party is a company “controlled” by an “investment company”, under the Investment Company Act of 1940, as amended. Each Credit Party has complied in all material respects with the Federal Fair Labor Standards Act. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Plan is in compliance with the applicable provisions of ERISA, the IRC and other U.S. federal or state Requirements of Law, respectively. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to

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incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. of ERISA with respect to a Multiemployer Plan; and (iii) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of clauses (i), (ii) and (iii) above, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.
4.13    Margin Stock. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). No Credit Party owns any Margin Stock, and no proceeds of the Credit Extensions will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause the Term Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party or any of its Subsidiaries will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.
4.14    Subsidiaries. As of the Tranche A Closing Date, neither Borrower nor any other Credit Party has any Subsidiaries other than those specifically disclosed in Schedule 4.14 of the Disclosure Letter. As of the Tranche A Closing Date, Schedule 4.14 of the Disclosure Letter (a) sets forth the name and jurisdiction of incorporation, organization or formation of each Subsidiary of Borrower and (b) sets forth the ownership interest of Borrower and any other Credit Party in each of their respective Subsidiaries, including the percentage of such ownership.
4.15    Employee Matters. Neither any Credit Party nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to result in a Material Adverse Change. There is (a) no unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries, or to the Knowledge of Borrower, threatened in writing against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Credit Party or any of its Subsidiaries or to the Knowledge of Borrower, threatened in writing against any of them, (b) no strike or work stoppage in existence or, to the Knowledge of Borrower, threatened in writing involving any Credit Party or any of its Subsidiaries, and (c) to the Knowledge of Borrower, no union representation question existing with respect to the employees of any Credit Party or any of its Subsidiaries and, to the Knowledge of Borrower, no union organization activity that is taking place that, individually or together with any other matter specified in clause (a) or (b) above or this clause (c), could reasonably be expected to result in a Material Adverse Change.
4.16    Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions for working capital and general corporate purposes and not for any other purposes.

Confidential materials omitted and filed separately
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Asterisks denote omissions.

4.17    Full Disclosure. No representation or warranty of any Credit Party contained in any Loan Document or in any other documents, certificates or written statements furnished to the Collateral Agent or any Lender by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (to the Knowledge of Borrower, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein, not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Party furnishing such materials to be reasonable at the time made; it being understood that (a) such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of such Credit Party, (b) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and (c) such differences may be material. To the Knowledge of Borrower, there are no facts (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Collateral Agent or Lenders for use in connection with the transactions contemplated hereby.
4.18    FCPA; Patriot Act; OFAC.
(a)    None of Borrower, its Subsidiaries or, to the Knowledge of Borrower, any director, officer, agent or employee or Borrower or any Subsidiary of Borrower has (i) used any corporate funds of Borrower or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of Borrower or any of its Subsidiaries, (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, and no part of the proceeds of any Credit Extension will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage or (iv) taken any other action, in each case, in violation of the FCPA.
(b)    (i) The operations of Borrower and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 and the money laundering laws, rules and regulations of each jurisdiction (foreign or domestic) in which Borrower or any of its Subsidiaries is subject to such jurisdiction’s Requirements of Law (collectively, the “Money Laundering Laws”) and (ii) no non-frivolous action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Borrower or any of its Subsidiaries with respect to the Money Laundering Laws is pending or threatened in writing.

Confidential materials omitted and filed separately
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Asterisks denote omissions.

(c)    None of Borrower, its Subsidiaries or, to the Knowledge of Borrower, any director, officer, agent or employee of Borrower or any Subsidiary of Borrower is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or imposed by the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. Borrower will not, directly or, to the Knowledge of Borrower, indirectly through an agent, use the proceeds of the Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
4.19    Insurance Contracts. Schedule 4.19 of the Disclosure Letter contains a true, correct and complete list of all insurance companies (which, for the avoidance of doubt, does not include TRICARE) with which any Credit Party or any of its Subsidiaries has agreed to contracted reimbursement pricing for any Product as of the Effective Date.
4.20    Health Care Matters.
(a)    Compliance with Health Care Laws. Each Credit Party and each of its Subsidiaries and each of their respective officers, agents and employees acting on its behalf is in compliance in all material respects with all Health Care Laws applicable to such Credit Party or Subsidiary, its products and its properties or other assets or its business or operations.
(b)    Compliance with FDA Laws (and Foreign Equivalents). Each Credit Party and each of its Subsidiaries is in compliance in all material respects with all applicable FDA Laws, including those related to the adulteration or misbranding of products within the meaning of Sections 501 and 502 of the Food Drug and Cosmetics Act (“FDCA”), and all applicable statutes, rules, and regulations administered or issued by any foreign Governmental Authority, relating to any Product. (i) None of the Products currently being commercialized are articles which may not be introduced into interstate commerce pursuant to the requirements of the FDCA (or any applicable foreign equivalent), subject to obtaining the requisite approvals therefor, (ii) to the extent required by the FDCA (or any applicable foreign equivalent) each Product has been manufactured in all material respects in accordance with current FDA Good Manufacturing Practices (or any applicable foreign equivalent), and (iii) each Product required to be approved or cleared by the FDA pursuant to the FDCA has been so approved or cleared prior to the first commercial sale thereof.
(c)    Material Statements. None of the Credit Parties, its Subsidiaries nor any officer, employee or agent thereof, has made an untrue statement of a material fact or fraudulent statement to any Governmental Authority, failed to disclose a material fact to any Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to constitute a material violation of any Health Care Law.
(d)    Proceedings; Audits. To the Knowledge of Borrower, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any material investigation, suit, claim, audit, action (legal or regulatory) or proceeding (legal or regulatory) by a Governmental Authority pending or threatened in writing against any Credit Party relating to any

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of the Health Care Laws, FDA Laws or any applicable statutes, rules, standards, policies, orders or regulations administered or issued by any foreign Governmental Authority.
(e)    Prohibited Transactions. None of the Credit Parties, its Subsidiaries or any of their respective officers or employees, or, to the Knowledge of Borrower, any other Person acting on behalf of any Credit Party or any of its Subsidiaries, directly or indirectly: (i) offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past, present or potential patient, supplier, physician, or contractor, in order to illegally obtain business or payments from such Person in material violation of any Health Care Law; (ii) has given or agreed to give, made, or is party to any illegal agreement to make, any illegal gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential patient, supplier, physician, contractor, or any other Person in material violation of any Health Care Law; (iii) made or agreed to make, or is party to any agreement to make on behalf of any Credit Party, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was a material violation of the laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; (iv) established or maintained any unrecorded fund or asset for any purpose or made any materially misleading, false or artificial entries on any of its books or records for any reason; or (v) made, or agreed to make, or is party to any agreement to make, any payment to any Person with the intention or understanding that any part of such payment would be in material violation of any Health Care Law or that was used or given for any purpose other than that described in the documents supporting such payment. To the Knowledge of Borrower, there are no actions pending or threatened (in writing) against any Credit Party or any of its Subsidiaries or any of their respective Affiliates under any federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).
(f)    Exclusion. None of the Credit Parties or their Subsidiaries, nor any officer, agent or employee having authority to act on behalf of any Credit Party or any of its Subsidiaries has been, or, to the Knowledge of Borrower, has been threatened (unless such threat is frivolous, as reasonably determined in good faith by a Responsible Officer of Borrower) in writing to be, (i) excluded from any Governmental Payor Program pursuant to 42 U.S.C. § 1320a-7b and related regulations, (ii) “suspended” or “debarred” from selling any products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other Requirements of Law, (iii) debarred, disqualified, suspended or excluded from participation in Medicare, Medicaid or any other health care program or is listed on the General Services Administration list of excluded parties, nor, to the Knowledge of Borrower, is any such debarment, disqualification, suspension or exclusion threatened or pending, or (iv) made a part to any other action by any Governmental Authority that may prohibit the applicable Credit Party or Subsidiary from selling any Products or providing any services to any governmental or other purchaser pursuant to any Health Care Laws.
(g)    HIPAA. Each Credit Party and each of its Subsidiaries, to the extent applicable, is in material compliance with all applicable foreign, federal, state and local laws and regulations regarding the privacy and security of health information and electronic transactions,

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including HIPAA, and the provisions of all business associate agreements (as such term is defined by HIPAA) to which it is a party and has implemented adequate policies, procedures and training designed to assure continued compliance and to detect non-compliance. To the extent applicable to any Credit Party and for so long as (i) any Credit Party is a “covered entity” as defined in 45 C.F.R. § 160.103, (ii) any Credit Party is a “business associate” as defined in 45 C.F.R. § 160.103, (iii) any Credit Party is subject to or covered by the HIPAA Administrative Requirements codified at 45 C.F.R. Parts 160 & 162 or the HIPAA Security and Privacy Requirements codified at 45 C.F.R. Parts 160 & 164, or (iv) any Credit Party sponsors any “group health plans” as defined in 45 C.F.R. § 160.103, such Credit Party has: (A) completed thorough and detailed surveys, audits, inventories, reviews, analyses or assessments, including risk assessments, (collectively “Assessments”) of all material areas of its business and operations subject to HIPAA or that could be materially and adversely affected by the failure of such Credit Party, or any Person acting on behalf of any Credit Party, as the case may be, to the extent these Assessments are appropriate or required for such Credit Party, to be in material compliance with HIPAA; (B) developed a detailed plan and time line for becoming in material compliance with HIPAA (a “HIPAA Compliance Plan”); and (C) implemented those provisions of its HIPAA Compliance Plan necessary to ensure that such Credit Party is in material compliance with HIPAA.
(h)    Corporate Integrity Agreement. No Credit Party or any of its Subsidiaries or, to the Knowledge of Borrower, any of their respective Affiliates, nor any officer, director, managing employee or, to the Knowledge of Borrower, agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, is a party to, or bound by, any order, individual integrity agreement, or corporate integrity agreement with any Governmental Authority concerning compliance with any laws, rules, or regulations, issued under or in connection with a Governmental Payor Program.
4.21    Regulatory Approvals.
(a)    Each Credit Party and each of its Subsidiaries has all Regulatory Approvals necessary to conduct its business in the manner in which such business is currently conducted. Except as made available in the Exchange Act Documents, Borrower has previously made available to Lender upon its request all Regulatory Approvals, all material correspondence with Regulatory Agencies (including the FDA and any foreign equivalent) with respect to such Regulatory Approvals, and all adverse event reports with respect to any Product and all requested documents related to any Product, in each case, in the possession and control of any Credit Party or any of its Subsidiaries. Borrower has not withheld any document or information with respect to Product that would reasonably be considered to be material to Lender’s decision to provide the financing contemplated by this Agreement.
(b)    Each Credit Party and each of its Subsidiaries is in compliance with, and have complied with, all applicable federal, state, local and foreign laws, rules, and regulations, governing its business, including all regulations promulgated by each applicable Regulatory Agency, the failure of compliance with which could reasonably be expected to result in a Material Adverse Change. No Credit Party or any of its Subsidiaries has received any written notice from any Regulatory Agency citing action or inaction by any Credit Party or any of its Subsidiaries that would

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constitute a violation of any applicable federal, state, local and foreign laws, rules, or regulations, which could reasonably be expected to result in a Material Adverse Change.
(c)    Without limiting the generality of clause (b) above, to the Knowledge of Borrower, any and all studies, tests and clinical trials conducted relating to any Product have been, and are being, conducted in all material respects in accordance with current good clinical practices under FDA (and foreign equivalent) regulations (including the requirements set forth in 21 C.F.R. Part 11, Part 50, Part 54, Part 56, Part 312, Part 314, Part 320, Part 601, Part 812 and Part 814) and with other Requirements of Law at the time when conducted; the descriptions of the results of such studies, tests and clinical trials made available to Lender are accurate in all material respects; and no Credit Party or any of its Subsidiaries has received any notices or correspondence from any applicable Regulatory Agency or comparable authority requiring the termination, suspension, material modification or clinical hold of any such studies, tests or clinical trials conducted by or on behalf of a Credit Party or any of its Subsidiaries, which termination, suspension, material modification or clinical hold could reasonably be expected to result in a Material Adverse Change.
4.22    Supply and Manufacturing.
(a)    To the Knowledge of Borrower, the testing, manufacturing, production, storage, packaging, labeling and release to the market of each Product has at all times been (i) in compliance in all material respects with the final release quality specifications in effect for such Product and (ii) in compliance in all material respects with Requirements of Law. Except as set forth on Schedule 4.22(a) of the Disclosure Letter, to the Knowledge of Borrower, no manufacturer of any Product has received in the past five (5) years a Form 483 directly relating to a Product or is currently subject to a Form 483 impacting any Product with respect to any facility manufacturing any Product and that, with respect to each such Form 483, all scientific and technical violations or other issues relating to good manufacturing practice requirements documented therein, and any disputes regarding any such violations or issues, have been corrected or otherwise resolved. To the Knowledge of Borrower, each Product has at all times been manufactured in sufficient quantities and of a sufficient quality to satisfy demand of such Product, without the occurrence of any event causing inventory of such Product to have become exhausted prior to satisfying such demand or any other event in which the manufacture and release to the market of such Product does not satisfy the sales demand for such Product.
(b)    Schedule 4.22(b) of the Disclosure Letter contains a true, correct and complete list of all manufacturing and supply agreements entered into by any Credit Party with third parties for the commercial supply of any Product and the active pharmaceutical ingredient incorporated therein in effect as of the Effective Date (the “Manufacturing Agreements”). Except as made available in the Exchange Act Documents, Borrower has made available to Lender upon its request true, correct and complete copies of each Manufacturing Agreement. After giving effect to consummation of the transactions contemplated by this Agreement, except as described on Schedule 4.22(b) of the Disclosure Letter, each Manufacturing Agreement is a valid and binding obligation of the applicable Credit Party and is in full force and effect, and to the Knowledge of Borrower, is a valid and binding obligation of any other party thereto, and neither the applicable Credit Party nor, to the Knowledge of Borrower, any other party thereto is in breach thereof or

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default thereunder. No Credit Party has received any notice from any party thereto, oral or written, regarding (i) the cancellation, termination or invalidation of any such Manufacturing Agreement or (ii) any indication by or intent or threat of, such party, oral or written, to reduce or decrease the supply of any Product or the active pharmaceutical ingredient incorporated therein.
4.23    Additional Representations and Warranties.
(a)    There is no Indebtedness existing on the Effective Date that is senior in rank, order of priority or enforcement to the Term Loans or the security interest in and Lien upon the Collateral granted under the Security Agreement.
(b)    In connection with the Existing Senior Notes, the Borrower has not entered into any indenture or indentures supplemental to that certain Indenture, dated as of November 26, 2014, between Borrower and Wells Fargo Bank, National Association, as trustee, pursuant to Article 10 thereof, for the purpose (solely or among such other purposes) of (i) securing the Existing Senior Notes, or (ii) adding any guarantee with respect to the Existing Senior Notes that does not constitute Permitted Indebtedness hereunder.
(c)    Each Credit Party and each of its Subsidiaries has good and valid title to, or valid leasehold interests in, or easements or other limited property interests in, all assets and properties necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, Permitted Liens and any Liens and privileges arising mandatorily by Requirements of Law and, in each case, except where the failure to have such title or other interest could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.
(d)    No Default exists hereunder.
5.AFFIRMATIVE COVENANTS
Each Credit Party covenants and agrees that, until Payment in Full, such Credit Party shall, and shall cause each of its Subsidiaries to:
5.1    Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its and all its Subsidiaries’ legal existence under the Requirements of Law in their respective jurisdictions of organization, incorporation or formation and (b) take all commercially reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable for it and all of its Subsidiaries in the ordinary course of its business, except in the case of clause (a) (other than with respect to Borrower) and clause (b) above, (i) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Change or (ii) pursuant to a Transfer permitted by Section 6.1 or a transaction permitted by Section 6.3 hereof; and (c) comply with all Requirements of Law of any Governmental Authority to which it is subject, except where the failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.

Confidential materials omitted and filed separately
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Asterisks denote omissions.

5.2    Financial Statements, Reports, Certificates. Solely in the case of Borrower, deliver to the Collateral Agent:
(a)Financial Statements; Compliance Certificate; Other Information.
(i)Annual Financial Statements. As soon as available, but in any event within one hundred and twenty (120) days (or such earlier date on which Borrower is required to file a Form 10-K under the Exchange Act, if applicable) after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2017, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with Applicable Accounting Standards, with such consolidated financial statements to be audited and accompanied by (x) a report and opinion of Borrower’s independent certified public accounting firm of recognized national standing (which report and opinion shall be prepared in accordance with Applicable Accounting Standards and shall not be subject to any qualification as to “going concern” or scope of audit other than a “going concern” or other qualification that results solely from the maturity of any Indebtedness under the Term Loans being scheduled to occur within one year from the time such opinion is delivered), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards, and (y) (if and only if Borrower is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm) an attestation report of such independent certified public accounting firm as to Borrower’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC);
(ii)Quarterly Financial Statements. As soon as available, but in any event within sixty (60) days (or such earlier date on which Borrower is required to file a Form 10-Q under the Exchange Act, if applicable) after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower, beginning with the fiscal quarter ending March 31, 2018, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income and cash flows and for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of Borrower’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with Applicable Accounting Standards, subject to normal year-end audit adjustments and the absence of disclosures normally made in footnotes; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial

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statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC);
(iii)Quarterly Compliance Certificate. Upon delivery (or within five (5) Business Days of any deemed delivery) of financial statements pursuant to Section 5.2(a)(i) and (ii), a duly completed Compliance Certificate signed by a Responsible Officer, certifying, among other things, that (a) such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of applicable the dates and for the applicable periods in accordance with Applicable Accounting Standards consistently applied and (b) no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; and
(iv)Information During Event of Default. As promptly as practicable (and in any event within five (5) Business Days of the request therefor), such additional information regarding the business, legal, financial or corporate affairs of any Credit Party, or compliance with the terms of this Agreement, as Lender may from time to time reasonably request during the existence of any Event of Default (subject to reasonable requirements of confidentiality, including requirements imposed by law or contract; provided, that no Credit Party or any of its Subsidiaries shall be obligated to disclose any information that is subject to the assertion of attorney-client privilege);
All statements and certificates of Borrower and each of its Subsidiaries required to be delivered to Lender pursuant to this Section 5.2(a) will be prepared in conformity with Applicable Accounting Standards (other than any pro forma statements and projections provided to Lender which include adjustments from Applicable Accounting Standards, such adjusted pro forma statements and projections being in the same format as provided to the audit committee of the Board of Directors) and will fairly present in all material respects the consolidated financial condition of Borrower and its Subsidiaries and their consolidated results of operations.
(b)Legal Action Notice. A prompt report of any legal action, litigation, investigation or proceeding pending or, in each case, threatened in writing against any Credit Party or any of its Subsidiaries, or any material development in any such legal action, litigation, investigation or proceeding, that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Change;
(c)Notice of Defaults, Events of Default or Material Adverse Change. Written notice in accordance with Section 9 hereof as promptly as practicable (and in any event within five (5) Business Days) after a Responsible Officer of Borrower or any other Credit Party shall become aware thereof, of the occurrence of (i) any Default or Event of Default, (ii) any event or circumstance that would render the representations or warranties in Section 4.8(c) untrue if made at such time, or (iii) ERISA Event that could reasonably be expected to have a Material Adverse Effect.

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(d)Intellectual Property; Regulatory. Written notice in accordance with Section 9 hereof as promptly as practicable (and in any event no later than five (5) Business Days) after a Responsible Officer of Borrower or any other Credit Party shall have obtained Knowledge of any of the following:
(i)any material breach or default by Borrower or any of its Subsidiaries of any covenant, agreement or other provision of any Current Company IP Agreement or any Material Contract, or the termination or repudiation by Borrower or any of its Subsidiaries of any Current Company IP Agreement or Material Contract relating to any Product;
(ii)any license granted by any Credit Party or any of its Subsidiaries to a third party other than in the ordinary course of business under the Company IP to develop, manufacture, use or sell any Product anywhere in the Territory on its own behalf;
(iii)any material breach or default by a third party under any of the Current Company IP Agreements or any Material Contract relating to any Current Company IP, which could reasonably be expected to result in a Material Adverse Change, or the termination by a third party of any Current Company IP Agreement or Material Contract relating to any Product (irrespective of whether pursuant to the terms thereof);
(iv)the commencement of any action or proceeding against Borrower or any other Credit Party which challenges the validity of any claim in any Patent within the Company IP utilized in connection with any Product that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Change;
(v)any notice that the FDA (or foreign equivalent) or other Regulatory Agency is limiting, suspending or revoking any Regulatory Approval, negatively changing the market classification or labeling of or otherwise materially restricting manufacture or sale of any Product;
(vi)any Credit Party or any of its Subsidiaries, becoming subject to any administrative or regulatory enforcement action, inspection or inspectional observation other than in the ordinary course of business, warning letter, or notice of violation letter from the FDA (or foreign equivalent) or other Regulatory Agency, or any Product being seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any Product are pending or, to the Knowledge of Borrower, threatened in writing, against any Credit Party or any of its Subsidiaries; and
(vii)the occurrence of any other event (including the occurrence of a manufacturing disruption) with respect to any Product, or any component of such Product, which could reasonably be expected to result in a Material Adverse Change.

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5.3    Inventory; Maintenance of Properties. (a) Keep all Inventory consisting of commercial drug supply in good and marketable condition, free from material defects and otherwise keep all such Inventory in material compliance with all applicable FDA Good Manufacturing Practices, (b) maintain, preserve and protect (or cause to be maintained, preserved and protected) all material tangible properties and Equipment constituting Collateral necessary in the operation of its business in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, and (c) make (or cause to be made) all necessary repairs, renewals, modifications, improvements, updates, extensions, additions or replacements thereof or thereto in accordance with prudent industry practice, in each case, except to the extent that any failure to do so could reasonably be expected to result in a Material Adverse Change.
5.4    Taxes. Timely file all U.S. federal income Tax returns and other material Tax returns and reports or extensions therefor, which returns shall be correct in all material respects, and timely pay all material Taxes imposed upon it or any of its Subsidiaries or upon any of their respective properties, assets, income, businesses and franchises before any penalty or fine accrues thereon; provided, however, that no such Tax shall be required to be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserves with respect thereto have been maintained in accordance with Applicable Accounting Standards, and (b) solely in the case of a Tax that has or may become a Lien against any of the Collateral, such contest proceedings would not stay the sale of any portion of the Collateral. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Borrower or any of its Subsidiaries).
5.5    Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Any such insurance (excluding business interruption insurance and any customary limitations under any provider’s standard policies and procedures) maintained in the United States shall name the Collateral Agent as additional insured or loss payee, as applicable.
5.6.    Operating Accounts. In the case of any Credit Party, not establish any new Collateral Account at or with any bank or financial institution unless substantially contemporaneously with such establishment, such account is subject to a Control Agreement that is reasonably acceptable to the Collateral Agent. For each Collateral Account that each Credit Party at any time maintains, such Credit Party shall use commercially reasonable efforts to cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect the Collateral; Agent’s Lien in favor and for the benefit of Lenders and the other Secured Parties in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated until the earlier of (i) obtaining the prior written consent of the Collateral Agent or (ii) Payment in Full and the termination of this Agreement. The provisions of the previous two (2) sentences shall not apply to any Accounts (i) exclusively used for payroll, payroll Taxes and

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other employee wage and benefit payments to or for the benefit of any Credit Party’s employees, (ii) zero balance accounts, accounts (including trust accounts) used exclusively for escrow, customs, insurance or fiduciary purposes, merchant accounts, (iii) any Collateral Accounts with balances of less than $50,000 individually or $250,000 in the aggregate and (iv) accounts used exclusively for compliance with any Requirements of Law to the extent such Requirements of Law prohibit the granting of a Lien thereon (all such accounts, collectively, the “Excluded Accounts”); provided that, in each case, Borrower shall identify to the Collateral Agent all Collateral Accounts which constitute Excluded Accounts in the Perfection Certificate and each Compliance Certificate. Notwithstanding the foregoing, the Credit Parties shall have until the date that is ninety (90) days following the closing date of a Permitted Acquisition or other Investment permitted hereunder to comply with the provisions of this Section 5.6 with regard to accounts of the Credit Parties acquired in connection with such Permitted Acquisition or other Investment.
5.7    Compliance with Laws. Comply in all respects with the Requirements of Law and all orders, writs, injunctions, decrees and judgments application to it or to its business or its assets or properties (including Environmental Laws, ERISA, Money Laundering Laws, OFAC, FCPA and Health Care Laws), except if the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
5.8    Protection of Intellectual Property Rights.
(a)    (i) Protect, defend and maintain the validity and enforceability of the Company IP material to its business; (ii) maintain the confidential nature of any material trade secrets and trade secret rights; (iii) promptly advise Lender by written notice in accordance with Section 9 hereof of material infringements, misappropriations or violations of Company IP owned by any Credit Party or any of its Subsidiaries; and (iv) not allow any Company IP material to its business to be abandoned, forfeited or dedicated to the public or any material Current Company IP Agreement to be terminated by any Credit Party or any of its Subsidiaries without the Collateral Agent’s prior written consent; provided, however, that with respect to Company IP that is not owned by any Credit Party or any of its Subsidiaries or exclusively licensed to a third party by any Credit Party or any of its Subsidiaries, the obligations in clauses (i), (ii) and (iv) above shall apply only to the extent any Credit Party or any of its Subsidiaries has the right to take such actions or to cause any licensee or other third party to take such actions pursuant to applicable agreements or contractual rights;
(b)    Provide written notice to the Collateral Agent in accordance with Section 9 hereof within thirty (30) days of entering or becoming bound by any Restricted License (other than relating to over-the-counter software that is commercially available to the public). Each Credit Party and each of its Subsidiaries shall take such commercially reasonable steps as the Collateral Agent requests to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (i) any Restricted License to, without giving effect to Section 9-408 of the Code, be deemed “Collateral” and for the Collateral Agent to have a security interest in favor and for the benefit of Lenders and the other Secured Parties in it that might otherwise be restricted or prohibited by Requirements of Law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) for the Collateral Agent to have the ability in the event of a

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liquidation of any Collateral to dispose of such Collateral in accordance with the Collateral Agent’s and Lenders’ rights and remedies under this Agreement and the other Loan Documents; and
(c)    (i) Use commercially reasonable efforts, at its sole expense, either directly or indirectly, with respect to any licensee or licensor under the terms of any Credit Party’s or any of its Subsidiaries’ agreement with the respective licensee or licensor, as applicable, to take any and all actions (including taking legal action to specifically enforce the applicable terms of any license agreement) and prepare, execute, deliver and file agreements, documents or instruments which are necessary or desirable to (A) prosecute and maintain the Company IP material to its business and(B) diligently defend or assert the Company IP material to its business against material infringement, misappropriation, violation or interference by any other Persons and, in the case of Copyrights, Trademarks and Patents within the Company IP, against any claims of invalidity or unenforceability (including by bringing any legal action for infringement, dilution, violation or defending any counterclaim of invalidity or action of a non-Affiliate third party for declaratory judgment of non-infringement or non-interference); (ii) keep the Collateral Agent reasonably informed by written notice in accordance with Section 9 hereof of all of actions required under Section 5.8(c)(i)(B) and provide the Collateral Agent with the opportunity to meaningfully consult with Borrower with respect to the direction thereof and Borrower shall consider all of the Collateral Agent’s comments in good faith; provided, that such obligations shall be subject to any confidentiality obligations of any Credit Party or any of its Subsidiaries or any protective order binding upon any Credit Party or any of its Subsidiaries; provided, further that no Credit Party or Subsidiary shall be obligated to comply with this clause (ii) to the extent compliance would waive attorney-client privilege; and (iii) not, and shall use commercially reasonable efforts to cause any licensee or licensor of any Company IP not to, disclaim or abandon, or fail to take any action necessary or desirable to prevent the disclaimer or abandonment of such Company IP, in each case only if such disclaimer or abandonment could reasonably be expected to result in a Material Adverse Change and such Company IP constitutes Collateral.
5.9    Books and Records. Maintain proper Books, in which entries that are full, true and correct in all material respects and are in conformity with Applicable Accounting Standards consistently applied shall be made of all material financial transactions and matters involving the assets, properties and business of such Credit Party (or such Subsidiary), as the case may be.
5.10    Access to Collateral; Audits. Allow the Collateral Agent, or its agents or representatives, at reasonable times during normal business hours and upon reasonable advance notice, to visit and inspect the Collateral and inspect, copy and audit any Credit Party’s or any of its Subsidiaries’ Books; provided that such inspections shall be limited to premises owned by a Credit Party or any of its Subsidiaries and those locations where a Credit Party or any of its Subsidiaries has the right to freely access Collateral (solely to the extent such Credit Party or Subsidiary has such right without the need to obtain any additional consent or approval). The reasonable and documented out-of-pocket expenses incurred by the Collateral Agent in respect of the foregoing inspections and audits shall be reimbursed as “Lender Expenses” as provided herein. Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing or such audit reveals the occurrence of an Event of Default.

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5.11    Use of Proceeds. (a) Use the proceeds of the Term Loan for working capital and general corporate purposes and (b) not use the proceeds of the Term Loan to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock, in each case in violation of said Regulations.
5.12    Environmental Disclosure.
(a)    Deliver to the Collateral Agent as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of any Credit Party or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any material Environmental Claims;
(b)    Promptly upon a Responsible Officer of any Credit Party becoming aware of the occurrence thereof, deliver to the Collateral Agent written notice in accordance with Section 9 hereof describing in reasonable detail (i) any Release required to be reported to any federal, state or local Governmental Authority under any applicable Environmental Laws and (ii) any remedial action taken by any Credit Party or any of its Subsidiaries or any other Person in response to (A) any Hazardous Materials Activities, the existence of which could reasonably be expected to, individually or in the aggregate, result in one or more Environmental Claims which could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change, or (B) any Environmental Claims, the existence of which could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change;
(c)    As soon as practicable following the sending or receipt thereof by any Credit Party or any of its Subsidiaries, deliver to the Collateral Agent a copy of any and all significant written communications with respect to (i) any Environmental Claims, the existence of which could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change, (ii) any Release required to be reported to any federal, state or local Governmental Authority, and (iii) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether any Credit Party or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change; and
(d)    Deliver to the Collateral Agent prompt written notice in accordance with Section 9 hereof describing in reasonable detail (i) any proposed acquisition of stock, assets or properties by any Credit Party or any of its Subsidiaries that could reasonably be expected to, individually or in the aggregate, (A) expose any Credit Party or any of its Subsidiaries to, or result in, one or more Environmental Claims which could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change or (B) affect the ability of any Credit Party or any of its Subsidiaries to maintain in full force and effect all material Governmental Approvals required under any Environmental Laws for the operation of its business, and (ii) any proposed action to be taken by any Credit Party or any of its Subsidiaries to modify its current business operations in a manner which reasonably could be expected to, individually or in the aggregate,

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subject any Credit Party or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws.
(e)Use commercially reasonable efforts to promptly deliver to the Collateral Agent such other documents and information as the Collateral Agent may reasonably request in relation to any of the matters disclosed to the Collateral Agent pursuant to this Section 5.12.
(f)Promptly take any and all actions commercially reasonably necessary to (x) cure any violation of applicable Environmental Laws by such Credit Party or any of its Subsidiaries that could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change, and (y) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder if the failure to do so could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.
5.13    Further Assurances. Promptly upon the reasonable request of the Collateral Agent, execute, acknowledge and deliver such further documents and do such other acts and things in order to effectuate or carry out more effectively the purposes of this Agreement and the other Loan Documents at its expense, including taking such steps as are reasonably deemed necessary or desirable by the Collateral Agent to maintain, protect and enforce the Collateral Agent’s Lien in favor and for the benefit of Lenders and the other Secured Parties on Collateral securing the Obligations created under the Security Agreement and the other Loan Documents.
5.14    Additional Collateral; Guarantors. Without limiting the generality of Section 5.13 and except as otherwise approved in writing by Lender, Borrower shall cause each of its Guarantor Subsidiaries to guarantee the Obligations and to cause each such Guarantor Subsidiary to grant to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties a first priority security interest in and Lien upon, and pledge to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties, subject to Permitted Liens, the limitations set forth herein and the limitations set forth in the other Loan Documents, all of such Guarantor Subsidiary’s properties and assets (subject to the limitations herein and in the Security Agreement), whether now existing or hereafter acquired or existing, constituting Collateral to secure such guaranty. Furthermore, without limiting the generality of Section 5.13 and except as otherwise approved in writing by the Collateral Agent, Borrower shall, and shall cause each other Credit Party to grant the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties a first priority security interest in and Lien upon, and pledge to Lender, subject to Permitted Liens, the limitations set forth herein and the limitations set forth in the other Loan Documents, all of the Equity Interests (other than Excluded Equity Interests) of each of its Subsidiaries that it directly holds. In connection with each pledge of certificated Equity Interests required under the Loan Documents, the Credit Parties shall deliver, or cause to be delivered, to the Collateral Agent, such certificate(s) together with stock powers or assignments in blank, as applicable, properly endorsed for transfer to Lender or duly executed in blank, in each case reasonably satisfactory to the Collateral Agent. In connection with each pledge of uncertificated Equity Interests of any Person, that, pursuant to its Operating Documents, has “opted-in” to the treatment of its Equity Interests as “securities” under Article 8 of the Code, required under the Loan Documents, the applicable Credit Party shall

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deliver, or cause to be delivered, to the Collateral Agent such Equity Interests in accordance with Section 8-106(c)(1) of the Code or an executed uncertificated stock control agreement among the issuer, the registered owner and Lender in the form attached to the Security Agreement as Annex 4.
5.15    Formation or Acquisition of Subsidiaries. If Borrower or other Credit Party at any time after the Effective Date forms or acquires a Subsidiary, concurrently therewith, Borrower will notify the Collateral Agent in writing in accordance with Section 9 hereof regarding such formation or acquisition and, as promptly as practicable by in no event later than thirty (30) days after such formation or acquisition: (a) if such Subsidiary is a Subsidiary that is not an Excluded Subsidiary, (i) Borrower will cause such Subsidiary to execute and deliver to the Collateral Agent a joinder to this Agreement, the Security Agreement and, if applicable, the IP Agreements and any other relevant Collateral Document; (b) without limiting clause (a) above, such Subsidiary will, and Borrower will cause such Subsidiary to, satisfy all conditions and requirements contained in this Agreement (including Section 5.14) and each other Loan Document (including the Security Agreement) if and to the extent applicable to such Subsidiary; (c) Borrower will deliver a certificate executed by a Responsible Officer of Borrower and such Subsidiary that all such conditions and requirements have been satisfied (such certificate to be in form and substance reasonably satisfactory to Lender); (d) Borrower will deliver to the Collateral Agent (i) true, correct and complete copies of the Operating Documents of such Subsidiary, (ii) a Secretary’s Certificate, certifying that the copies of such Operating Documents are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to the Collateral Agent) and (iii) a good standing certificate for such Subsidiary certified by the Secretary of State (or the equivalent thereof) of its jurisdiction of organization, incorporation or formation; and (e) Borrower will deliver to the Collateral Agent a supplement to the Perfection Certificate, reflecting the formation or acquisition of such Subsidiary. Borrower, the Collateral Agent and Lenders hereby agree that, upon satisfaction of clause (a) above, any such Subsidiary shall constitute a Credit Party for all purposes hereunder as of the date of the formation or acquisition of such Subsidiary. Any document, agreement or instrument executed or issued pursuant to this Section 5.15 shall be a Loan Document.
5.16    Post-Closing Requirements. Each Credit Party will, and will cause each of its Subsidiaries (as applicable) to, take each of the actions set forth on Schedule 5.16 of the Disclosure Letter within the time period prescribed therefor on such schedule, which shall include, among other things: (a) use of commercially reasonable efforts to deliver to the Collateral Agent true, correct and complete copies of each Control Agreement required by the Collateral Agreement hereunder and executed and delivered by each applicable Credit Party (which shall be in form and substance reasonably satisfactory to the Collateral Agent) and (b) use of commercially reasonable efforts to deliver a landlord’s consent in favor of the Collateral Agent for each Credit Party’s leased locations owned by another Credit Party or its Subsidiary by the respective landlord thereof (which consent shall include an agreement by such landlord to permit reasonable access to such leased premises by the Collateral Agent or its agents upon an Event of Default for purposes of removal of any and all Collateral, if such leased premises is a warehouse, distribution center or other location at which a material amount of Collateral is located), together with the duly executed original signatures thereto. All representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to accommodate the taking the

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actions set forth on Schedule 5.16 of the Disclosure Letter within the time periods set forth therein, rather than elsewhere provided in the Loan Documents.
6.NEGATIVE COVENANTS
Each Credit Party covenants and agrees that, until Payment in Full, such Credit Party shall not, and shall cause each of its Subsidiaries not to:
6.1    Dispositions. Convey, sell, lease, transfer, assign, exclusively license out, non-exclusively license out, agree to any covenant not to sue, enter into a co-existence agreement or otherwise dispose of (including any sale-leaseback or sale-license back), directly or indirectly and whether in one or a series of transactions (collectively, “Transfer”), all or any part of its or its Subsidiaries’ properties or assets constituting Collateral (other than cash or Cash Equivalents), other than (a) Transfers in the ordinary course of business and any sale of obsolete or worn out property, whether now owned or hereafter acquired, (b) sales of Inventory in the ordinary course of business, (c) any exclusive as to geography within Japan license out of rights to telotristat ethyl or sotagliflozin, (d) any exclusive as to geography anywhere in the world license out of the rights to any product or product candidate other than telotristat ethyl or sotagliflozin, (e) any non-exclusive license, or (f) any other Transfers outside the ordinary course of business in which such Credit Party or Subsidiary will receive cash proceeds in an amount equal to no less than seventy five percent (75%) of all Transfer consideration (fixed or contingent) paid or payable to such Credit Party or Subsidiary, but only so long as the net cash proceeds of such Transfer (to the extent such net cash proceeds are in excess of $10,000,000) are utilized to repay or prepay, in whole or in part, Indebtedness to Lenders under and in accordance with this Agreement and the other Loan Documents (including Section 2.2(d) hereof). Notwithstanding anything herein to the contrary, any exclusive as to geography within the United States license out of rights to telotristat ethyl or sotagliflozin entered into after the Effective Date shall require the prior written consent of the Collateral Agent (which consent shall be obtained in accordance with the second sentence of the definition of “Permitted License”), and no Transfer of all or any part of the properties or assets of Borrower or any of its Subsidiaries constituting Collateral to any Person that is not a Credit Party after the Effective Date (other than Transfers described in clauses (a) through (f) above) shall be permitted hereunder without the prior written consent of the Collateral Agent.
6.2    Fundamental Changes. (a) Engage in or permit any of its Subsidiaries to engage in any material line of business that is not substantially similar to the Company Lines of Business conducted by it and its Subsidiaries on the Tranche A Closing Date or that is not reasonably related, complementary or ancillary thereto.
(b)    Without at least five (5) days prior written notice to the Collateral Agent in accordance with Section 9 hereof: (i) change its jurisdiction of organization, incorporation or formation, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change any organizational number (if any) assigned by its jurisdiction of organization, incorporation or formation; provided, that any such change shall not be adverse to the rights, remedies and benefits available to, or conferred upon, the Collateral Agent or any Lender under any Loan Document in any material respect.

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(c)    If any Credit Party intends to deliver any assets or properties constituting Collateral to one or more bailees that are, or leased locations that are owned in whole by, Borrower or any Subsidiary, and:
(i)The Collateral Agent and such bailee(s) are not already parties to a bailee agreement governing both the Collateral and the location(s) to which such Credit Party intends to deliver the Collateral, then such Credit Party will first receive the written consent of the Collateral Agent, and such Credit Party shall use commercially reasonable efforts to cause such bailee(s) to execute and deliver to the Collateral Agent a bailee agreement in form and substance reasonably satisfactory to the Collateral Agent. Notwithstanding the foregoing, no such consent or bailee agreement shall be required in connection with the distribution of Products to customers in the ordinary course of business; and
(ii)The Collateral Agent has not already received a landlord’s consent in favor of the Collateral Agent for such leased location(s) duly executed by the respective landlord(s) thereof (which consent includes an agreement by such landlord(s) to permit reasonable access to such leased premises by the Collateral Agent or its agents upon an Event of Default for purposes of removal of any and all Collateral, if such leased premises is a warehouse, distribution center or other location at which such Collateral is located), then such Credit Party will first receive the written consent of the Collateral Agent, and such Credit Party shall use commercially reasonable efforts to cause such landlord(s) to execute and deliver to the Collateral Agent a landlord’s consent in favor of the Collateral Agent for such leased locations duly executed by the respective landlord(s) thereof (which consent includes an agreement by such landlord(s) to permit reasonable access to such leased premises by the Collateral Agent or its agents upon an Event of Default for purposes of removal of any and all Collateral, if such leased premises is a warehouse, distribution center or other location at which such Collateral is located).
6.3    Mergers, Liquidations or Dissolutions.
(a)    Merge, amalgamate, consolidate, liquidate or dissolve, or permit any of its Subsidiaries to merge, amalgamate, consolidate, liquidate or dissolve, with or into any other Person (whether in one transaction or a series of transactions), except that:
(i)    Borrower may merge, amalgamate or consolidate with any Subsidiary of Borrower, provided that Borrower or any such Subsidiary that is a Credit Party is the surviving entity;
(ii)    any Subsidiary of Borrower that is a Credit Party may merge, amalgamate or consolidate with Borrower or any other Subsidiary of Borrower, provided that Borrower or a Subsidiary that is a Credit Party is the surviving entity;
(iii)any Subsidiary of Borrower that is not a Credit Party may merge, amalgamate or consolidate with Borrower or any other Subsidiary of Borrower;

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

(iv)any Subsidiary of Borrower may liquidate, dissolve or wind up, provided, that the properties and assets of such Subsidiary are distributed to a Credit Party;
(v)any Investment permitted by Section 6.8 may be structured as a merger, amalgamation or consolidation, provided such merger, amalgamation or consolidation is not otherwise prohibited under this Section 6.3; and
(vi)any Transfer permitted by Section 6.1 may be structured as a merger, amalgamation or consolidation; or
(b)    make, or permit any of its Subsidiaries to make, Acquisitions outside the ordinary course of business, including any purchase of the assets or properties of any division or line of business of any other Person, other than Permitted Acquisitions or Permitted Investments.
6.4    Indebtedness. Directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (including any Indebtedness consisting of obligations evidenced by a bond, debenture, note or other similar instrument) that is not Permitted Indebtedness; provided, however, that the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.4.
6.5    Encumbrance. Except for Permitted Liens, create, incur, allow, or suffer to exist any Lien on any properties or assets constituting Collateral owned or otherwise held by it or assign or convey any right to receive income, including the sale of any Accounts, or permit any Collateral not to be subject to the first priority security interest granted in the Loan Documents.
6.6    No Further Negative Pledges; Negative Pledge. Enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of such Credit Party or Subsidiary to create, incur, assume or suffer to exist any Lien upon any of their respective properties or assets constituting Collateral (including any Equity Interests issued by any Subsidiary that constitute Collateral), whether now owned or hereafter acquired, in favor of the Collateral Agent and for the benefit of Lenders and the other Secured Parties with respect to the Obligations or under the Loan Documents; provided, that the foregoing shall not apply to:
(a)specific properties or assets encumbered by Permitted Liens to secure payment of any Permitted Indebtedness, if and only to the extent each such prohibition or limitation applies only to such properties or assets;
(b)prohibitions or limitations set forth in any lease, license or similar agreement entered into in the ordinary course of business relating to unsecured Permitted Indebtedness, in the case of each such agreement if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement or any other Loan Document, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith);

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

(c)customary provisions restricting assignments, subletting, sublicensing or other transfers of properties or assets subject thereto set forth in leases, subleases, licenses (including Permitted Licenses) and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements;
(d)prohibitions or limitations on the transfer or assignment of any properties, assets or Equity Interests set forth in any agreement entered into in the ordinary course of business that is not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to such properties, assets or Equity Interests;
(e)prohibitions or limitations imposed by Requirements of Law;
(f)prohibitions or limitations that exist as of the Tranche A Closing Date under Indebtedness existing on the Tranche A Closing Date (which such Indebtedness is set forth on Schedule 12.1 of the Disclosure Letter);
(g)customary prohibitions or limitations arising in connection with any Transfer permitted by Section 6.1;
(h)customary provisions in shareholders agreements, joint venture agreements, organizational documents or similar binding agreements relating to any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;
(i)customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or the other Credit Parties to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);
(j)customary net worth provisions set forth in customer agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or the other Credit Parties to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);
(k)restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document;
(l)prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

(other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);
(m)prohibitions or limitations imposed by any Loan Document;
(n)customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited by this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;
(o)customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement; and
(p)prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (o) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.
6.7    Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 5.6 hereof.
6.8    Distributions; Investments. (a) Pay any dividends or make or permit any distribution or payment on or redeem, retire or purchase any Equity Interests or any securities convertible into Equity Interests, except for the following:
(i)Each Subsidiary that is a Credit Party may make such payments to Borrower or any other Subsidiary that is a Credit Party;
(ii)Each non-Wholly-Owned Subsidiary that is a Credit Party may make such payments to Borrower or any other Subsidiary that is a Credit Party and to each other owner of Equity Interests of such non-Wholly-Owned Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;
(iii)Borrower may redeem in whole or in part any of its Equity Interests for another class of its Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests;
(iv)Any such payments arising from any Permitted Investment or any transaction by Borrower or any of its Subsidiaries expressly permitted by Section 6.3(a);
(v)(A) regular payments of principal or interest on any Indebtedness under the Existing Senior Notes pursuant to the terms of such Existing Senior Notes (including payment of principal in connection with any conversion thereof); or (B) payments to induce the conversion of any of the Existing Senior Notes by the holders thereof into

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Equity Interests of Borrower pursuant to the terms of such Existing Senior Notes or otherwise, in an aggregate amount not to exceed an amount equal to the remaining unpaid interest payments to be made under such Existing Senior Notes;
(vi)The payment of dividends by Borrower solely in non-cash pay and non-redeemable capital stock (including, for the avoidance of doubt, dividends and distributions payable solely in Equity Interests);
(vii)The redemption or repurchase of Equity Interests by Borrower from future, present or former officers, employees, directors and consultants of Borrower, so long as an Event of Default does not exist at the time of such redemption or repurchase and would not exist after giving effect to such redemption or repurchase;
(viii)The repurchase or other acquisition of Equity Interests deemed to occur (A) upon the exercise of stock options, warrants, restricted stock units or other rights to purchase Equity Interests if such Equity Interests represent a portion of the exercise price thereof or conversion price thereof, or (B) in connection with any Tax withholding imposed, levied, collected, withheld or assessed by any Governmental Authority upon the grant of or any exercise or vesting of any Equity Interests (or options in respect thereof) of future, present or former officers, employees, directors and consultants of Borrower;
(ix)Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests;
(x)In connection with any Permitted Acquisition by any Credit Party or any of its Subsidiaries, (A) the receipt or acceptance of the return to such Credit Party or Subsidiaries of Equity Interests of Borrower constituting a portion of the purchase price consideration in settlement of indemnification claims, or as a result of a purchase price adjustment (including earn-outs or similar obligations) and (B) payments or distributions to equity holders pursuant to appraisal rights required under Requirements of Law; and
(xi)The distribution of rights pursuant to any shareholder rights plan or the redemption of such rights for nominal consideration in accordance with the terms of any shareholder rights plan; or
(b)    directly or indirectly (including by the formation of any Subsidiary) make any Investment other than Permitted Investments.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

6.9    Restrictions on Subsidiary Distributions. Enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of any Subsidiary of Borrower (other than Specified Subsidiary) to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Borrower or any other Subsidiary of Borrower, or (d) transfer, lease or license any of its properties or assets constituting Collateral to Borrower or any other Subsidiary of Borrower; provided, that the foregoing shall not apply to:
(i)    specific properties or assets encumbered by Permitted Liens to secure payment of Permitted Indebtedness, if and only to the extent each such prohibition or limitation applies only to such properties or assets;
(ii)    prohibitions or limitations set forth in any lease, license or similar agreement entered into in the ordinary course of business relating to unsecured Permitted Indebtedness, in the case of each such agreement if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement or any other Loan Document, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith);
(iii)    customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses (including Permitted Licenses) and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements;
(iv)    prohibitions or limitations on the transfer or assignment of any properties, assets or Equity Interests set forth in any agreement entered into in the ordinary course of business that is not otherwise prohibited under this Agreement or any other Loan Document (including Section 6.6 hereof), if and only to the extent each such prohibition or limitation applies only to such properties, assets or Equity Interests;
(v)    prohibitions or limitations imposed by Requirements of Law;
(vi)    prohibitions or limitations that exist as of the Tranche A Closing Date under Indebtedness existing on the Tranche A Closing Date (which such Indebtedness is set forth on Schedule 12.1 of the Disclosure Letter);
(vii)    customary prohibitions or limitations arising in connection with any Transfer permitted by Section 6.1;
(viii)    customary provisions in shareholders agreements, joint venture agreements, organizational documents or similar binding agreements relating to any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

(ix)    customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or the other Credit Parties to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);
(x)    customary net worth provisions set forth in customer agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or the other Credit Parties to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);
(xi)    restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document;
(xii)    prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);
(xiii)    prohibitions or limitations imposed by any Loan Document;
(xiv)    customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited by this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;
(xv)    customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business , if and only to the extent each such restriction applies only to the properties or assets subject to such agreement; and
(xvi)    prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (i) through (xv) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

6.10    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Credit Party or any owner of ten percent (10%) or more of the Equity Interests of any Credit Party or any of its Subsidiaries, except for:
(a)    transactions that are in the ordinary course of such Credit Party’s or Subsidiary’s business, upon fair and reasonable terms that are no less favorable to such Credit Party or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person;
(b)    any transaction between and among any two or more Credit Parties or between and among any Credit Parties and their Subsidiaries not otherwise prohibited by this Agreement or any other Loan Document;
(c)    reasonable and customary compensation arrangements (including fees, benefits, severance, change of control payments and incentive arrangements) for members of the Board of Directors in the ordinary course of business ;
(d)    reasonable compensation arrangements (including fees, benefits, severance, change of control payments and incentive arrangements) for officers, employees, consultants and agents of Borrower and its Subsidiaries entered into in the ordinary course of business ;
(e)    Investments permitted under clauses (e), (f) or (g) of the definition of Permitted Investments;
(f)    Investments in Borrower comprised of the proceeds of equity financings and the granting of registration and other customary rights in connection therewith, any contribution to the Equity Interests of Borrower or any Subsidiary and unsecured debt financings from Borrower’s shareholders, so long as any and all such Indebtedness is Subordinated Debt and does not violate Section 6.5;
(g)    transactions pursuant to an agreement in existence at the time the applicable Credit Party or Subsidiary that is a party to such transaction is acquired pursuant to a Permitted Acquisition or similar Investment permitted by Section 6.8;
(h)    any transaction in connection with agreements existing on the Effective Date and set forth on Schedule 6.10(h) of the Disclosure Letter;
(i)    any distribution permitted by Section 6.8;
(j)    payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, officers, employees, consultants and agents of Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Borrower and its Subsidiaries; and
(k)    the Texas Lease.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

6.11    Subordinated Debt; Existing Notes. (a) Make or permit any payment on any Subordinated Debt or under the Existing Senior Notes, except (i) under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, (ii) regular payments of principal or interest under the Existing Senior Notes pursuant to the terms of such Existing Senior Notes (including payments of principal in connection with any conversion thereof), (iii) payments to induce the conversion of any of the Existing Senior Notes by the holders thereof into Equity Interests of Borrower pursuant to the terms of such Existing Senior Notes or otherwise, in an aggregate amount not to exceed an amount equal to the remaining unpaid interest payments to be made under such Existing Senior Notes and (iv) refinancings of any Subordinated Debt with any Indebtedness permitted to be incurred under Section 6.4; (b) enter into any indenture or indentures supplemental to that certain Indenture, dated as of November 26, 2014, between Borrower and Wells Fargo Bank, National Association, as trustee, pursuant to Article 10 thereof, for the purpose (solely or among such other purposes) of (i) securing the Existing Senior Notes other than by Liens constituting Permitted Liens hereunder, or (ii) adding any guarantee with respect to the Existing Senior Notes that does not constitute Permitted Indebtedness hereunder or; or (c) amend any provision in any document relating to any Subordinated Debt which would increase the amount thereof, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or adversely affect the subordination thereof to Obligations owed to any Lender. For the avoidance of doubt, nothing in this Section 6.11 shall restrict Borrower or any of its Subsidiaries from (y) entering into any amendments to Permitted Indebtedness to effectuate any refinancing thereof permitted hereunder and (z) extending the Texas Lease in connection with a refinancing of the iStar Mortgage.
6.12    Amendments or Waivers of Organizational Documents. Amend, restate, supplement or otherwise modify, or waive, any provision of its Operating Documents in a manner that would adversely affect its ability to perform its obligations under the Loan Documents or adversely affect the rights, remedies and benefits available to, or conferred upon, the Collateral Agent or any Lender under any Loan Document.
6.13    Fiscal Year. Change its fiscal year without prior written notice to the Collateral Agent.
6.14    Compliance.
(a)    Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; no ERISA Affiliate of a Credit Party shall cause or suffer to exist (i) any event that could result in the imposition of a Lien on any asset of a Credit Party or a Subsidiary of a Credit Party with respect to any Plan or Multiemployer Plan or (ii) any other ERISA Event that, in the case of clauses (i) and (ii), could reasonably be expected to, in the aggregate, result in a Material Adverse Change;

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

(b)    Fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if such failure or violation could reasonably be expected to have a Material Adverse Change; or
(c)    Permit the occurrence of any other event with respect to any present pension, profit sharing or deferred compensation plan which could reasonably be expected to result in a Material Adverse Change.
6.15    Compliance with Anti-Terrorism Laws. The Collateral Agent and each Lender hereby notifies each Credit Party that pursuant to the requirements of Anti-Terrorism Laws, and such Person’s policies and practices, the Collateral Agent and each Lender is required to obtain, verify and record certain information and documentation that identifies each Credit Party and its principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow the Collateral Agent and each Lender to identify such party in accordance with Anti-Terrorism Laws. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or Affiliates (other than portfolio companies of the Permitted Holders that are not Subsidiaries of Borrower) to, directly or indirectly, knowingly enter into any documents or Contracts with any Person listed on the OFAC Lists. Each Credit Party shall immediately notify the Collateral Agent and each Lender in writing if such Credit Party or any of its Subsidiaries has knowledge that any Credit Party or any Subsidiary or Affiliate (other than portfolio companies of the Permitted Holders that are not Subsidiaries of Borrower) of any Credit Party is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or Affiliates (other than portfolio companies of the Permitted Holders that are not Subsidiaries Borrower) to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.
6.16    Amendments or Waivers of Current Company IP Agreements and Material Contracts. Waive, amend, cancel or terminate, exercise or fail to exercise, any material rights constituting or relating to any of the Current Company IP Agreements listed on Schedule 4.6(g) of the Disclosure Letter or any Material Contract or (b) default under, or take any action or fail to take any action which with the passage of time or the giving of notice or both would constitute a default or event of default under, any of the Current Company IP Agreements listed on Schedule 4.6(g) of the Disclosure Letter or any Material Contract, in each case, which could reasonably be expected to result in a Material Adverse Change.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

7.EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
7.1    Payment Default. Any Credit Party fails to (a) make any payment of any principal of any Term Loan when and as the same shall become due and payable, whether at the due date thereof (including pursuant to Section 2.2(c)) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise, or (b) within five (5) Business Days after the same becomes due, any payment of interest or premium pursuant to Section 2.2, including any applicable Makewhole Amount or Prepayment Premium, or any other Obligations (which five (5) Business Day cure period shall not apply to any payments due on the Term Loan Maturity Date or the date of acceleration pursuant to Section 8.1(a) hereof). A failure to pay any such interest, premium or Obligations pursuant to the foregoing clause (b) prior to the end of such five (5) Business Day-period shall not constitute an Event of Default (unless such payment is due on the Term Loan Maturity Date or the date of acceleration pursuant to Section 8.1(a) hereof).
7.2    Covenant Default.
(a)The Credit Parties: (i) fail or neglect to perform any obligation in Sections 5.2, 5.4, 5.5, 5.6, 5.8, 5.11 or 5.15 or (ii) violate any covenant in Section 6; or
(b)The Credit Parties fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified elsewhere in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, have failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by the Credit Parties be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then the Credit Parties shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this Section 7.2(b) shall not apply, among other things, to any of the covenants referenced in clause (a) above.
7.3    Material Adverse Change. A Material Adverse Change of the type described in clause (iii) or clause (iv) of the definition thereof occurs.
7.4    Insolvency.
(a)    An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking: (i) relief in respect of any Credit Party or any of its Subsidiaries, or of a substantial part of the property constituting Collateral of any Credit Party or any of its Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

official for any Credit Party or any of its Subsidiaries or for a substantial part of the property or assets constituting Collateral of any Credit Party or any of its Subsidiaries; or (iii) the winding-up or liquidation of any Credit Party or any of its Subsidiaries, and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or
(b)    Any Credit Party or any of its Subsidiaries shall: (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (a) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any of its Subsidiaries or for a substantial part of the property or assets constituting Collateral of any Credit Party or any of its Subsidiaries; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or  wind up or liquidate (except as otherwise expressly permitted hereunder).
7.5    Other Agreements. There is under any contract, agreement or other arrangement to which a Credit Party is a party with a third party or parties, any breach thereof or default thereunder resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $7,500,000 in the aggregate.
7.6    Judgments; Attachment; Levy; Restraint on Business.
(a)    One or more final judgments, orders, or decrees for the payment of money in an amount in excess of $7,500,000 in the aggregate (but excluding any final judgments, orders, or decrees for the payment of money that are covered by independent third-party insurance as to which liability has been accepted by such insurance carrier), shall be rendered against one or more Credit Parties and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay;
(b)    (i) The service of process seeking to attach, by trustee or similar process, any funds of any Credit Party or of any entity under the control of any Credit Party (including a Subsidiary) in excess of $7,500,000 on deposit or otherwise maintained with the Collateral Agent, or (ii) a notice of lien or levy is filed against any of Borrower’s or any of its Subsidiaries’ assets by any Governmental Authority, and the same under sub-clauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, that no Credit Extensions shall be made during any thirty (30) day cure period; or
(c)(i) Any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order

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enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting any material part of its business.
7.7    Misrepresentations. Any Credit Party or any Person acting for any Credit Party makes or is deemed to make any representation, warranty, or other statement now or later in this Agreement, any other Loan Document or in any writing delivered to the Collateral Agent or any Lender or to induce such Person to enter this Agreement or any other Loan Document, and such representation, warranty, or other statement is incorrect in any material respect (or, to the extent any such representation, warranty or other statement is qualified by materiality or Material Adverse Change, in any respect) when made or deemed to be made.
7.8    Loan Documents; Collateral. Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any of its Subsidiaries party thereto, or any Credit Party or any of its Subsidiaries shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any material portion of the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest in any material portion of the Collateral subject thereto subject only to Permitted Liens.
7.9    Subordinated Debt. Any document, instrument, or agreement evidencing the subordination of any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement.
7.10    Change of Control. A Change of Control occurs.
7.11    ERISA Event. An ERISA Event occurs that, individually or together with any other ERISA Events, results or could reasonably be expected to result in a liability of Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates or the imposition of a Lien on any of the properties or assets of Borrower or any of its Subsidiaries, which liabilities and Liens could reasonably be expected to result in a Material Adverse Change.
8.RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT
8.1    Rights and Remedies. While an Event of Default occurs and continues, the Collateral Agent may, or at the request of the Required Lenders, will, without notice or demand:
(a)declare all Obligations (including, for the avoidance of doubt, the Makewhole Amount or Prepayment Premium, as applicable, that is payable pursuant to Section 2.2(e) or Section 2.2(f), as the case may be) immediately due and payable (but if an Event of Default described in Section 7.4 occurs all Obligations, including the Makewhole Amount or Prepayment Premium, as applicable, that is payable pursuant to Section 2.2(e) or Section 2.2(f), as the case may be, shall be automatically and immediately due and payable without any action by the Collateral Agent or

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any Lender), whereupon all Obligations for principal, interest, premium or otherwise (including, for the avoidance of doubt, the Makewhole Amount or Prepayment Premium, as applicable, that is payable pursuant to Section 2.2(e) or Section 2.2(f), as the case may be,) shall become due and payable by Borrower without presentment, demand, protest or other notice of any kind, which are all expressly waived by the Credit Parties hereby;
(b)stop advancing money or extending credit for Borrower’s benefit under this Agreement;
(c)settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that the Collateral Agent considers advisable, notify any Person owing Borrower or any other Credit Party money of the Collateral Agent’s security interest in favor and for the benefit of Lenders and the other Secured Parties in such funds, and verify the amount of such account;
(d)make any payments and do any acts it considers necessary or reasonable to protect the Collateral or the Collateral Agent’s security interest in favor and for the benefit of Lenders and the other Secured Parties in the Collateral. Borrower shall use commercially reasonable efforts to assemble the Collateral if the Collateral Agent or the Required Lenders requests and make it available as the Collateral Agent or the Required Lenders designates. The Collateral Agent or its agents or representatives may enter premises where the Collateral is located, to the extent that any Credit Party itself would have the right to do so, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to the Collateral Agent’s security interest in favor and for the benefit of Lenders and the other Secured Parties and pay all expenses incurred. Each Credit Party grants the Collateral Agent a license to (and for its agents and representatives to) enter and occupy any of its premises, without charge, to exercise any of the Collateral Agent’s or Lenders’ rights or remedies;
(e)apply to the Obligations (i) any balances and deposits of any Credit Party it holds in any Collateral Account subject to a Control Agreement, or (ii) any amount held by the Collateral Agent owing to or for the credit or the account of the Borrower;
(f)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. The Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, each Credit Party’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with the Collateral Agent’s exercise of its rights under this Section 8.1, each Credit Party’s rights under all licenses and all franchise agreements inure to the Collateral Agent’s benefit;
(g)place a “hold” on any account maintained with the Collateral Agent or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(h)demand and receive possession of Borrower’s Books; and

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(i)exercise all rights and remedies available to the Collateral Agent or any Lender under the Collateral Documents or any other Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
The Collateral Agent and each Lender agrees that in connection with any foreclosure or other exercise of rights under this Agreement or any other Loan Document with respect to the Intellectual Property, the rights of the licensees under the Permitted Licenses will not be terminated, limited or otherwise adversely affected so long as no default exists under the Permitted License in a way that would permit the licensor to terminate such Permitted License (commonly termed a non-disturbance).
8.2    Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, the Collateral Agent may, in the exercise of remedies, apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in the order set forth in Section 2.2(d). Any surplus shall be paid to Borrower or, at Borrower’s direction, to other Persons legally entitled thereto; Borrower shall remain liable to Lenders for any deficiency. If the Collateral Agent or any Lender directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, the Collateral Agent or such Lender, as applicable, shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by the applicable Lender(s) of cash therefor.
8.3    Protective Advances. If Borrower fails to obtain the insurance called for by Section 5.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, the Collateral Agent or Lenders may obtain such insurance or make such payment, and all amounts so paid by the Collateral Agent or any Lender are Lender Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. The Collateral Agent or the applicable Lender will provide Borrower with notice of such Person’s having obtained such insurance at the time it is obtained or within a reasonable time thereafter. Borrower may later cancel any insurance purchased by the Collateral Agent or Lenders, but only after providing the Collateral Agent (with a copy to Lenders) with evidence (in form and substance reasonably satisfactory to the Collateral Agent or the applicable Lender) that there has been obtained insurance as required in Section 5.5. No payments by the Collateral Agent or any Lender are deemed an agreement to make similar payments in the future or the Collateral Agent’s or any Lender’s waiver of any Event of Default.
8.4    Power of Attorney. Each Credit Party hereby irrevocably appoints the Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse each Credit Party’s name on any checks or other forms of payment or security; (b) sign each Credit Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Lender determines reasonable; (d) make, settle, and adjust all claims under each Credit Party’s insurance policies; (e) pay, contest

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or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of the Collateral Agent, any Lender or a third party as the Code permits. Each Credit Party hereby appoints the Collateral Agent as its lawful attorney-in-fact to file or record any documents necessary to perfect or continue the perfection of the Collateral Agent’s security interest in favor and for the benefit of Lenders and the other Secured Parties in the Collateral (including any financing statements and amendments, continuations or terminations thereof) regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and no Lender is under any further obligation to make Credit Extensions hereunder. The foregoing appointment of the Collateral Agent as Borrower’s attorney in fact, and all of the Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and the obligation of any and all Lenders to provide Credit Extensions terminates.
8.5    Collateral Agent’s Liability for Collateral. So long as the Collateral Agent complies with Requirements of Law regarding the safekeeping of the Collateral in its possession or under its control, the Collateral Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; or (c) any act or default of any carrier, warehouseman, bailee, or other Person, except to the extent arising as a result of the Collateral Agent’s bad faith, gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. Subject to the immediately preceding sentence, in no event shall the Collateral Agent or any Lender have any liability for any diminution in the value of the Collateral for any reason. Borrower bears all risk of loss, damage or destruction of the Collateral.
8.6    No Waiver; Remedies Cumulative. The Collateral Agent’s or any Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of the Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith (unless the Collateral Agent so expressly waives any such right in writing). No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Each of the Collateral Agent’s and Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Each of the Collateral Agent and Lenders has all rights and remedies provided under the Code, by law or in equity. The exercise by the Collateral Agent or any Lender of one right or remedy shall not preclude the Collateral Agent or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and the waiver by the Collateral Agent or any Lender of any Event of Default is not a continuing waiver. The Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver of any rights hereunder, election of any one remedy, or acquiescence to any default or Event of Default.
8.7    Demand Waiver; Makewhole Amount; Prepayment Premium. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts,

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documents, instruments, chattel paper, and guarantees held by the Collateral Agent or Lenders on which Borrower is liable. Borrower acknowledges and agrees that if the maturity of all Obligations shall be accelerated pursuant to Section 8.1(a) by reason of the occurrence of an Event of Default, the Makewhole Amount or Prepayment Premium, as applicable, that is payable pursuant to Section 2.2(e) or Section 2.2(f), as the case may be, shall become due and payable by Borrower upon such acceleration, whether such acceleration is automatic or is effected by the Collateral Agent’s or Lenders’ declaration thereof, as provided in Section 8.1(a), and Borrower shall pay the Makewhole Amount or Prepayment Premium, as applicable, that is payable pursuant to Section 2.2(e) or Section 2.2(f), as the case may be, as compensation to Lenders for the loss of their respective investment opportunities and not as a penalty, and Borrower waives any right to object thereto in any voluntary or involuntary bankruptcy, insolvency or similar proceeding or otherwise.
9.NOTICES.
All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address (if any) indicated below. The Collateral Agent, any Lender or any Credit Party may change its mailing or electronic mail address or facsimile number by giving all other parties hereto written notice thereof in accordance with the terms of this Section 9.
If to Borrower or any other Credit Party:
Attention: Jeffrey Wade
LEXICON PHARMACEUTICALS, INC.
8800 Technology Forest place
The Woodlands, TX 77381-1160
Telephone: +1 (281)-863-3000
Email: [**]

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with a copy to (which shall not constitute notice) to:
Vinson & Elkins LLP
1001 Fannin Street
Ste. 2500
Houston, TX 77002
Attn: Guy Gribov
Telephone: [**]
Facsimile: [**]
Email: [**]
If to the Collateral Agent:
BIOPHARMA CREDIT PLC
c/o Beaufort House
51 New North Road
Exeter EX4 4EP
United Kingdom
Attn: Company Secretary
Tel: [**]
Fax: [**]
with copies (which shall not constitute notice) to:
Pharmakon Advisors LP
110 East 59th Street, #3300
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
Phone: [**]
Fax: [**]
Email: [**]

and
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
Phone: [**]
Fax: [**]
Email: [**]

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If to any Lender:	To the address set forth on Exhibit E attached hereto for such Lender
10.CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER
THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. Each of the Credit Parties, Lenders and the Collateral Agent submit to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Requirements of Law, in such Federal court; provided, however, that nothing in this Agreement shall be deemed to operate to preclude the Collateral Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Collateral Party or any Lender. Each Credit Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Credit Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Credit Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in (or otherwise provided in accordance with the terms of) Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE CREDIT PARTIES, LENDERS AND THE COLLATERAL AGENT WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
11.GENERAL PROVISIONS
11.1    Successors and Assigns. This Agreement binds and is for the benefit of the parties hereto and their respective successors and permitted assigns. No Credit Party may transfer, pledge or assign this Agreement or any other Loan Document or any rights or obligations under hereunder or thereunder without the prior written consent of each Lender. Each Lender may sell, transfer, assign or pledge this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder, and may grant a participation in all or any part of, or any interest in, such Lender’s

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obligations, rights or benefits under this Agreement and the other Loan Documents, to any Eligible Assignee and the Collateral Agent shall record such Lender Transfer in accordance with Section 2.8. Each Lender shall provide Borrower with written notice of a Lender Transfer by it (to the extent Borrower’s consent is not required for such Lender Transfer) and to each other Lender and the Collateral Agent no later than the date on which such Lender Transfer occurs. Any attempted transfer, pledge or assignment of this Agreement or any other Loan Document or any rights or obligations under hereunder or thereunder in violation of this Section 11.1 shall be null and void.
11.2    Indemnification; Costs and Expenses.
(a)Borrower agrees to indemnify and hold harmless each of the Collateral Agent and Lenders and each of their respective Related Parties (each such Person, an “Indemnified Person”) from and against any and all Indemnified Liabilities; provided, however, that (i) no Credit Party shall have any obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the bad faith, gross negligence or willful misconduct of that Indemnified Person (or of its Related Parties), in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) no Credit Party shall have any obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from a material breach of any obligation of such Indemnified Person hereunder, and (iii) no Credit Party shall have any obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from any claim by one Indemnified Person against another Indemnified Person that does not relate to any act or omission of any Credit Party, and (iv) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnified Person without the prior written consent of such Credit Party (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnified Person, each of the Credit Parties shall, jointly and severally, indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement. This Section 11.2(a) shall not apply with respect to Taxes, which shall be governed solely by Section 2.6.
(b)To the extent permitted by Requirements of Law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each of the Collateral Agent and Lenders (and their respective successor and assigns) and each of their respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Term Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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(c)Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of the Collateral Agent or any Lender, shall be at the expense of such Credit Party, and neither the Collateral Agent nor any Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, Borrower agrees to pay or reimburse upon demand each of the Collateral Agent and Lenders (and their respective successors and assigns) and each of their respective Related Parties for (i) all reasonable out-of-pocket costs and expenses incurred by it in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, (ii) all reasonable costs and expenses incurred by it in connection with internal audit reviews and Collateral audits and (iii) all costs and expenses incurred by it in connection with (A) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (B) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (C) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, Subsidiary of any Credit Party, Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto), including Lender Expenses; provided that, with respect to out-of-pocket legal fees and expenses incurred in connection with this clause (c), the Credit Parties shall only be required to reimburse the reasonable and documented legal fees and expenses of a single legal counsel (plus, if required, one local legal counsel in any relevant, material jurisdiction) for the Collateral Agent, Lenders and their respective Related Parties (and , in the case of an actual or perceived conflict of interest where the party affected by such conflict informs Borrower in writing of such conflict and thereafter retains its own legal counsel, of one additional legal counsel for all such similarly situated affected parties and, if required, one local legal counsel in any relevant, material jurisdiction).
11.3    Severability of Provisions. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
11.4    Correction of Loan Documents. The Collateral Agent or Required Lenders may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties hereto so long as the Collateral Agent or Required Lenders, as applicable, provides the Credit Parties and the other parties hereto with written notice in accordance with Section 9 of such correction and allows the Credit Parties at least ten (10) days to object to such correction by delivery of a written notice thereof to the Collateral Agent or Required Lenders, as applicable, and the other parties hereto. In the event of such objection, such correction shall not be made except by an amendment signed by each of the parties hereto.

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11.5    Amendments in Writing; Integration. (a) No amendment or modification of any provision of this Agreement or any other Loan Document, or waiver, discharge or termination of any obligation hereunder or thereunder, no approval or consent hereunder or thereunder (including any consent by Borrower to any departure herefrom or therefrom), shall in any event be effective unless the same shall be in writing and signed by Borrower (on its own behalf and on behalf of each other Credit Party) and the Required Lenders; provided, however, that no such amendment, modification, waiver, discharge, termination, approval or consent shall, unless in writing and signed by the Collateral Agent and the Required Lenders, affect the rights or duties of, or any amounts payable to, the Collateral Agent under this Agreement or any other Loan Document. Any waiver, approval or consent granted hereunder shall be limited to the specific circumstance expressly described in it (unless otherwise provided), and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver, approval or consent.
(b)    This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties hereto about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
11.6    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
11.7    Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and Payment in Full has occurred. The indemnification obligations of Borrower and each other Credit Party in Section 11.2 shall survive until the statute of limitations with respect to any claim thereunder or cause of action relating thereto shall have run.
11.8    Confidentiality. Any information regarding the Credit Parties and their Subsidiaries and their businesses provided to Lenders or the Collateral Agent by or on behalf of any Credit Party pursuant to this Agreement shall be deemed “Confidential Information”; provided, however, that Confidential Information does not include information that is either:(a) in the public domain or becomes part of the public domain after disclosure to any Lender or the Collateral Agent or any of their respective Affiliates other than as a result of a breach by any Lender or the Collateral Agent or any of their respective Affiliates of the obligations under this Section 11.8; or (b) disclosed to any Lender or the Collateral Agent or any of their respective Affiliates by a third party if such Lender or the Collateral Agent or such Affiliate, as applicable, does not know that the third party is prohibited from disclosing the information. Neither the Collateral Agent nor any Lender shall disclose any Confidential Information to a third party or use Confidential Information for any purpose other than the exercise of its rights and the performance of its duties or obligations under the Loan Documents. The foregoing in this Section 11.8 notwithstanding, the Collateral Agent and each Lender may disclose Confidential Information: (i) to any of such Lender’s Subsidiaries or Affiliates; (ii) to prospective transferees or purchasers of any interest of such Lender in the Credit Extensions that

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are Eligible Assignees; (iii) as required by law, regulation, subpoena, or other order; (iv) to the extent requested by regulators having jurisdiction over the Collateral Agent or such Lender or as otherwise required in connection with the Collateral Agent’s or such Lender’s examination or audit; (v) as reasonably necessary in exercising remedies under the Loan Documents; or (vi) as reasonably necessary and on a need to know basis to any of its or its Affiliates’ directors, officers, employees, consultants and professional advisors who agree to be bound by the confidentiality provisions of this Section 11.8; provided, however, that the third parties to which Confidential Information is disclosed pursuant to clauses (i) and (ii) are bound by obligations of confidentiality and non-use that are no less restrictive than those contained herein.
The provisions of this Section 11.8 shall survive the termination of this Agreement.
11.9    Right of Set-Off. In addition to any rights now or hereafter granted under Requirements of Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and at any time thereafter during the continuance of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time, without prior notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) the Collateral Agent or such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Lender agrees to promptly notify Borrower and the Collateral Agent in writing after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set off and application.
11.10    Marshalling; Payments Set Aside. Neither the Collateral agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to any Lender, or the Collateral Agent or any Lender enforces any Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be reinstated and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
11.11    Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures

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or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any Requirements of Law, including any state law based on the Uniform Electronic Transactions Act.
11.12    Captions. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
11.13    Construction of Agreement. The parties hereto mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties hereto caused the uncertainty to exist.
11.14    Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) except as expressly provided in Section 11.2(a), confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective successors and permitted assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
11.15    No Advisory or Fiduciary Duty. The Collateral Agent and each Lender may have economic interests that conflict with those of the Credit Parties. Each Credit Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender or the Collateral Agent, on the one hand, and such Credit Party, its Subsidiaries, and any of their respective stockholders or affiliates, on the other hand. Each Credit Party acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between each Lender and the Collateral Agent, on the one hand, and such Credit Party, its Subsidiaries and their respective affiliates, on the other hand, (ii) in connection therewith and with the process leading to such transaction, the Collateral Agent and each Lender is acting solely as a principal and not the agent or fiduciary of such Credit Party, its Subsidiaries or their respective affiliates, management, stockholders, creditors or any other Person, (iii) Neither the Collateral Agent nor any Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its Subsidiaries or their respective affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Collateral Agent or any Lender or any of their respective affiliates has advised or is currently advising such Credit Party, its Subsidiaries or their respective affiliates on other matters) or any other obligation to such Credit Party, its Subsidiaries or their respective affiliates except the obligations expressly set forth in the Loan Documents and (iv) each Credit Party, its Subsidiaries and their respective affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate. Each Credit Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that the Collateral Agent or any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, its Subsidiaries or their respective affiliates in connection with such transaction or the process leading thereto.

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12.COLLATERAL AGENT
12.1    Appointment and Authority. Each of the Lenders hereby irrevocably appoints BioPharma Credit PLC to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for the first sentence of Section 12.6 and the last paragraph of Section 12.8, the provisions of this Section 12 are solely for the benefit of the Collateral Agent and the Lenders, and neither Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. Subject to Section 12.8 and Section 11.5, any action required or permitted to be taken by the Collateral Agent hereunder shall be taken with the prior approval of the Required Lenders.
12.2    Rights as a Lender. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to the Lenders.
12.3    Exculpatory Provisions.
(a)The Collateral Agent shall not have any duties or obligations to the Lenders except those expressly set forth herein and in the other Loan Documents to which it is a party. Without limiting the generality of the foregoing, with respect to the Lenders the Collateral Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents to which it is a party that the Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in such other Loan Documents), provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Loan Document or Requirements of Law; and
(iii)shall not, except as expressly set forth herein and in the other Loan Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity.

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(b)The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.5) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by Borrower or a Lender.
(c)The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.
12.4    Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
12.5    Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
12.6    Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon the receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower so long as no Default has

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occurred and is continuing, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent; provided that, whether or not a successor has been appointed or has accepted such appointment, such resignation shall become effective upon delivery of the notice thereof. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this Section 12.6). After the retiring Collateral Agent’s resignation, the provisions of this Section 12 and Section 10 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any resignation by the Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by, to or through each Lender directly, until such time as a Person accepts an appointment as Collateral Agent in accordance with this Section 12.6.
12.7    Non-Reliance on Collateral Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make Credit Extensions hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
12.8    Collateral and Guaranty Matters. Each Lender agrees that any action taken by the Collateral Agent or the Required Lenders in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Collateral Agent or Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion:
(a)    to release any Lien on any property granted to or held by the Collateral Agent under any Collateral Document (A) upon discharge of the Obligations, (B) that is sold, transferred, disposed or to be sold, transferred, disposed as part of or in connection with any sale, transfer or other disposition (other than any sale to a Credit Party) permitted hereunder, (C) subject to Section 11.5, if approved, authorized or ratified in writing by the Required Lenders or (D) to the extent such property is owned by a Guarantor upon the release of such Guarantor from its obligations under the Security Agreement pursuant to clause (c) below;

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(b)    to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (d), (g), (k), (q), (x) and (bb) (solely with respect to modifications, replacements, extensions or renewals of Liens permitted under clause (d), (g), (k), (q) and (x) of the definition of “Permitted Liens”) of the definition of “Permitted Liens”;
(c)    to release any Guarantor from its obligations under the Security Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;
(d)to enter into non-disturbance and similar agreements in connection with the licensing of Intellectual Property permitted pursuant to the terms of this Agreement; and
(e)to enter into a subordination, intercreditor, or other similar agreement as contemplated by Section 6.11 or clause (d) or (h) of the definition of “Permitted Indebtedness”.
Upon request by the Collateral Agent at any time the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Security Agreement pursuant to this Section 12.8.
In each case as specified in this Section 12.8, the Collateral Agent will (and each Lender irrevocably authorizes the Collateral Agent to), at Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request (i) to evidence the release or subordination of such item of Collateral from the Liens and security interests granted under the Collateral Documents, (ii) to enter into non-disturbance or similar agreements in connection with the licensing of Intellectual Property, (iii) to enter into a subordination, intercreditor, or other similar agreement as contemplated by Section 6.11 or clause (d) or (h) of the definition of “Permitted Indebtedness” or (iv) to evidence the release of any Guarantor from its obligations under the Security Agreement, in each case in accordance with the terms of the Loan Documents and this Section 12.8 and in form and substance reasonably acceptable to the Collateral Agent.
Without limiting the generality of Section 12.10 below, the Collateral Agent shall deliver to the Lenders notice of any action taken by it under this Section 12.8 promptly after the taking thereof; provided that delivery of or failure to deliver any such notice shall not affect the Collateral Agent’s rights, powers, privileges and protections under this Section 12.
12.9    Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Section 2.4 to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (based upon the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent (or any such sub-agent) in its capacity as such or against any Related Party of any of the foregoing acting for the Collateral Agent (or any sub-agent) in connection with such capacity.

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12.10    Notices and Items to Lenders. The Collateral Agent shall deliver to the Lenders each notice, report, statement, approval, direction, consent, exemption, authorization, waiver, certificate, filing or other item received by it pursuant to this Agreement or any other Loan Document (including any item received by it pursuant to Section 3 or set forth on Schedule 5.16 of the Disclosure Letter); provided, that any delivery of or failure to deliver any such notice, report, statement, approval, direction, consent, exemption, authorization, waiver, certificate, filing or item shall not otherwise alter or effect the rights of the Lenders or the Collateral Agent under this Agreement or any other Loan Document or the validity of such item. In addition, to the extent the Collateral Agent or the Required Lenders deliver any notices, approvals, authorizations, directions, consents or waivers to Borrower pursuant to this Agreement or any other Loan Document, the Collateral Agent or the Required Lenders, as applicable, will also deliver such notice, approval, authorization, direction, consent or waiver to the other Lenders on or about the same time such notice, approval, authorization, direction, consent or waiver is provided to Borrower; provided, that the delivery of or failure to deliver such notice, approval, authorization, direction, consent or waiver to the other Lenders shall not in any way effect the obligations of Borrower, or the rights of the Collateral Agent or the Required Lenders, in respect of such notice, approval, authorization, direction, consent or waiver or the validity thereof.
13.DEFINITIONS
13.1    Definitions. For the purposes of and as used in the Loan Documents: (a) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (b) except as the context otherwise requires (including to the extent otherwise expressly provided in any Loan Document), (i) references to any law, treaty, order, policy, rule or regulation include amendments, supplements and successors thereto and (ii) references to any contract, agreement, instrument or other document (including any Contract) include any amendments, restatements, supplements or modifications thereto from time to time to the extent permitted by the provisions thereof; (c) the word “shall” is mandatory; (d) the word “may” is permissive; (e) the word “or” has the inclusive meaning represented by the phrase “and/or”; (f) the words “include”, “includes” and “including” are not limiting; (g) the singular includes the plural and the plural includes the singular; (h) each authorization herein shall be deemed irrevocable and coupled with an interest; (i) all accounting terms shall be interpreted, and all determinations relating thereto shall be made, in accordance with Applicable Accounting Standards; (j) references to any time of day shall be to New York time; (k) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole; and (l) references to specific sections, articles, annexes and exhibits are to this Agreement and references to specific schedules are to the Disclosure Letter. As used in this Agreement, the following capitalized terms have the following meanings:
“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes all accounts receivable, book debts, and other sums owing to Credit Parties.
“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

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“Acquisition” means (a) any Stock Acquisition, or (b) any Asset Acquisition, in each case, in excess of $10,000,000 individually, or when taken together with all other Acquisitions during the same fiscal year, in the aggregate.
“Additional Consideration” is defined in Section 2.7.
“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the Knowledge of Borrower, threatened against or adversely affecting any Credit Party or any of its Subsidiaries or any assets or properties constituting Collateral of any Credit Party or any of its Subsidiaries.
“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company or limited liability partnership, that Person’s managers and members. As used in this definition, “control” means (a) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in a Person or (b) the power to direct or cause the direction of the management of such Person by contract or otherwise. In no event shall the Collateral Agent or any Lender be deemed to be an Affiliate of Borrower or any of its Subsidiaries.
“Agreement” is defined in the preamble hereof.
“Anti-Terrorism Laws” means any Money Laundering Laws or other laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.
“Applicable Accounting Standards” means with respect to Borrower and its Subsidiaries, generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.
“Applicable Percentage” means, at any time of determination, (a) from the Effective Date to, but excluding the Tranche B Closing Date, the percentage equal to a fraction, the numerator of which is the amount of such Lender’s Tranche A Commitment and the denominator of which is the Tranche A Loan Amount, and (b) from and after the Tranche B Closing Date, the percentage equal to a fraction, the numerator of which is the amount of the sum of such Lender’s Tranche A Commitment and Tranche B Commitment and the denominator of which is the amount of the sum

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of the Tranche A Loan Amount and the Tranche B Loan Amount; provided that, if all or any portion of the Term Loans or commitments held by any Lender are transferred or assigned pursuant to a Lender Transfer, the “Applicable Percentage” shall be calculated from and after the effective date of such Lender Transfer to give effect to any proportional change in such Lender’s Tranche A Commitment and Tranche B Commitment, as applicable.
“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (b) any Person (other than a natural person) which temporarily warehouses loans for Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) Lender, (ii) an Affiliate of Lender or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages Lender.
“Asset Acquisition” means, with respect to Borrower or any of its Subsidiaries: (a) any purchase, inbound license or other acquisition of all or substantially all of the assets of any other Person (or of any business unit, line of business or division of such Person); or (b) any other purchase, inbound license or other acquisition of any properties or assets or businesses of any other Person for any purpose other than for administrative expenses and other ordinary course expenses and capital expenditures related to day-to-day operations, provided, that, for the avoidance of doubt, “Asset Acquisition” shall not include any co-promotion or co-marketing arrangement.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Blocked Person” means (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which the Collateral Agent or any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.
“Bloomberg” has the meaning set forth in the definition of “Reinvestment Yield.”
“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, or if there is none, the managing member or sole member of such Person, (iii) in the case of any partnership, the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.
“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

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“Books” means all books and records including ledgers, records regarding a Credit Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any Equipment that contains such information.
“Borrower” is defined in the preamble hereof.
“Borrowing Resolutions” means, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by such Person to the Collateral Agent approving the Loan Documents to which such Person is a party and the transactions contemplated thereby (including each of the Tranche A Loan and, solely with respect to the Borrowing Resolutions to be delivered as a condition to the Tranche B Closing Date, the Tranche B Loan), which shall also include those resolutions adopted by Borrower’s preferred stockholders (if required).
“Business Day” means any day that is not a Saturday or a Sunday or a day on which banks are authorized or required to be closed in New York, New York.
“[**]” means [**].
“Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States, or (ii) issued by any agency of the United States carrying the same credit ratings as that of the direct obligations of the United States, in each case maturing within two years after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within two years after such date; (c) corporate debt instruments maturing no more than two years from the date of acquisition thereof and having, at the time of the acquisition thereof, a rating of at least A, long term, or A1, short term, from S&P or at least A2, long term, or P1, short term, from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within two years after such date that are either fully guaranteed as to interest and principal by the Federal Deposit Insurance Corporation (FDIC), or issued or accepted by Lender or by any commercial bank organized under the laws of the United States or any state or other political subdivision thereof that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.
“Change of Control” means a transaction or series of related transactions (including any merger or consolidation) in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than the Permitted Holders is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

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“Change of Control Notice” is defined in Section 2.2(c)(ii).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. Notwithstanding the foregoing, neither a “Change in Law” nor a “change in any Requirements of Law” shall include any amendment made to FATCA after the date of this Agreement.
“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code (including by reference therein to another Article of the Code) shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Collateral Agent’s Lien in favor and for the benefit of Lenders and the other Secured Parties on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” means, collectively, “Collateral” (as such term is defined in the Security Agreement) and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document.
“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account.
“Collateral Agent” means BioPharma Credit PLC, in its capacity as Collateral Agent appointed under Section 12.1, and its successors and permitted assigns in such capacity.
“Collateral Documents” means the Security Agreement, the Control Agreements, the IP Agreements, any Mortgages and all other bailee waivers, instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Loan Documents, in each case, in order to grant to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties or perfect a Lien on any Collateral as security for the Obligations, and all amendments, restatements, modifications or supplements thereof or thereto.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
“Company IP” means any and all of the following, as they exist throughout the world: (a) Current Company IP; (b) improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any of the Current Company IP, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing; (c) trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, confidential or proprietary information, research in progress, algorithms, data, databases, data collections, designs, processes, procedures, methods, protocols, materials, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, and the results of experimentation and testing, including samples, in each case, as specifically related to any Product; (d) any and all IP Ancillary Rights specifically relating to any of the foregoing; and (e) regulatory filings, submissions and approvals related to any Product and all data provided in any of the foregoing.
“Company Lines of Business” means any one or more of lines of business, including the business of research and development, licensing, distribution, development, manufacturing and general commercialization, in each case, of pharmaceutical products, and any other business or operations reasonably related thereto, including diagnostics and devices.
“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit B.
“Confidential Information” is defined in Section 11.8.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another Person directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligation for undrawn letters of credit for the account of that Person; or (c) any obligation to pay contingent or deferred consideration or other similar payments to a counterparty in connection with an Acquisition, Investment or a sale or other disposition or under any co-promotion or co-marketing arrangement or any in-license, including, with respect to any purchase price holdback in respect of a portion of the purchase price of an asset sold to such Person to satisfy unperformed obligations of the seller of such asset, any obligation to pay such seller the excess of such holdback over such obligations (which, for the avoidance of doubt shall include deferred payments of revenue or reimbursement obligations); provided that “Contingent Obligation” does not include endorsements in the ordinary course of business and does not include reimbursement obligations under exclusive licenses or co-promotion agreements. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if

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Asterisks denote omissions.

not determinable, the maximum reasonably anticipated liability for it reasonably determined by such Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
“Control Agreement” means any control agreement entered into among the depository institution at which a Credit Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Credit Party maintains a Securities Account or a Commodity Account, such Credit Party and the Collateral Agent, pursuant to which the Collateral Agent obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.
“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Internal Revenue Code.
“Controlled Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret (and all related IP Ancillary Rights).
“Credit Extension” means any Term Loan or any other extension of credit hereunder by Lender for Borrower’s benefit.
“Credit Party” means Borrower and each Guarantor.
“Current Company IP” is defined in Section 4.6(d).
“Current Company IP Agreement” is defined in Section 4.6(g).
“Customer Data” is defined in Section 4.6(u).
“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Default Rate” is defined in Section 2.3(b).
“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.
“Disclosure Letter” means the disclosure letter, dated as of the Effective Date, delivered by the Credit Parties to the Collateral Agent, as updated on the Tranche A Closing Date (if required)

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Asterisks denote omissions.

and the Tranche B Closing Date (as applicable and if required) and otherwise from time to time pursuant to the terms of this Agreement.
“[**]” means, [**].
“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States.
“Effective Date” means the date on which each of the conditions set forth in Section 3.1 are satisfied.
“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender or Approved Fund, (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses, and (c) any other Person (other than a natural Person) approved by Borrower (such approval not to be unreasonably withheld, delayed or conditioned).
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in each case, in any manner applicable to any Credit Party or any of its Subsidiaries or any Facility.
“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in such Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire (by purchase, conversion, dividend, distribution or otherwise) any

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Asterisks denote omissions.

of the foregoing (and all other rights, powers, privileges, interests, claims and other property in any manner arising therefrom or relating thereto).
“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.
“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414 of the IRC.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan subject to Title IV of ERISA (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure to satisfy the minimum funding standard of Section 412 of the IRC and Section 302 of ERISA, whether or not waived; (c) the failure to make by its due date a required installment under Section 430(j) of the IRC (or Section 430(j) of the IRC, as amended by the Pension Protection Act of 2006) with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the IRC or Section 303(d) of ERISA (or after the effective date of the Pension Protection Act of 2006, Section 412(c) of the IRC and Section 302(c) of ERISA) of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates from the Pension Benefit Guaranty Corporation (referred to and defined in ERISA) or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA by Borrower or its ERISA Affiliates with respect to a Plan subject to Title IV of ERISA; (j) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the IRC or Section 406 of ERISA) which could reasonably be expected to result in material liability to Borrower or its Subsidiaries.
“Event of Default” is defined in Section 7.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Act Documents” is defined in Section 4.8(a).
“Excluded Accounts” is defined in Section 5.6.

Confidential materials omitted and filed separately
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Asterisks denote omissions.

“Excluded Equity Interests” means, collectively, (i) any Equity Interests of any Subsidiary with respect to which the grant to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirement of Law; (ii) any Equity Interests of any Subsidiary with respect to which the grant to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of, such Equity Interests, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party and such consent, approval or waiver has not been obtained by Borrower following Borrower’s commercially reasonable efforts to obtain the same; (iii) any Equity Interests of any Subsidiary that is a non-Wholly-Owned Subsidiary, with respect to which, Borrower and the Collateral Agent reasonably determine by mutual agreement that the grant to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, the Operating Documents of the joint venture agreement or shareholder agreement with respect to, or any other contract with such third party relating to such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirement of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect and Borrower has not obtained the consent, approval or waiver of such third party following Borrower’s commercially reasonable efforts to obtain the same; (iv) the Excluded Woodlands Interests, (v) voting stock of Controlled Foreign Corporations or FSHCOs in excess of 65% of the voting Equity Interests of such Controlled Foreign Corporation or FSHCO and (vi) any Equity Interests of any other Subsidiary with respect to which, Borrower and the Collateral Agent reasonably determine by mutual agreement that the cost of granting the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties, a security interest, in and Lien upon, and pledging to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties, such Equity Interests, to secure the Obligations (and any guaranty thereof) are excessive, relative to the value to be afforded to the Secured Parties thereby. For purposes of this Agreement, “voting Equity Interests” means, with respect to any issuer, the issued and outstanding shares of each class of Equity Interests of such issuer entitled to vote in the election of directors or similar governing body of such issuer.
“Excluded License” means an exclusive license or sublicense of any Intellectual Property covering any Product that is tantamount to a sale of substantially all rights to such Intellectual Property in a particular geography or field of use because it conveys to the licensee or sublicensee exclusive rights to practice such Intellectual Property in the applicable geography or field of use for consideration that is not based upon future development or commercialization of products (other than pursuant to so-called earn-out payments) or services by the licensee or sublicensee (other than transition services), such as, for example, consideration of only upfront advances or initial license fees or similar payments in consideration of such rights, with no anticipated subsequent payments

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Asterisks denote omissions.

or de minimis payments to Borrower or any of its Subsidiaries (other than pursuant to so-called earn-out payments or transition services).
“Excluded Subsidiaries” means, collectively, (i) any Subsidiary with respect to which, Borrower and the Collateral Agent reasonably determine by mutual agreement that the grant to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of, such Subsidiary’s properties and assets constituting Collateral and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (ii) any Subsidiary with respect to which, Borrower and the Collateral Agent reasonably determine by mutual agreement that the grant to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of, such Subsidiary’s properties and assets constituting Collateral and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party (other than Borrower or an Affiliate of Borrower) and such consent, approval or waiver has not been obtained by Borrower or such Subsidiary following Borrower’s and such Subsidiary’s commercially reasonable efforts to obtain the same; (iii) any Subsidiary that is a non-Wholly-Owned Subsidiary, with respect to which, Borrower and the Collateral Agent reasonably determine by mutual agreement that the grant to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of, such non-Wholly-Owned Subsidiary’s properties and assets constituting Collateral and the Equity Interests of such non-Wholly-Owned Subsidiary to secure the Obligations (and any guaranty thereof) are validly prohibited by the Operating Documents of such non-Wholly-Owned Subsidiary, but only, in each case, to the extent, and for so long as such Operating Documents are in effect; (iii) any Subsidiary that is a non-Wholly-Owned Subsidiary, with respect to which, Borrower and the Collateral Agent reasonably determine by mutual agreement that the grant to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties of, such non-Wholly-Owned Subsidiary’s properties and assets constituting Collateral and the Equity Interests of such non-Wholly-Owned Subsidiary to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, the joint venture agreement or shareholder agreement with respect to, or any other Contract with such third party relating to, such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such joint venture agreement, shareholder agreement or other Contract is in effect, and Borrower has not obtained the consent, approval or waiver of such third party following Borrower’s commercially reasonable efforts to obtain the same; (iv) any Specified Subsidiary; (v) any Subsidiary that is (A) a Controlled Foreign Corporation or FSHCO or (B) a direct or indirect Subsidiary of a Controlled Foreign Corporation or FSHCO and (vi) any other Subsidiary with respect to which, Borrower and the Collateral Agent reasonably determine by mutual agreement that the cost of granting the Collateral Agent in favor and for the benefit of Lenders and the other

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Asterisks denote omissions.

Secured Parties a security interest in and Lien upon, and pledging to the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties, such Subsidiary’s properties and assets constituting Collateral and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) are excessive relative to the value to be afforded to the Secured Parties thereby.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the United States or as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are otherwise Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to any Obligation pursuant to a law in effect on the date on which (i) such Lender acquires an interest in any Obligation or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.6(c), and (d) any withholding Taxes imposed under FATCA.
“Excluded Woodlands Interests” means all limited liability company interests, limited partnership interests, general partnership interests or other equity interests directly or indirectly owned by Borrower of Lex-Gen Woodlands GP, LLC, a Delaware limited liability company, Lex-Gen (Delaware), LLC, a Delaware limited liability company, and Lex-Gen Woodlands, L.P., a Delaware limited partnership.
“Existing Senior Notes” means the 5.25% Convertible Senior Notes due 2021 issued by Borrower pursuant to and governed by that certain Indenture, dated as of November 26, 2014, between Borrower and Wells Fargo Bank, N.A., as trustee.
“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Credit Party or any of its Subsidiaries or any of their respective predecessors or Affiliates (other than portfolio companies of the Permitted Holders that are not Subsidiaries of Borrower).
“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the IRC, any intergovernmental agreement entered into in connection with the implementation of such Sections of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“FCPA” means Foreign Corrupt Practices Act of 1977, as amended.
“FDA” means the United States Food and Drug Administration.

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“FDA Good Manufacturing Practices” means the standards set forth in 21 C.F.R. Parts 210, 211 and 600 (and any foreign equivalent).
“FDA Laws” means all applicable statutes, rules, regulations, standards, guidelines, policies and orders administered or issued by FDA (and any foreign equivalent).
“FDCA” is defined in Section 4.20(b).
“Foreign Subsidiary” means any Subsidiary of Borrower that is not a Domestic Subsidiary.
“FSHCO” means any Subsidiary with no material assets (held directly or through Subsidiaries) other than Equity Interests or Indebtedness of one or more Subsidiaries that are Controlled Foreign Corporations.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.
“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, government department, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Governmental Payor Programs” means all governmental third party payor programs in which any Credit Party participates, including Medicare, Medicaid, TRICARE or any other federal or state health care programs.
“Guarantor” means any Guarantor Subsidiary.
“Guarantor Subsidiary” means each Subsidiary that is a present or future guarantor of the Obligations, which shall only include any direct or indirect wholly owned Domestic Subsidiary of Borrower other than (a) a Specified Subsidiary and (b) any Subsidiary described in clause (vi) of the definition of “Excluded Subsidiary”.
“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation,

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disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Health Care Laws” means, collectively: (a) any and all federal, state or local laws, rules, regulations, manuals, orders, ordinances, statutes, guidelines and requirements issued under or in connection with Medicare, Medicaid or any other Government Payor Program; (b) federal and state laws and regulations governing the confidentiality of patient information, including HIPAA; (c) accreditation standards and requirements of all applicable state laws or regulatory bodies; (d) any and all federal, state and local fraud and abuse laws of any Governmental Authority, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (e) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (f) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); (g) all reporting and disclosure requirements under the Medicaid Drug Rebate Program (e.g., Monthly and Quarterly Average Manufacturer Price, Baseline Average Manufacturer Price, and Rebate Per Unit, as applicable), Medicare Part B (Quarterly Average Sales Price), Section 602 of the Veteran’s Health Care Act (Public Health Service 340B Quarterly Ceiling Price), Section 603 of the Veteran’s Health Care Act (Quarterly and Annual Non-Federal Average Manufacturer Price and Federal Ceiling Price), Best Price, Federal Supply Schedule Contract Prices and Tricare Retail Pharmacy Refunds, and Medicare Part D; (h) all other applicable health care laws, rules, codes, statutes, regulations, manuals, orders, ordinances, policies, administrative guidance and requirements pertaining to Medicare or Medicaid; in each case, in any manner applicable to any Credit Party; (i) any and all federal, state or local laws, rules, regulations, ordinances, statutes and requirements relating to (A) the regulation of managed care, third party payors and Persons bearing the financial risk for the provision or arrangement of health care services, (B) billings to insurance companies, health maintenance organizations and other Managed Care Plans or otherwise relating to insurance fraud, and (C) any insurance, health maintenance organization or managed care Requirements of Law; and (j) any and all foreign health care laws, rules, codes, regulations, manuals, orders, ordinances, statutes, guidelines, requirements and policies which, in each case, are analogous to any of the foregoing and applicable to any Credit Party or any of its Subsidiaries in any manner.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, any and all rules or regulations promulgated from time to time thereunder, and any comparable U.S. state laws.
“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness for advanced or borrowed money of, or credit extended to, such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property, services or rights (other than (i) accrued expenses and trade payables entered into in the ordinary course of business that are not more than one hundred and twenty (120) days past due or subject to a bona fide dispute, (ii) obligations to pay for services provided by employees and individual independent contractors in the ordinary course of business that are not more than one hundred and twenty (120) days past due or subject to a bona fide dispute, (iii) liabilities associated with customer prepayments and deposits and (iv) prepaid or deferred revenue arising in the ordinary course of business ), including

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with the Securities and Exchange Commission.
Asterisks denote omissions.

any obligation or liability to pay deferred or contingent purchase price or other consideration for such property, services or rights; (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds, performance bonds and other similar instruments issued by such Person; (d) all obligations of such Person evidenced by notes, bonds, debentures or other debt securities or similar instruments (including debt securities convertible into Equity Interests), including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all capital lease obligations of such Person; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product by such Person; (h) all obligations of such Person, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Equity Interests (or any Equity Interests of a direct or indirect parent entity thereof) prior to the date that is one hundred and eighty (180) days after the Term Loan Maturity Date, valued at, in the case of redeemable preferred stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above of other Persons secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including the Lender Expenses in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened in writing by any Person, whether or not any such Indemnified Person shall have commenced such proceeding or hearing or be designated as a party or a potential party thereto, and any fees or expenses including Lender Expenses incurred by Indemnified Persons in enforcing the indemnity hereunder), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Person, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including any Lender’s agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty of the Obligations)).
“Indemnified Person” is defined in Section 11.2.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

“Insolvency Proceeding” means, with respect to any Person, any proceeding by or against such Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
“Intellectual Property” means all:
(a)Copyrights, Trademarks, and Patents;
(b)trade secrets and trade secret rights, including any rights to unpatented inventions, know-how, operating manuals;
(c)Software (as such term is defined in the Security Agreement);
(d)Internet Domain Names (as such term is defined in the Security Agreement);
(e)design rights;
(f)IP Ancillary Rights; and
(g)any similar or equivalent rights to any of the foregoing anywhere in the world.
“Interest Rate Determination Date” means (a) each Payment Date, (b) the Term Loan Maturity Date, and (c) any other date on which the Term Loans shall be due (whether by reason of notice of prepayment or acceleration or otherwise).
“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including such inventory as is temporarily out of a Credit Party’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
“Investment” means (i) any beneficial ownership interest in any Person (including Equity Interests), (ii) any Acquisition or (iii) the making of any advance, loan, extension of credit or capital contribution in or to, any Person.
“IP Agreements” means those certain Intellectual Property Security Agreements entered into by and between Borrower and Lender, each dated as of the Effective Date, as such may be amended, restated or otherwise modified from time to time.
“IP Ancillary Rights” means, with respect to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect thereto, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

obtain any other intellectual property right ancillary to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights.
“IRC” means the Internal Revenue Code of 1986, as amended.
“iStar Mortgage” means, collectively, (a) that certain Loan and Security Agreement dated as of April 21, 2004 and subsequently amended, between Lex-Gen Woodlands, L.P., as borrower, and iStar Lex Lender LLC (as assignee of SFI Belmont LLC, which in turn is assignee of iStar Tara LLC, which in turn is assignee of iStar Financial Inc., the original lender), as lender, (b) that certain Promissory Note dated as of April 21, 2004 in the original principal amount of $34,000,000, (c) that certain Deed of Trust with Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of April 21, 2004, recorded in the Official Records of Montgomery County, Texas as Document No. 2004-042420, and (d) that certain Guaranty dated as of April 21, 2004 in favor of such lender made by Borrower.
“Knowledge” or to the “knowledge” of any Credit Party and similar qualifications or phrases means the actual knowledge, with reasonable investigation (which the parties hereto acknowledge is limited to a review of this Agreement and the provisions herein in which this term is used in connection with the preparation, negotiation and execution and delivery of this Agreement and the other Loan Documents), of the Responsible Officers of Borrower.
“Lender” means each Person signatory hereto as a “Lender” and its successors and assigns pursuant to a Lender Transfer.
“Lender Expenses” means all reasonable and documented out-of-pocket fees and expenses of the Collateral Agent and each Lender for preparing, amending, supplementing, modifying, negotiating, executing, delivering or administering any Loan Document, or for defending, enforcing or preserving any of its rights or entitlements thereunder (including those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to the Credit Parties in connection with the Loan Documents, including the reasonable and documented fees and expenses of a single legal counsel (plus, if required, one local legal counsel in each relevant, material jurisdiction) and any filing or recording fees and expenses.
“Lender Transfer” means any sale, transfer, assignment, pledge or grant of a participation by Lender permitted under Section 11.1.
“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind or assignment for security purposes, whether voluntarily incurred or arising by operation of law or otherwise against any property or assets.
“Loan Documents” means, collectively, this Agreement, the Disclosure Letter, the Term Loan Notes, the Security Agreement, the IP Agreements, each Compliance Certificate, the Perfection Certificate, any Control Agreement, any other Collateral Document, and any other present or future agreement between or among a Credit Party and the Collateral Agent or Lenders in connection with this Agreement, as such may be amended, restated or otherwise modified from time to time (including, for the avoidance of doubt, any annexes, exhibits or schedules thereto).

Confidential materials omitted and filed separately
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Asterisks denote omissions.

“Makewhole Amount” means, as of any date of determination occurring prior to the 36th-month anniversary of the Tranche A Closing Date, an amount equal to [**].
“Managed Care Plans” means all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.
“Manufacturing Agreements” is defined in Section 4.22(b).
“Margin Stock” is defined in Section 4.13.
“Material Adverse Change” means any material adverse change in or effect on: (i) the business, condition (financial or otherwise), properties or assets (including all or any portion of Collateral), liabilities (actual or contingent), operations, management, or performance of the Credit Parties, taken as a whole, since December 31, 2016; (ii) without limiting the generality of clause (i) above, any material adverse change in or effect on any rights in and related to XERMELO® (telotristat ethyl) and sotagliflozin or the commercialization, marketing, importing, exporting, distribution, research, clinical development, production or sale of  XERMELO® (telotristat ethyl) and sotagliflozin in the Territory, taken as a whole; (iii) the ability of Borrower, individually, or the Credit Parties, taken as a whole, to fulfill the payment or performance obligations under this Agreement or any other Loan Document to which it is a party; or (iv) the binding nature or validity of, or the ability of the Collateral Agent or any Lender to enforce, this Agreement or any other Loan Document or any of its rights or remedies hereunder or thereunder.
“Material Contract” means any contract or other arrangement to which a Credit Party or any of its Subsidiaries is a party (other than the Loan Documents) or by which any of its assets is bound (as such may be amended, restated or otherwise modified from time to time), for which breach, nonperformance, cancellation, termination or failure to renew could reasonably be expected to result in a Material Adverse Change, which, for the avoidance of doubt, shall include any exclusive license relating to a Product.
“Medicaid” means, collectively, the health care assistance program established by Title XIX of the SSA (42 U.S.C. 1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, or requirements pertaining to such program, including (a) all federal statutes affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, and requirements of all government authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.
“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the SSA (42 U.S.C. 1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, or orders pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the SSA or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and requirements of all governmental authorities promulgated in connection with

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Asterisks denote omissions.

such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.
“Money Laundering Laws” is defined in Section 4.18(b).
“Moody’s” means Moody’s Investor Services, Inc.
“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on real estate or any interest in real estate.
“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which Borrower or its Subsidiaries or their respective ERISA Affiliates is then making or accruing an obligation to make contributions; (b) to which Borrower or its Subsidiaries or their respective ERISA Affiliates has within the preceding five (5) plan years made contributions; or (c) with respect to which Borrower or its Subsidiaries could incur material liability.
“Net Sales” means, with respect to any period, the “net sales” (or substantially similar term) of Borrower and the other Credit Parties for such period determined in accordance with the Applicable Accounting Standards as set forth in the Borrower’s financial statements or as otherwise evidenced in a manner reasonably satisfactory to the Collateral Agent.
“New Jersey Lease” means, collectively, (a) that certain lease, dated March 2015 and effective from June 1, 2015 through December 31, 2022, pursuant to which Lexicon Pharmaceuticals (New Jersey), Inc., a Subsidiary of Borrower, leases office space in Basking Ridge, New Jersey and (b) that certain standby letter of credit for this lease.
“Non-Ordinary Course Transfer Notice” is defined in Section 2.2(c)(iii).
“Note” means the Tranche A Note and the Tranche B Note, as applicable.
“Obligations” means, collectively, the Credit Parties’ obligations to pay when due any and all debts, principal, interest, Lender Expenses, the Additional Consideration, the Makewhole Amount, the Prepayment Premium, and any other fees, expenses, indemnities and amounts any Credit Party owes the Collateral Agent or any Lender now or later, under this Agreement or any other Loan Document, including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to any Lender, and to perform Borrower’s duties under the Loan Documents.
“OFAC” is defined in Section 4.18(c).
“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

Confidential materials omitted and filed separately
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Asterisks denote omissions.

“Operating Documents” means, collectively with respect to any Person such Person’s formation documents as certified with the Secretary of State or other applicable Governmental Authority of such Person’s jurisdiction of formation on a date that is no earlier than thirty (30) days prior to the date on which such documents are due to be delivered under this Agreement and, (a) if such Person is a corporation, its bylaws (or similar organizational regulations) in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), in each case, with all current amendments, restatements, supplements or modifications thereto.
“ordinary course of business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, undertaken by such Person in good faith and not for purposes of evading any covenant, prepayment obligation or restriction in any Loan Document.
“Other Connection Taxes” means, with respect to a Lender, Taxes imposed as a result of a present or former connection (including present or former connection of its agents) between such Lender and the jurisdiction imposing such Tax (other than connections arising solely from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Patent Licenses” means (a) any agreement, whether written or oral, providing for the grant by or to a Person of any right to manufacture, use or sell any invention covered by a Patent, together with the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, multinational body or any political subdivision thereof (and all related IP Ancillary Rights) and (b) all renewals thereof.
“Patents” means all patents, patent applications including any improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any of the foregoing patent applications, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.
“Patriot Act” is defined in Section 3.1(a)(vii).
“Payment/Advance Form” means that certain form attached hereto as Exhibit A.
“Payment Date” means the last day of each calendar quarter.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

“Payment in Full” means the payment of (a) all outstanding Term Loans and all other outstanding Obligations (other than contingent liabilities as to which no claim has been asserted) and (b) the termination of the commitment of all Lenders to provide the Tranche B Loan Amount, if any.
“Perfection Certificate” is defined in Section 4.6.
“Permitted Acquisition” means any Acquisition, so long as:
(i)no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;
(ii)the assets or properties being acquired or licensed, or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the same or a related line of business as the then-current Company Lines of Business of Borrower and its Subsidiaries;
(iii)in the case of an Asset Acquisition, the subject assets or properties are being acquired or licensed by Borrower or a Subsidiary of Borrower, and, in the case of any such Acquisition by a Credit Party of such assets or properties constituting Collateral, the applicable Credit Party shall have executed and delivered or authorized, as applicable, any and all security agreements, financing statements, fixture filings, and other documentation reasonably requested by the Collateral Agent in order to include such newly-acquired or newly-licensed assets within the Collateral in accordance with Section 5.15;
(iv)in the case of a Stock Acquisition, (A) the subject Equity Interests are being acquired in such Acquisition directly by a Credit Party, and (B) the relevant Credit Party shall have complied with its obligations under Section 5.13;
(v)any Indebtedness or Liens assumed in connection with such Acquisition are otherwise permitted under Section 6.4 or 6.5, respectively;
(vi)such Acquisition shall be consensual and shall have been approved by the Board of Directors of the Person whose Equity Interests or assets or properties are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Borrower or any other Credit Party;
(vii)Borrower shall have delivered an updated Disclosure Letter promptly, and in no event later than five (5) Business Days (or such later period as the Collateral Agent or Required Lenders should agree), after consummation of such Acquisition, solely as relates to such Acquisition of Equity Interests or assets or properties of any Person; provided that, in no event, may the Disclosure Letter be updated in a manner that would constitute a Default under Section 4 or an Event of Default under Section 7.7 but for such update; and
(viii)at least five (5) Business Days (or such later period as the Collateral Agent or Required Lenders should agree) prior to the proposed date of consummation of

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such Acquisition, Borrower shall have delivered to the Collateral Agent an officer’s certificate signed by a Responsible Officer of Borrower certifying that (A) such Acquisition complies with this definition of “Permitted Acquisition” (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such Acquisition could not reasonably be expected to result in a Material Adverse Change.
“Permitted Holders” means Invus, L.P., Invus C.V., Invus Public Equities, L.P., Artal International S.C.A. or any Controlled Investment Affiliate thereof.
“Permitted Indebtedness” means:
(a)Indebtedness of Borrower to Lenders under this Agreement and the other Loan Documents;
(b)Indebtedness existing on the Effective Date and shown on Schedule 12.1 of the Disclosure Letter (including, for the avoidance of doubt, such Indebtedness of Borrower under the Existing Senior Notes, such Indebtedness of Borrower under the iStar Mortgage and such Indebtedness of Lexicon Pharmaceuticals (New Jersey), Inc. under the New Jersey Lease);
(c)Indebtedness consisting of Contingent Obligations set forth in clause (a) of the definition of “Contingent Obligation” (i) of a Credit Party in respect of Permitted Indebtedness of another Credit Party, (ii) of a Subsidiary of Borrower which is not a Credit Party in respect of Permitted Indebtedness of another Subsidiary of Borrower which is not a Credit Party, (iii) of a Subsidiary of Borrower which is not a Credit Party in respect of Permitted Indebtedness of a Credit Party or (iv) of a Credit Party in respect of Permitted Indebtedness of a Subsidiary of Borrower which is not a Credit Party; provided, that the aggregate amount of Indebtedness consisting of such Contingent Obligations in non-Credit Parties pursuant to clause (iv) shall not exceed in an aggregate amount $[**] at any time;
(d)Investments set forth in clause (f) of the definition of Permitted Investments, to the extent constituting Indebtedness; provided any such Indebtedness is Subordinated Debt;
(e)Indebtedness consisting of Contingent Obligations (i) set forth in clause (b) of the definition of “Contingent Obligation”, and (ii) set forth in clause (c) of the definition of “Contingent Obligation” in connection with any Permitted Acquisition;
(f)Indebtedness of any Person that (i) becomes a Subsidiary of Borrower (or of any Person not previously a Subsidiary of Borrower that is merged or consolidated with or into a Subsidiary of Borrower in a transaction permitted hereunder) after the Effective Date, or (ii) is assumed after the Effective Date by any Subsidiary of Borrower in connection with an acquisition of assets (including assets constituting a business unit, a line or business or a division) or properties or businesses from such Person by such Subsidiary, in each case of either clause (i) or (ii), in a Permitted Acquisition; provided that, in each case, (A) such Indebtedness exists at the time such Person becomes a Subsidiary of Borrower (or is merged or consolidated with or into a Subsidiary of Borrower) or such assets or properties are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary of Borrower (or merging or consolidating with

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or into a Subsidiary of Borrower) or such acquisition of assets or properties or such Indebtedness arises as a result of an earn-out or similar arrangement, (B) no Subsidiary of Borrower (other than (i) a Subsidiary without significant assets formed in order to effect such acquisition, including by way of a merger and (ii) any Person that becomes a Subsidiary of Borrower substantially concurrently with the assumption of such Indebtedness and guarantees such Indebtedness at that time) or Borrower shall guarantee or otherwise become liable for the payment of such Indebtedness, and (C) such Indebtedness would not otherwise result in a Default or Event of Default;
(g)secured and unsecured (i) Indebtedness in respect of any overdraft and related liabilities arising from treasury, depository, credit or debit card, purchasing card or cash management services or any automated clearing house transfers of funds, or (ii) other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements, in each case of either clause (i) or (ii), in the ordinary course of business;
(h)intercompany Indebtedness that is either unsecured or constitutes Subordinated Debt, in any event, to the extent constituting an Investment permitted under clause (o) of the definition of “Permitted Investments”;
(i)Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to Borrower or any of its Subsidiaries, pursuant to reimbursement or indemnification obligations to such Person, in each case, in the ordinary course of business;
(j)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and performance and completion guarantees and similar obligations provided by Borrower or any of its Subsidiaries or similar instruments related thereto, in each case arising in the ordinary course of business;
(k)Indebtedness representing deferred compensation to employees of Borrower and its Subsidiaries incurred in the ordinary course of business;
(l)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
(m)Indebtedness (i) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (excluding any Permitted Acquisition or other purchase of properties or assets or businesses of any Person or of assets or properties constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Subsidiary of Borrower (including as a result of a merger or consolidation), provided, that such Indebtedness is incurred concurrently with or within two hundred seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement) or (ii) consisting of capital lease obligations;
(n)Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

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(o)purchase price adjustments, indemnity payments and earn-out obligations in connection with any Permitted Acquisition;
(p)other Indebtedness in a principal amount not in excess of $10,000,000 at any time in the aggregate;
(q)subject to the proviso immediately below, extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness in clauses (a) through (p) above, provided, that the principal amount thereof is not increased other than by any reasonable amount of premium (if any), interest (including post-petition interest), fees, expenses, charges or additional or contingent interest reasonably incurred in connection with the same and the terms thereof are not modified to shorten the maturity thereof.
“Permitted Investments” means:
(a)Investments (including Investments in Subsidiaries) existing on the Effective Date and shown on Schedule 12.2 of the Disclosure Letter, and any modification, replacement, extension, renewal or reinvestment thereof; provided, that the amount of any Investment permitted pursuant to this clause (a) is not increased from the amount of such Investment on the Effective Date except pursuant to the terms of such Investment as of the Effective Date or as otherwise permitted under Section 6.8(b);
(b)Investments by Borrower or any of its Subsidiaries consisting of cash and Cash Equivalents;
(c)Investments in the ordinary course of business consisting of endorsements of negotiable instruments for deposit or collection and customary trade arrangements with customers consistent with past practice;
(d)Investments consisting of deposit accounts or securities accounts;
(e)Investments by Borrower or any of its Subsidiaries pursuant to a Permitted License;
(f)Investments in connection with Transfers permitted by Section 6.1;
(g)Investments consisting of loans or advances to officers, directors and employees of Borrower or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $5,000,000 at any time;
(h)Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of

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business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(i)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable of, or prepaid royalties or other credits to, customers and suppliers who are not Affiliates of Borrower or any of its Subsidiaries, in the ordinary course of business ; provided that this clause (i) shall not apply to Investments of any Credit Party in any of its Subsidiaries;
(j)Investments in joint ventures or strategic alliances consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support;
(k)Investments required to consummate a Permitted Acquisition (including the formation of any Subsidiary for the purpose of effectuating such Permitted Acquisition, the capitalization of such Subsidiary whether by capital contribution or intercompany loans, in each case, to the extent permitted by the terms of this Agreement, Investments in Subsidiaries necessary to consummate such Permitted Acquisition, and the receipt of any non-cash consideration in a Permitted Acquisition);
(l)Investments constituting the formation of any Subsidiary for the purpose of consummating a merger or acquisition transaction permitted by Section 6.3(a)(ii) through (iv) hereof, which such transaction is otherwise a Permitted Investment;
(m)Investments of any Person that (i) becomes a Subsidiary of Borrower (or of any Person not previously a Subsidiary of Borrower that is merged or consolidated with or into a Subsidiary of Borrower in a transaction permitted hereunder) after the Effective Date, or (ii) are assumed after the Effective Date by any Subsidiary of Borrower in connection with an acquisition of assets (including assets constituting a business unit, a line or business or a division) or properties or businesses from such Person by such Subsidiary, in each case of either clause (i) or (ii), in a Permitted Acquisition; provided that, in each case, any such Investment (A) exists at the time such Person becomes a Subsidiary of Borrower (or is merged or consolidated with or into a Subsidiary of Borrower) or such assets or properties are acquired, (B) was not made in contemplation of or in connection with such Person becoming a Subsidiary of Borrower (or merging or consolidating with or into a Subsidiary of Borrower) or such acquisition of assets or properties, (C) such Investment would not otherwise result in a Default or Event of Default, and (D) neither Borrower nor any of its Subsidiaries will incur or assume any Indebtedness in connection with such Permitted Acquisition other than Indebtedness permitted hereunder;
(n)Investments arising as a result of the licensing of Intellectual Property in the ordinary course of business ;
(o)Investments by (i) any Credit Party to any other Credit Party, (ii) any Subsidiary of Borrower which is not a Credit Party to another Subsidiary of Borrower which is not a Credit Party, (iii) any Subsidiary of Borrower which is not a Credit Party to any Credit Party, (iv) payments made under the Texas Lease and, (v) to the extent not described in the foregoing clause (iv), any Credit Party to a Subsidiary of Borrower which is not a Credit Party; provided, that the aggregate amount of such Investments in non-Credit Parties pursuant to this clause (v) (other than in the ordinary

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course of business ) shall not exceed in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, $5,000,000 at any time;
(p)Investments arising out of the receipt of promissory notes or other non-cash consideration in connection with any Transfer permitted by Section 6.1;
(q)without limiting the generality of clause (k) above, Investments consisting of earnest money deposits required in connection with a Permitted Acquisition or other acquisition of assets or properties not otherwise prohibited hereunder;
(r)purchases of Inventory, office supplies and materials and similar assets, in each case in the ordinary course of business;
(s)advances of payroll payments to employees in the ordinary course of business;
(t)any other Investments consisting of Permitted Liens, Permitted Indebtedness or any Transfer permitted by Section 6.1;
(u)any other Investments not described in the foregoing clauses (a) through (t) not to exceed $10,000,00 at any time in the aggregate.
provided, however, that, none of the foregoing Investments shall be a “Permitted Investment” if any Indebtedness or Liens incurred or assumed in connection with such Investment are not otherwise permitted under Section 6.4 or 6.5, respectively.
“Permitted Licenses” means: (a) an exclusive as to geography other than the United States license of (or covenant not to sue with respect to) Intellectual Property or grant of development, manufacture, distribution, co-promotion or similar commercial rights to third parties in the ordinary course of business; (b) subject to the prior satisfaction of the requirements set forth in the following sentence, an exclusive as to geography in the United States license out of Intellectual Property or grant of development, manufacture, distribution, co-promotion or similar commercial rights to third parties in the ordinary course of business; (c) non-exclusive licensing of (or granting of a covenant not to sue with respect to) technology or Intellectual Property, granting of development, manufacture, distribution, co-promotion or similar commercial rights, the development of technology or the providing of technical support, in each case to third parties; (d) any other licenses constituting Transfers permitted under Section 6.1; and (e) intercompany licenses or other similar arrangements among the Credit Parties, provided, however, that the licenses or similar arrangements described in this clause (e) shall not permit any exclusive as to geography in the United States licenses of Intellectual Property (unless otherwise permitted pursuant to clause (b)) and shall only permit exclusive as to geography other than the United States licenses of Intellectual Property if a Credit Party retains all rights to such Intellectual Property other than those rights that are the subject of such license. Notwithstanding the foregoing, any license or other arrangement described in clause (b) above (including, for the avoidance of doubt, any license out of Intellectual Property rights or commercial rights to telotristat ethyl or sotagliflozin) shall not constitute a Permitted License hereunder unless and until (i) Borrower shall have given written notice of such proposed license or other arrangement to the Collateral Agent in accordance with Section 9 hereof, which

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

notice shall (A) identify the parties to such proposed license or other arrangement and (B) include a description of the material terms and conditions of such proposed license or other arrangement, (ii) the Collateral Agent or the Required Lenders shall have given its written consent to such proposed license or other arrangement; provided that, in the event neither the Collateral Agent nor the Required Lenders delivers in writing its rejection of such proposed license or other arrangement within ten (10) Business Days after the effective date of delivery of the notice from Borrower contemplated in clause (i) above, then the Collateral Agent and each Lender shall be deemed to have waived its right to reject such proposed license or other arrangement, and Borrower or its Subsidiary that is a party to such proposed license or other arrangement shall be permitted to enter into such proposed license or other arrangement, unless any of the terms or conditions thereof have changed in any material respect from the terms set forth in the materials provided to the Collateral Agent pursuant to clause (i) above, in which event the right of the Collateral Agent and the Required Lenders to consent to such proposed license or other arrangement shall be deemed to be revived and such proposed license or other arrangement shall not constitute a Permitted License unless and until Borrower delivers a new written notice to the Collateral Agent in accordance with clause (i) above and the requirements of clause (ii) above have been satisfied as to such proposed license or other arrangement (as so amended or modified). Notwithstanding the foregoing, “Permitted Licenses” shall not include any Excluded Licenses entered into after the Effective Date unless consented to in writing by the Collateral Agent or the Required Lenders. For the avoidance of doubt, the Sotagliflozin Agreement and XERMELO Agreement are “Permitted Licenses”.
“Permitted Liens” means:
(a)Liens pursuant to any Loan Document;
(b)Liens existing on the Effective Date and set forth on Schedule 12.3 of the Disclosure Letter (including, for the avoidance of doubt, any Liens securing the Indebtedness of Borrower under the iStar Mortgage and any Liens securing the Indebtedness of Lexicon Pharmaceuticals (New Jersey), Inc. under the New Jersey Lease);
(c)Liens for Taxes, assessments or governmental charges (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with Applicable Accounting Standards;
(d)Liens securing Permitted Indebtedness; provided, that such Liens shall not be senior in rank, order of priority or enforcement to the Liens granted under the Security Agreement;
(e)Permitted Licenses and Liens incurred pursuant to Permitted Licenses;
(f)(i) subject to Section 6.2(c), statutory or common law Liens of landlords, and (ii) statutory or common law Liens of carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business, in each case of either clause (i) or (ii) above, (A) which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled (or if filed have been discharged

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Asterisks denote omissions.

or stayed) and no other action has been taken to enforce such Lien or (B) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with Applicable Accounting Standards;
(g)pledges, deposits or Liens arising as a matter of law in the ordinary course of business (other than Liens imposed by ERISA) in connection with workers’ compensation, payroll taxes, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Borrower or any of its Subsidiaries;
(h)Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Section 7.6;
(i)Liens (including the right of set-off) in favor of banks or other financial institutions arising in connection with deposit or securities accounts held at such institutions; provided that such Liens are not given in connection with the incurrence of Indebtedness and relate solely to obligations for administrative and other banking fees and expenses incurred in the ordinary course of business in connection with the establishment or maintenance of such accounts; provided, further, that such Liens are within the general parameters customary in the banking industry;
(j)Liens that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts of Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (ii) relating to purchase orders and other agreements entered into with customers of Borrower or any of its Subsidiaries in the ordinary course of business ;
(k)leases, nonexclusive licenses, subleases or nonexclusive sublicenses and Liens on the property covered thereby, in each case, granted to third parties in the ordinary course of business which do not (i) interfere in any material respect with the business of Borrower or any of its Subsidiaries, taken as a whole, (ii) do not prohibit granting the Collateral Agent in favor and for the benefit of Lenders and the other Secured Parties a security interest therein (if and to the extent applicable), or (iii) secure any Indebtedness;
(l)Liens to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;
(m)Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any Permitted Acquisition or other acquisition of assets or property not otherwise prohibited under this Agreement;

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(n)any interest or title of a lessor or sublessor under any lease entered into by Borrower or any of its Subsidiaries in the ordinary course of business and otherwise permitted under this Agreement;
(o)easements, rights-of-way, restrictions, covenants, conditions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries;
(p)Liens, if any, arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Borrower or any of its Subsidiaries in the ordinary course of business;
(q)Liens existing on assets or properties at the time of its acquisition or existing on the assets or properties of any Person at the time such Person becomes a Subsidiary of Borrower, in each case after the date hereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary of Borrower, (ii) such Lien does not extend to or cover any other assets or properties (other than the proceeds or products thereof and other than after-acquired assets or properties subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired assets or properties, it being understood that such requirement shall not be permitted to apply to any assets or properties to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under clause (m) of the definition of “Permitted Indebtedness”;
(r)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business ;
(s)Liens, if any, arising from precautionary Code financing statement filings;
(t)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(u)any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries;
(v)Liens on specific items of Inventory and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such Inventory;
(w)Liens securing Indebtedness permitted under clause (m) of the definition of “Permitted Indebtedness”; provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, construction, repair, replacement or

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Asterisks denote omissions.

improvement (as applicable) of the assets or properties subject to such Liens, (ii) such Liens do not at any time encumber any assets or properties other than the assets or properties financed by such Indebtedness, replacements thereof and additions and accessions to such assets or properties and the proceeds and the products thereof and customary security deposits, and (iii) with respect to capitalized leases, such Liens do not at any time extend to or cover any assets or properties (except for additions and accessions to such assets or properties, replacements and products thereof and customary security deposits) other than the assets or properties subject to such capitalized leases;
(x)Liens securing Indebtedness permitted under clauses (f), (g), (i), (l), (o) and (p) of the definition of “Permitted Indebtedness” (as it relates to Indebtedness permitted under clauses (f), (g), (i), (l), and (o) of such definition);
(y)Liens securing obligations permitted under clause (e)(ii) of the definition of “Permitted Indebtedness” (as it relates to Indebtedness permitted under clause (e)(ii) of such definition) not to exceed $5,000,000 in the aggregate at any one time outstanding;
(z)Liens under the Texas Lease and the New Jersey Lease;
(aa)Liens not otherwise described in the foregoing clauses (a) through (z) with respect to obligations not to exceed $5,000,000 at any time outstanding; and
(bb)    the modification, replacement, extension or renewal of the Liens described in clauses (a) through (aa), but any such modification, replacement, extension or renewal must be limited to the assets or properties encumbered by the existing Lien (and any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) and the principal amount of any Indebtedness secured by such modification, replacement, extension or renewal may not increase other than by any reasonable premium or other reasonable amount paid and fees and expenses reasonably incurred in connection with the same; provided, however, that to the extent any of the foregoing Liens secure Indebtedness of a Credit Party, such Liens shall constitute Permitted Liens if and only to the extent that such Indebtedness constitutes Permitted Indebtedness.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA which is maintained or contributed to by Borrower or its Subsidiaries or their respective ERISA Affiliates or with respect to which Borrower or its Subsidiaries are subject to liability (including under Section 4069 of ERISA).
“Prepayment Premium” means, with respect to any prepayment of the Term Loans by Borrower pursuant to Section 2.2(c) or as a result of the acceleration of the Term Loans pursuant to Section 8.1(a), an amount equal to the product of the amount of such prepayment, multiplied by:

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(a)    if such prepayment occurs prior to the 48th-month anniversary of the Tranche A Closing Date, [**]; and
(b)    if such prepayment occurs on or after the 48th-month anniversary of the Tranche A Closing Date but prior to the 60th-month anniversary of the Tranche A Closing Date, [**].
“Products” means, collectively, any and all pharmaceutical products (a) sold commercially or exclusively out-licensed by Borrower or any other Credit Party at any time after the Effective Date (including any successor products thereto) and (b) for which an application to initiate human clinical trials has been submitted to FDA (or foreign equivalent) and not withdrawn and which is in active clinical development or commercialization by or on behalf of Borrower, any other Credit Party or any of their respective licensees or sublicensees, including, for the avoidance of doubt, XERMELO® (telotristat ethyl) and sotagliflozin.
“Register” is defined in Section 2.8(a).
“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
“Regulatory Agency” means a Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals.
“Regulatory Approval” means all approvals (including where applicable, pricing and reimbursement approval and schedule classifications), product or establishment licenses, registrations or authorizations of any Regulatory Agency necessary for the manufacture, use, storage, import, export, transport, offer for sale, or sale of any Product.
“Reinvestment Yield” means, with respect to the Called Principal, the yield to maturity implied by (a) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Life of such Called Principal as of such Settlement Date. Such implied yield will be determined by the Issuer, if necessary, by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Life. The Reinvestment Yield shall be rounded to two decimal places.

Confidential materials omitted and filed separately
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Asterisks denote omissions.

“Related Parties” means, with respect to any Person, any of such Person’s Affiliates and any partners, members, controlling Persons, directors, officers, employees, agents or sub-agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates; provided, however, that with respect to BioPharma Credit PLC in its capacity as the Collateral Agent, BioPharma Credit Investments IV Sub LP shall be deemed not to be a Related Party.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Remaining Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the date that is 36 months after the Tranche A Closing Date.
“[**]” means, [**].
“Required Lenders” means, prior to the Tranche A Closing Date, Lenders obligated with respect to greater than fifty percent (50%) of the Tranche A Commitments and, thereafter, Lenders representing greater than fifty percent (50%) of the outstanding principal amount of the Term Loans.
“Requirements of Law” means, as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, order, policy, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including Health Care Laws, FDA Laws and all applicable statutes, rules, regulations, standards, guidelines, policies and orders administered or issued by any foreign Governmental Authority), in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means, with respect to any Credit Party, any of the Chief Executive Officer, President, Chief Medical Officer, any Executive Vice President, Chief Commercial Officer, Chief Financial Officer, any Vice President or other senior officer of such Credit Party.
“Restricted License” means any material license or other agreement with respect to which a Credit Party is the licensee (a) that prohibits or otherwise restricts such Credit Party from granting a security interest in such Credit Party’s interest in such license or agreement in a manner enforceable under applicable law, or (b) for which a default under which could interfere with the Collateral Agent’s or any Lender’s right to sell any Collateral; provided that the Sotagliflozing Agreement and XERMELO Agreement shall not be considered a Restricted License.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

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Asterisks denote omissions.

“Sanofi” means Sanofi, a société anonyme under the laws of France, a named party to the Sotagliflozin Agreement, together with any of its permitted successors and assigns. For the purposes of this Agreement, “Sanofi” shall include Sanofi-Aventis Deutschland GmbH, a German corporation.
“SEC” shall mean the Securities and Exchange Commission and any analogous Governmental Authority.
“Secretary’s Certificate” means, with respect to any Person, a certificate of its Secretary (or other officer performing similar duties) on behalf of such Person certifying that (a) attached to such certificate is a true, correct, and complete copy of the Borrowing Resolutions then in full force and effect, (b) such certificate sets forth the name(s) and title(s) of the Responsible Officers of such Person authorized to execute the Loan Documents to which such Person is a party on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (c) that the Collateral Agent and Lenders may conclusively rely on such certificate with respect to the authority of such Responsible Officers unless and until such Person shall have delivered to the Collateral Agent a further certificate canceling or amending such prior certificate.
“Secured Parties” means Lender, each other Indemnified Person and each other holder of any Obligation of a Credit Party.
“Securities Account” means any “securities account” as defined in the Code.
“Securities Act” means the Securities Act of 1933.
“Security Agreement” means the Guaranty and Security Agreement, dated as of the Effective Date, by and among the Credit Parties and the Collateral Agent, as such may be amended, restated, supplemented or otherwise modified from time to time.
“Settlement Date” has the meaning set forth in the definition of “Discounted Value”.
“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets (including goodwill minus disposition costs) of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities (including trade debt) of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Sotagliflozin Agreement” means that certain Collaboration and License Agreement, dated November 5, 2015, between Borrower and Sanofi, as amended by Amendment No. 1 dated July 1, 2017, and as may be further amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

Confidential materials omitted and filed separately
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Asterisks denote omissions.

“Specified Disputes” is defined in Section 4.6(j).
“Specified Subsidiary” means each of (i) Lex-Gen Woodlands, L.P. (ii) Lex-Gen Woodlands, GP, LLC, (iii) Lex-Gen (Delaware), LLC and (iv) Lion Acquisition Corporation.
“SSA” means the Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code.
“Stock Acquisition” means the purchase or other acquisition by Borrower or any of its Subsidiaries of all of the Equity Interests (by merger, stock purchase or otherwise) of any other Person.
“Subordinated Debt” means any term Indebtedness incurred by any Credit Party or any Subsidiary thereof (including any Indebtedness permitted in connection with any Permitted Acquisition) that (a) is subordinated in right of payment to the Obligations pursuant to a subordination, intercreditor or other similar agreement that is in form and substance satisfactory to the Collateral Agent (which agreement shall include turnover provisions that are satisfactory to the Collateral Agent), (b) is not subject to scheduled amortization, redemption (mandatory or voluntary), sinking fund or similar payment and does not have a final maturity, in each case, before the date that is twelve (12) months after the Term Loan Maturity Date, (c) does not include any covenants or any agreements that, individually or taken as a whole, are more restrictive or onerous on any Credit Party in any material respect than any comparable covenants in this Agreement, and (d) does not provide or otherwise include provisions having the effect of providing that a default or event of default (or the equivalent thereof, however described) under or in respect of such Indebtedness shall exist, or such Indebtedness shall otherwise become due prior to its scheduled maturity or the holder or holders thereof or any trustee or agent on its or their behalf shall be permitted (with or without the giving of notice, the lapse of time or both) to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, in any such case upon the occurrence of a Default or Event of Default unless and until the Obligations have been declared, or have otherwise automatically become, immediately due and payable pursuant to Section 8.1(a).
“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Credit Party.
“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including any tax of any kind whatsoever (whether disputed or not) imposed by any Governmental Authority).

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Asterisks denote omissions.

“Term Loan” means each of the Tranche A Loan and the Tranche B Loan, as applicable, and “Term Loans” means, collectively, the Tranche A Loan and the Tranche B Loan; provided, however, that in the event the Tranche B Loan is not made on the Tranche B Closing Date, “Term Loans” shall mean only the Tranche A Loan.
“Term Loan Maturity Date” means the five-year anniversary of the Tranche A Closing Date.
“Territory” means the United States, each country in the European Union and all other countries in which any Product has been Commercialized, or in which any attempt to Commercialize any Product has occurred (such as submission of applications to Governmental Authorities).
“Texas Lease” means that certain Lease Agreement, dated as of April 21, 2004, by and between Lex-Gen Woodlands, L.P. and Borrower with respect to the Texas Property, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Texas Property” means that certain real property owned by the Lex-Gen Woodlands, L.P. located at 8800 Technology Forest Place, The Woodlands, Texas 77381 and at 4000 Research Forest Dr., The Woodlands, Texas 77381.
“Third Party IP” is defined in Section 4.6(n).
“Trademark License” means any agreement, whether written or oral, providing for the grant by or to a Person of any right to use any Trademark.
“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, multinational body or any political subdivision thereof (and all related IP Ancillary Rights) and (b) all renewals thereof.
“Tranche A Closing Date” means the date on which the Tranche A Loan is advanced by Lenders, which, subject to the satisfaction of the conditions precedent to the Tranche A Loan set forth in Sections 3.1, 3.3 and 3.5 shall be ten (10) Business Days following the Effective Date or such earlier date as agreed by Lenders.
“Tranche A Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche A Loan on the Tranche A Closing Date in the aggregate principal amount set forth opposite such Lender’s name on Exhibit E attached hereto or in a Lender Transfer, as applicable.
“Tranche A Loan” is defined in Section 2.2(a)(i).
“Tranche A Loan Amount” means an aggregate principal amount equal to One Hundred and Fifty Million Dollars ($150,000,000.00).

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“Tranche A Note” means a promissory note in substantially the form attached hereto as Exhibit C-1, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Tranche B Closing Date” means the date on which the Tranche B Loan is advanced by Lenders, which, subject to the satisfaction of the conditions precedent to the Tranche B Loan set forth in Sections 3.2, 3.3 and 3.5, shall be the earlier of (a) twenty (20) Business Days following the delivery by Borrower to the Collateral Agent of a completed Payment/Advance Form with respect to the Tranche B Loan in accordance with Section 3.5 and (b) March 20, 2019.
“Tranche B Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche B Loan on the Tranche B Closing Date in an aggregate principal amount equal to the percentage of the Tranche B Loan Amount set forth opposite such Lender’s name on Exhibit E attached hereto or in a Lender Transfer, as applicable.
“Tranche B Loan” is defined in Section 2.2(a)(ii).
“Tranche B Loan Amount” means, if Net Sales for the fiscal quarter preceding the Tranche B Closing Date are greater than $25,000,000, $50,000,000. For the avoidance of doubt, if Net Sales for the fiscal quarter preceding the Tranche B Closing Date are less than or equal to $25,000,000, the Tranche B Loan Amount equals zero.
“Tranche B Note” means a promissory note in substantially the form attached hereto as Exhibit C-2, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Transfer” is defined in Section 6.1.
“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws applicable to such programs.
“XERMELO Agreement” means that certain License and Collaboration Agreement, dated October 21, 2014, between Borrower and Ipsen Pharma SAS, a French corporation, as amended by the First Amendment, dated March 17, 2015, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“United States” or “U.S.” means the United States of America, each state and territory thereof and the District of Columbia.
“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Requirements of Law) are owned by such Person or another Wholly-Owned Subsidiary of such Person. Unless the context otherwise requires, each reference to a Wholly-Owned Subsidiary herein shall be a reference to a Wholly-Owned Subsidiary of a Credit Party.

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Asterisks denote omissions.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.
LEXICON PHARMACEUTICALS, INC.,
as Borrower

By:
Name:
Title:

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SYMPHONY ICON, INC.,
as a Guarantor

By:
Name:
Title:

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Asterisks denote omissions.

LEXICON PHARMACEUTICALS (NEW JERSEY), INC.,
as a Guarantor

By:
Name:
Title:

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BIOPHARMA CREDIT PLC,
as Collateral Agent and a Lender

By:
Name:
Title:

BIOPHARMA CREDIT INVESTMENTS IV SUB LP,
as a Lender

By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By:
Name: Pedro Gonzalez de Cosio
Title: Managing Member

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with the Securities and Exchange Commission.
Asterisks denote omissions.

EXHIBIT A - PAYMENT/ADVANCE FORM
The undersigned, being the duly elected and acting _____________________ of LEXICON PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), does hereby certify, solely in his/her capacity as an authorized officer of Borrower and not in his/her personal capacity, to BIOPHARMA CREDIT PLC, in its capacity as the Collateral Agent, in connection with that certain Loan Agreement dated as of December 4, 2017 by and among Borrower, the Guarantor Subsidiaries from time to time party thereto, the Collateral Agent, the Lenders and the other parties thereto (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that, on the Tranche [A][B] Closing Date:
1.the representations and warranties made by the Credit Parties in Section 4 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects, unless any such representation or warranty is stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change,” or similar language shall be true and correct in all respects on the Tranche [A][B] Closing Date1 or as of such earlier date, as applicable);
2.no Default or an Event of Default has occurred since the [Effective Date]2 [Tranche A Closing Date]3 or is occurring as of the date hereof;
3.each of the Credit Parties is in compliance with the covenants and requirements contained in Sections 5 and 6 of the Loan Agreement;
4.all conditions referred to in Section 3 of the Loan Agreement to the making of the Term Loan to be made on or about the date hereof have been satisfied (or waived in writing by the Collateral Agent or the Required Lenders);
5.no Material Adverse Change or Change in Control has occurred;
6.the undersigned is a Responsible Officer; and
7.the proceeds of the [Tranche A Loan] [Tranche B Loan]4 shall be disbursed as set forth on Attachment A hereto.
Dated: ___________________, 201_
[signature page follows]

_____________________________
1As applicable
2To be included in Payment/Advance Form for Tranche A Loan only.
3To be included in Payment/Advance Form for Tranche B Loan only.
4As applicable.

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Asterisks denote omissions.

LEXICON PHARMACEUTICALS, INC.,
as Borrower

By:
Name:
Title:

Signature Page to Lease Agreement

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Asterisks denote omissions.

EXHIBIT B - COMPLIANCE CERTIFICATE
TO:        BIOPHARMA CREDIT PLC
FROM:    LEXICON PHARMACEUTICALS, INC.
The undersigned authorized officer of LEXICON PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”) hereby certifies, solely in his/her capacity as a Responsible Officer of Borrower and not in his/her personal capacity, that in accordance with the terms and conditions of the Loan Agreement (the “Loan Agreement”; capitalized terms used, but not defined herein having the meanings given them in the Loan Agreement) dated as of December 4, 2017 by and among Borrower, the Guarantor Subsidiaries from time to time party thereto, BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales (as “Collateral Agent”) and the Lenders:
(i)    The Credit Parties are in complete compliance for the period ending _______________ with all required covenants except as noted below;
(ii)    No Default or Event of Default has occurred and is continuing, except as noted below;
(iii)    Each Credit Party and each of its Subsidiaries has timely filed all U.S. federal income Tax returns and other material Tax returns and reports (or extensions thereof) of each Credit Party and each of its Subsidiaries required to be filed by any of them and such returns and reports are correct in all material respects, and has timely paid all material Taxes owed which are due and payable by such Credit Party or Subsidiary or upon their respective properties, assets, income, businesses and franchises, except as otherwise permitted pursuant to the terms of Section 4.10 or Section 5.4 of the Loan Agreement; and
(iv)    No Liens have been levied or claims made against any Credit Party or any of its Subsidiaries relating to unpaid employee payroll or benefits of which (a) such Credit Party has not previously provided written notification to the Collateral Agent or (b) which do not constitute Permitted Liens.
Attached are the required documents, if any, supporting our certification(s). The undersigned Responsible Officer on behalf of Borrower further certifies that the attached financial statements (which shall not be attached if such financial statements are deemed delivered by filing with the SEC on Form 10-Q or 10-K as applicable) fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of applicable the dates and for the applicable periods in accordance with Applicable Accounting Standards consistently applied.
Date: ______________________
[signature page follows]

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

LEXICON PHARMACEUTICALS, INC.,
as Borrower

By:
Name:
Title:

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with the Securities and Exchange Commission.
Asterisks denote omissions.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Complies
1)	Annual Financial Statements	120 days after year end	Yes	No	N/A
2)	Quarterly Financial Statements	60 days after quarter end	Yes	No	N/A
3)	Other Statements after an Event of Default	5 days after delivery	Yes	No	N/A
4)	Legal Action Notice	Promptly	Yes	No	N/A
5)	Notice of Default, etc.	Promptly (within 5 Business Days) after knowledge	Yes	No	N/A
6)	IP Report	Promptly (within 5 Business Days), when required	Yes	No	N/A

Deposit and Securities Accounts	(Please list all accounts and indicate each Excluded Account with an asterisk (*); attach separate sheet if additional space needed)

	Bank	Account Number	New Account?		Acct Control Agmt in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No
5)			Yes	No	Yes	No
6)			Yes	No	Yes	No

Other Matters
	Have there been any changes in management since the last Compliance Certificate?			Yes	No

	Have there been any prohibited Transfers?			Yes	No
Exceptions

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Asterisks denote omissions.

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

LENDER USE ONLY

	Compliance Status	Yes	No

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EXHIBIT C

EXHIBIT C-1
TRANCHE A NOTE
THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF THE ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THE NOTE, PLEASE CONTACT [Name of person at company or title, e.g. Chief Financial Officer], [address or telephone number].
$___________.00    Dated: _____________, 2017
FOR VALUE RECEIVED, the undersigned, LEXICON PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to [INSERT NAME OF LENDER], or its registered assigns (“Lender”) the principal amount of [INSERT SUCH LENDER’S TRANCHE A COMMITMENT] DOLLARS ($___________.00), plus interest on the aggregate unpaid principal amount hereof at a rate (which rate shall be fixed for the duration of the Tranche A Loan) equal to nine percent (9.00%) per annum, and in accordance with the terms of the Loan Agreement dated as of December 4, 2017 by and among Borrower, the Guarantor Subsidiaries from time to time party thereto, the Collateral Agent, and the Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount, all accrued and unpaid interest hereunder, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents shall be due and payable on the Term Loan Maturity Date. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.
The Tranche A Loan, including all unpaid principal thereunder, is due and payable in full on the Term Loan Maturity Date. Interest shall accrue on this Tranche A Note commencing on, and including, the date of this Tranche A Note, and shall accrue on this Tranche A Note, or any portion thereof, for the day on which this Tranche A Note or such portion is paid. Interest on this Tranche A Note shall be payable in accordance with Section 2.3 of the Loan Agreement.
Principal, interest and all other amounts due with respect to this Tranche A Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Tranche A Note.
The Loan Agreement, among other things, (a) provides for the making of secured Term Loans by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
This Tranche A Note may not be prepaid except as set forth in Section 2.2(c) of the Loan Agreement.

Confidential materials omitted and filed separately
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Asterisks denote omissions.

This Tranche A Note and the obligation of Borrower to repay the unpaid principal amount of this Tranche A Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.
Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Tranche A Note are hereby waived.
Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due in accordance with the Loan Agreement.
Upon repayment in full of all Obligations evidenced by this Tranche A Note, this Tranche A Note shall be automatically deemed cancelled and of no further force or effect.
THIS TRANCHE A NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.
Note Register; Ownership of Note. The ownership of an interest in this Tranche A Note shall be registered on a record of ownership maintained by the Collateral Agent. Notwithstanding anything else in this Tranche A Note to the contrary, the right to the principal of, and stated interest on, this Tranche A Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Tranche A Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Tranche A Note on the part of any other Person.
IN WITNESS WHEREOF, Borrower has caused this Tranche A Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.
BORROWER:

LEXICON PHARMACEUTICALS, INC.,
as Borrower

By:
Name:
Title:

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EXHIBIT C-2
TRANCHE B NOTE
THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF THE ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THE NOTE, PLEASE CONTACT [Name of person at company or title, e.g. Chief Financial Officer], [address or telephone number].
$_____________.00    Dated: ____________ __, 201_
FOR VALUE RECEIVED, the undersigned, LEXICON PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to [INSERT NAME OF LENDER], or its registered assigns (“Lender”) the principal amount of [INSERT SUCH LENDER’S TRANCHE B COMMITMENT] DOLLARS ($___________.00), plus interest on the aggregate unpaid principal amount hereof at a rate (which rate shall be fixed for the duration of the Tranche B Loan) equal to nine percent (9.00%) per annum, and in accordance with the terms of the Loan Agreement dated as of December 4, 2017 by and among Borrower, Guarantor Subsidiaries from time to time party thereto, the Collateral Agent, and the Lenders and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount, all accrued and unpaid interest hereunder, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents shall be due and payable on the Term Loan Maturity Date. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.
The Tranche B Loan, including all unpaid principal thereunder, is due and payable in full on the Term Loan Maturity Date. Interest shall accrue on this Tranche B Note commencing on, and including, the date of this Tranche B Note, and shall accrue on this Tranche B Note, or any portion thereof, for the day on which this Tranche B Note or such portion is paid. Interest on this Tranche B Note shall be payable in accordance with Section 2.3 of the Loan Agreement.
Principal, interest and all other amounts due with respect to this Tranche B Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Tranche B Note.
The Loan Agreement, among other things, (a) provides for the making of secured Term Loans by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
This Tranche B Note may not be prepaid except as set forth in Section 2.2(c) of the Loan Agreement.

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

This Tranche B Note and the obligation of Borrower to repay the unpaid principal amount of this Tranche B Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.
Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Tranche B Note are hereby waived.
Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due in accordance with the Loan Agreement.
Upon repayment in full of all Obligations evidenced by this Tranche B Note, this Tranche B Note shall be automatically deemed cancelled and of no further force or effect.
THIS TRANCHE B NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.
Note Register; Ownership of Note. The ownership of an interest in this Tranche B Note shall be registered on a record of ownership maintained by the Collateral Agent. Notwithstanding anything else in this Tranche A Note to the contrary, the right to the principal of, and stated interest on, this Tranche B Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Tranche B Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Tranche B Note on the part of any other Person.
IN WITNESS WHEREOF, Borrower has caused this Tranche B Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.
BORROWER:

LEXICON PHARMACEUTICALS, INC.,
as Borrower

By:
Name:
Title:

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Asterisks denote omissions.

EXHIBIT D
SOLVENCY CERTIFICATE
__________, 2017
This SOLVENCY CERTIFICATE (this “Certificate”) is delivered by the undersigned solely in his capacity as Executive Vice President, Corporate and Administrative Affairs and Chief Financial Officer of LEXICON PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), in connection with and pursuant to that certain Loan Agreement, dated as of December 4, 2017 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Borrower, the Guarantor Subsidiaries from time to time party thereto, the Lenders and BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales (as “Collateral Agent”). Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
I am the duly qualified and acting Executive Vice President, Corporate and Administrative Affairs and Chief Financial Officer of Borrower, acting for and on behalf of the Credit Parties. In such capacity, I am the senior most financial officer of the Credit Parties, and, in such capacity, I have participated actively in the management of the financial affairs of Borrower and its Subsidiaries.
I have, together with other officers of Borrower, acted on behalf of the Credit Parties in connection with the negotiation of the Loan Agreement and the other agreements and documents contemplated thereby, and I am familiar with the terms and conditions thereof and the definitions contained in the Loan Agreement relating thereto.
I have participated in the preparation of, and I have reviewed, the financial statements of Borrower and each of its Subsidiaries referred to in Section 3.1(n)) of the Loan Agreement, as well as additional information with respect to the assets and liabilities of Borrower and its Subsidiaries, and have made such other investigations and inquiries I have deemed appropriate, having taken into account the nature of the particular business in which Borrower and its Subsidiaries are engaged or anticipate being engaged after consummation of the transactions contemplated by the Loan Agreement.
I have carefully reviewed the contents of this Certificate, and have conferred with counsel for Borrower for the purpose of discussing the meaning of the legal terms in this Certificate.
Based on the foregoing, I have reached the following conclusions:
As of the date hereof, both before and after giving effect to the transactions contemplated by the Loan Agreement occurring on the date hereof, including the incurrence of Indebtedness under the Tranche A Note, and after giving effect to the application of the proceeds

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thereof, (a) Borrower is Solvent and (b) Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
For purposes of this Certificate, in computing the amount of any contingent or unliquidated liabilities as of the date hereof, such liabilities have been computed at the amount that, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.
No Credit Party has executed the Loan Agreement or any documents referred to therein, or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors, including the Lenders.
I understand that each Lender and the Collateral Agent is relying on the truth and accuracy of the foregoing in connection with the funding of the Term Loans and other extensions of credit to Borrower pursuant to the Loan Agreement.
[Signature Page Follows]

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Asterisks denote omissions.

In my capacity as the Executive Vice President, Corporate and Administrative Affairs and Chief Financial Officer of Borrower, I represent the foregoing information to be, to the best of my knowledge and belief, true and correct and execute this Certificate on behalf of the Credit Parties in the capacity set forth above as of the date first written above.
LEXICON PHARMACEUTICALS, INC.

By:
Name:    Jeffrey L. Wade
Title:    Executive Vice President, Corporate and
Administrative Affairs and Chief Financial
Officer

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Asterisks denote omissions.

EXHIBIT E
COMMITMENTS; NOTICE ADDRESSES

Lender	Commitments	Notice Address
BioPharma Credit PLC	Tranche A Commitment: $124,500,000.00 Tranche B Commitment: $41,500,000.00	BioPharma Credit PLC [**] with copies (which shall not constitute notice) to: Pharmakon Advisors LP [**] and Akin Gump Strauss Hauer & Feld LLP [**]
BioPharma Credit Investments IV Sub LP	Tranche A Commitment: $25,500,000.00 Tranche B Commitment: $8,500,000.00	BioPharma Credit Investments IV Sub LP [**] with copies (which shall not constitute notice) to: Pharmakon Advisors LP [**] and Akin Gump Strauss Haur & Feld LLP [**]